             Registration Statement Under the Securities Act of 1933

                United States Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM SB-2

                                HEALTHSPORT, INC.
                 (Name of small business issuer in its charter)

       DELAWARE                         2834                     22-2649848
       --------                         ----                     ----------
(State or jurisdiction of           (Primary Standard         (I.R.S. employer
     incorporation             Industrial classification     identification no.)
    or organization)                 Code Number)

                  7633 E 63rd Place, Suite 220, Tulsa, OK 74133
          (Address and telephone number of principal executive offices)

                       Issuer's Telephone: (877) 570-4776
                   ------------------------------------------

                           CUSIP NUMBER - 42223C 10 6

Approximate date of proposed sale to public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each class        Number of         Proposed Maximum      Proposed Maximum
Of Securities to be        Shares to        Offering price per    Aggregate Offering         Amount of
    Registered           be registered           unit (1)                Price           Registration Fee
    ----------           -------------           --------                -----           ----------------
Common stock,
 Par value $.0001         22,249,952              $2.20            $48,949,894.40            $1,502.77
                                                                                             ---------
Total registration fee (2)                                                                   $1,502.77
                                                                                             =========

_________________
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion: dated June __, 2007

                                   PROSPECTUS

                                HEALTHSPORT, INC.

                                22,249,952 Shares

This Prospectus covers 22,249,952 shares of common stock of HealthSport, Inc. being offered for resale by certain selling shareholders. We will not receive any proceeds from sales of shares of our common stock by the selling shareholders named on page 26.

Our common stock is listed on the OTC Bulletin Board under the trading symbol "HSPO."

Sales will be made on the OTC Bulletin Board at prevailing prices. On May 30, 2007, the closing price of our common stock was $2.25.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June _____, 2007.

                                               TABLE OF CONTENTS

PART I - INFORMATION REQUIRED IN PROSPECTUS

         ITEM 1:           Front of Registration Statement and Outside Front Cover of Prospectus        1
         ITEM 2:           Inside Front and Outside Back Cover Pages of Prospectus                      2
         ITEM 3:           Summary Information and Risk Factors                                         4
         ITEM 4:           Use of Proceeds                                                             26
         ITEM 5:           Determination of Offering Price                                             26
         ITEM 6:           Dilution                                                                    26
         ITEM 7:           Selling Security Holders                                                    26
         ITEM 8:           Plan of Distribution                                                        30
         ITEM 9:           Legal Proceedings                                                           31
         ITEM 10:          Directors, Executive Officers, Promoters and Control Persons                32
         ITEM 11:          Security Ownership of Certain Beneficial Owners and Management              35
         ITEM 12:          Description of Securities                                                   38
         ITEM 13:          Interest of Named Experts and Counsel                                       39
         ITEM 14:          Disclosure of Commission Position on Indemnification for Securities Act
                           Liabilities                                                                 39
         ITEM 15:          Organization within Last Five Years                                         39
         ITEM 16:          Description of Business                                                     43
         ITEM 17:          Management's Discussion and Analysis or Plan of Operation                   53
         ITEM 18:          Description of Property                                                     61
         ITEM 19:          Certain Relationships and Related Transactions                              61
         ITEM 20:          Market for Common Equity and Related Stockholder Matters                    62
         ITEM 21:          Executive Compensation                                                      64
         ITEM 22:          Financial Statements                                                        67
         ITEM 23:          Changes in and Disagreements With Accountants on Accounting and
                           Financial Disclosure                                                       154

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 24:          Indemnification of Directors and Officers                                  154
         ITEM 25:          Other Expenses of Issuance and Distribution                                155
         ITEM 26:          Recent Sales of Unregistered Securities                                    155
         ITEM 27:          Exhibits                                                                   155
         ITEM 28:          Undertakings                                                               156


ITEM 3:  SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

This Summary contains what we believe is the most important information about us and the offering. You should read the entire document for a complete understanding of our business and the transactions in which we are involved. The purchase of the securities offered by this Prospectus involves a high degree of risk. See the "Risk Factors" section of this Prospectus.


                            ORGANIZATION AND BUSINESS

HealthSport, Inc., a Delaware corporation ("HealthSport," "HSPO" or the "Company"), is publicly traded on the OTC Bulletin Board under the ticker symbol HSPO. HealthSport is focused exclusively on the development, manufacturing and marketing of edible film strip products using its proprietary bi-layer technology. HealthSport's film strip technology provides rapid dissolution and release of active ingredients when the strip comes in contact with saliva in the mouth.

HealthSport operates through two principal subsidiaries, Enlyten, Inc. ("Enlyten"), a Nevada Corporation, and InnoZen, Inc. ("InnoZen"), a Delaware corporation. Enlyten was formed as a wholly-owned subsidiary in late 2006 and focuses on marketing and selling edible film strips. The acquisition of InnoZen was completed on May 4, 2007, for 18,250,000 shares of our common stock which were issued to the shareholders of InnoZen.

InnoZen is the preeminent formulator, developer and manufacturer of thin film strips that deliver drug actives and was the first company to deliver a drug active in a thin film strip when it completed the development of the Chloraseptic(R) Sore Throat Relief Strips(TM) in June 2003. Relying on its expertise in developing the Chloraseptic Sore Throat Strips, InnoZen developed two new thin-strip products for cough in 2003 and the beginning of 2004. InnoZen launched its two new film-strip products under its own Suppress(R) brand in September 2004.

Using InnoZen's in-house research and development and manufacturing capabilities, HealthSport has the ability to more rapidly formulate and develop new thin film products and other products using various additional oral delivery systems such as gels. As a result, HealthSport anticipates a steady stream of new products to expand the Enlyten brand line. The implementation of HealthSport's sales and marketing models for each product line will play an integral role in creating brand awareness through the application of traditional and non-traditional sales techniques.

Our principal executive office is located at 7633 E 63rd Place, Suite 220, Tulsa, Oklahoma 74133 and our telephone number is (877) 570-4776. We maintain a website at www.healthsportinc.com. We have not incorporated by reference into this prospectus the information on our website and, you should not consider it to be a part of this prospectus.

                                  THE OFFERING

This Prospectus covers up to 22,249,952 shares of our common stock which may be sold by the selling shareholders identified in this Prospectus.

As of the date of this Prospectus, there were 41,731,897 shares of our common stock outstanding. This number of outstanding shares excludes shares of common stock underlying common stock options and warrants. As of May 21, 2007, options to acquire 1,040,000 shares of our common stock at an average exercise price of $2.16 per share are outstanding and options to acquire 2,825,390 shares of our common stock at an average exercise price of $1.37 per share were granted to employees, directors and consultants of InnoZen to replace their InnoZen options. In addition, warrants to acquire 78,750 shares of our common stock at an exercise price of $20.00 per share are outstanding. The options to acquire 1,040,000 shares have a weighted average life of 2.54 years, the options to acquire 2,825,390 shares have a weighted average life of 2.95 years and the warrants expire, 75,000 in August 2007 and the balance in November 2007.

                                FINANCIAL SUMMARY

The financial data set forth below as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 is unaudited. The financial data set forth below as of December 31, 2006 and for the years ended December 31, 2006 and 2005 is derived from our audited financial statements audited by Creason & Associates, P.L.L.C., independent registered public accountants, included elsewhere in this Prospectus. The financial data set forth below should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." All statistical data set forth herein is unaudited.

HEALTHSPORT, INC. AND SUBSIDIARIES
Balance Sheets
March 31, 2007 and December 31, 2006
                                                                      March 31,
                                                                         2007          December 31,
                                                                      (Unaudited)          2006
                                                                      ------------     ------------
                                   ASSETS

Current assets
  Cash and cash equivalents                                           $  1,977,660     $    318,144
  Notes receivable and advances to InnoZen, Inc.                           750,000          250,000
  Stock subscription receivable                                                 --          250,000
  Other current assets                                                     760,755          149,492
                                                                      ------------     ------------
     Total current assets                                                3,488,415          967,636
Property and equipment, net                                                 41,510               --
Intangible assets, net                                                   3,656,098        3,684,504
Other non-current assets                                                    66,100               --
                                                                      ------------     ------------
     Total assets                                                     $  7,252,123     $  4,652,140
                                                                      ============     ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses                               $    326,454     $     57,848
                                                                      ------------     ------------
     Total liabilities                                                     326,454           57,848
                                                                      ------------     ------------

Commitments and contingencies

Stockholders' equity:
  Common stock: $.0001 par value; authorized 500,000,000 shares;
    issued and outstanding 21,069,612 shares and 19,331,945 shares
    at March 31, 2007 and December 31, 2006, respectively                    2,107            1,933
  Additional paid-in capital                                            31,681,928       28,302,084
  Accumulated deficit                                                  (24,758,366)     (23,709,725)
                                                                      ------------     ------------
     Total stockholders' equity                                          6,925,669        4,594,292
                                                                      ------------     ------------
          Total liabilities and stockholders' equity                  $  7,252,123     $  4,652,140
                                                                      ============     ============

                                                 6

HEALTHSPORT, INC.
Consolidated Statements of Operations
Years Ended December 31, 2006 and 2005


                                                                   2006            2005
                                                                -----------     -----------

Revenues                                                        $     1,137     $        --
Cost of sales                                                           548              --
                                                                -----------     -----------
     Gross profit                                                       589              --
Costs and expenses:
     Selling, general and administrative expense                    590,603       1,030,861
     Non-cash compensation                                          119,625              --
     Asset impairments and abandonments                               1,491         311,002
     Equity in joint venture loss                                        --         134,691
                                                                -----------     -----------
          Total costs and expenses                                  711,719       1,476,554
                                                                -----------     -----------
               Loss from continuing oprations                      (711,130)     (1,476,554)
Other (income) expense:
     Interest expense                                               424,802         400,911
     Beneficial conversion feature of convertible debenture         400,000              --
     Interest income                                                 (8,137)             --
                                                                -----------     -----------
          Other expense, net                                        816,665         400,911
                                                                -----------     -----------
Net loss from continuing operations before minority interest     (1,527,795)     (1,877,465)
     Minority interest                                               89,748              --
                                                                -----------     -----------
          Loss from continuing operations                        (1,438,047)     (1,877,465)
                                                                -----------     -----------
Discontinued operations
     Loss from discontinued operations                                   --         (28,960)
                                                                -----------     -----------
          Net loss                                              $(1,438,047)    $(1,906,425)
                                                                ===========     ===========
Net loss per share, basic and diluted
     Continuing operations                                      $     (0.29)    $     (3.20)
     Discontinued operations                                             --           (0.05)
                                                                -----------     -----------
                                                                $     (0.29)    $     (3.25)
                                                                ===========     ===========

Weighted average shares outstanding, basic and diluted            4,989,225         585,945
                                                                ===========     ===========


                                            7



HEALTHSPORT, INC.
Consolidated Statements of Operations
Three Months Ended March 31, 2007 and 2006


                                                              2007             2006
                                                          ------------     ------------

Revenues                                                  $      5,897     $         --
Cost of sales                                                    3,877               --
                                                          ------------     ------------
     Gross profit                                                2,020               --
Costs and expenses:
     General and administrative expense                        262,771           18,045
     Marketing and selling expense                             409,173               --
     Non-cash compensation expense                             387,944               --
     Asset impairments and abandonments                             --            1,491
                                                          ------------     ------------
          Total costs and expenses                           1,059,888           19,536
                                                          ------------     ------------
               Loss from continuing oprations               (1,057,868)         (19,536)
Other (income) expense:
     Interest expense                                               --          135,909
     Interest income                                            (9,227)              --
                                                          ------------     ------------
          Other expense, net                                    (9,227)         135,909
                                                          ------------     ------------
 Net loss before income taxes                               (1,048,641)        (155,445)
     Income taxes                                                   --               --
                                                          ------------     ------------
Net loss                                                  $ (1,048,641)    $   (155,445)
                                                          ============     ============

Net loss per share, basic and diluted                     $      (0.05)    $      (0.23)
                                                          ============     ============

Weighted average shares outstanding, basic and diluted      19,995,308          668,106
                                                          ============     ============


                                       8

                                  RISK FACTORS

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND ALL OF THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS AND THE REGISTRATION STATEMENT BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IF ANY OF THE EVENTS OR DEVELOPMENTS DESCRIBED BELOW OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE NEGATIVELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT IN OUR COMMON STOCK. RISKS RELATED TO OUR BUSINESS AND INDUSTRY

         WE HAVE A HISTORY OF NET LOSSES AND MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY.

We recently commenced our current business and have a limited history of operations and earnings. Since commencing this business, we have had losses of $1,438,047 in 2006 and $1,877,465 in 2005. These losses exclude our recently acquired manufacturing operations, which had losses of $__________ in 2006 and $1,014,994 in 2005. Our losses may increase in the future as we launch and build our branded products, expand our manufacturing capabilities, incur additional costs related to our research and development activities, and seek additional regulatory approvals in domestic and foreign markets. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders' equity. We have historically experienced considerable quarter-to-quarter variation in our results of operations and may not generate sufficient revenues from product sales to achieve or maintain profitable operations in the future. If we are unable to reduce our annual losses and achieve profitability, the value of our common stock will decline.

         WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL CAPITAL THAT MAY BE NECESSARY FOR GROWTH AND MARKET PENETRATION OR TO CONTINUE OUR OPERATIONS.

The core of our strategy involves the development of our thin film drug delivery technology to targeted consumers. This area of product development requires formulation, stability, validation and analytical testing and in certain circumstances regulatory approvals prior to realizing any product revenue, which can experience numerous delays. We may need to raise additional funds through public or private debt or equity financings in order to develop or acquire new products or new product candidates, expand our manufacturing capacity, establish and expand our sales and marketing capabilities, obtain FDA approval for our product candidates and continue our commercial growth. Any additional equity financings may be on terms that are dilutive to our stockholders. Any debt financings we enter into may involve incurring significant interest expense and include covenants that restrict our operations. If we raise additional funds through collaborations or licensing arrangements, it may be necessary to relinquish some rights to our technologies, product candidates or products, or grant licenses on terms that are not favorable to us. Our ability to raise additional funds will depend on financial, economic, and market conditions and other factors, many of which are beyond our control. We may not be able to obtain financing on terms acceptable to us or at all. If financing is insufficient or unavailable, we will have to modify our growth and marketing strategies and scale back operations by delaying, reducing the scope of, or eliminating one or more of our planned developments, commercialization, or expansion activities. This may negatively affect the commercial expansion of our existing products and our ability to bring new products to market, which could have a material adverse effect on our business, financial condition and results of operations.

         WE MAY NOT BE ABLE TO SUCCESSFULLY MARKET OUR PRODUCTS.

Our future growth will depend in large part on our ability to successfully launch and build our branded products. Our primary products are in the sports nutrition, energy and children's markets and our competitors in these markets have significantly great resources, brand recognition and sale and marketing experience than we do. We are developing our marketing and brand-building strategies and believe that we will reach our target markets and consumers but there is no guarantee that our marketing and sales strategies will be successful or that our competitors will not adopt more persuasive or broad marketing and sales strategies that may harm our sales and our business. If our marketing and sales strategies are flawed or our competitors develop more successful marketing strategies, the commercial viability of our products could be significantly impaired.

         IF OUR PRODUCTS DO NOT ACHIEVE MARKET ACCEPTANCE, WE WILL BE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM THEM.

The commercial success of our products will depend primarily on achieving market acceptance of edible film strip product s among consumers. To accomplish this, we, together with our collaborators, will have to convince physicians, sports trainers, consumers and other healthcare professionals that edible film strip products consistently offer benefits that are comparable to or superior to existing products. If we are not successful in these efforts, market acceptance of our products could be limited, if at all. Even if we demonstrate the safety and effectiveness of our products, the healthcare community and consumers may prefer already accepted products based upon established delivery technologies or competing new technologies. Additional factors that may influence market acceptance of our products include:

         o convenience and ease of use edible film strips versus other, more established products;

         o availability of alternative and competing products or drug deliver technologies;

         o effectiveness of our marketing, distribution and pricing strategies; and

         o publicity concerning our edible film strip products as well as our competitors' products.

If, due to any of these factors, our products do not achieve broad market acceptance, we will be unable to generate significant revenues from them, which would have a material adverse effect on our business, cash flows and results of operations.

         IF THE SUPPLIERS ON WHICH WE RELY SHOULD FAIL TO SUPPLY US WITH THE RAW MATERIALS AND OTHER COMPONENTS WE USE IN MANUFACTURING OUR PRODUCTS, WE MAY BE UNABLE TO SATISFY PRODUCT DEMAND.

We depend on third parties for the supply of certain ingredients and flavors we use to produce our products. While many of these ingredients are available from multiple suppliers, some are available from only one supplier without the benefit of long-term supply agreements.

         Our reliance on these suppliers exposes us to significant risks. These third parties may:

         o be unable or unwilling to provide us with sufficient materials to meet our demands;

         o   fail to meet our standards of quality or other specifications;

         o   fail to meet current good manufacturing practices, or cGMP;

         o   increase significantly the prices they charge us for materials; or

         o not carry out their contractual duties or meet anticipated deadlines, which could result in delays in obtaining or maintaining regulatory approvals or in satisfying customer orders.

If our suppliers are unwilling or unable to supply us with materials meeting our specifications, we may not be able to locate any alternative suppliers or enter into commercially reasonable agreements with suppliers in a timely manner or at all. Even if we are able to locate, qualify and enter into an agreement with new suppliers, it could take several months or longer to obtain regulatory clearance before a new supplier could begin supplying the relevant product to us. If we are delayed in establishing a secondary supply source for any raw material or component that we purchase from a single source, or cannot do so at an acceptable cost, we may suffer a shortage of commercial supply of that product or a higher cost of procuring the product, either of which would have a material adverse effect on our revenues, business and financial prospects.

         A DISRUPTION AT OUR SOLE MANUFACTURING SITE WOULD SIGNIFICANTLY INTERRUPT OUR PRODUCTION CAPABILITIES, WHICH COULD HAVE DRASTIC CONSEQUENCES TO US, INCLUDING THREATENING OUR FINANCIAL VIABILITY.

We currently manufacture all of our products at our sole commercial manufacturing facility, which is located in Woodland Hills, California. Accordingly, we face risks inherent in operating a single manufacturing facility since any disruption, such as a fire, natural disaster, terrorist attack or military action, could significantly interrupt our manufacturing capability. If an inspection by the FDA or other regulatory body identifies significant regulatory issues with respect to our compliance with cGMP, this also could have a material adverse impact on our ability to manufacture products for commercial distribution. Should this occur, we cannot provide any assurance concerning our ability to timely respond to such inspectional observations and the time it would take the FDA or other regulatory body to re-inspect our facility. This could adversely affect the time to approval and our ability to produce products for the commercial market. We plan on building additional production capacity at a separate facility but this additional facility will not be operational until the first half of 2008. In case of a disruption, we will have to establish alternative manufacturing sources. This would require substantial capital on our part, which we may not be able to obtain on commercially acceptable terms or at all. Additionally, we would likely experience months or years of production delays as we build or locate replacement facilities and seek and obtain necessary regulatory approvals. If this occurs, we will be unable to satisfy customer orders on a timely basis, if at all. In addition, a disruption at our sole manufacturing site may impair or delay our ability to meet product demands from our customers. Also, operating any new facilities may be more expensive than operating our current facility. Furthermore, our business interruption insurance may not adequately compensate us for losses that may occur and we would have to bear the additional cost of any disruption. For these reasons, a significant disruptive event at our manufacturing facility could have drastic consequences on us, including threatening our financial viability.

         WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR GROWTH, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

In connection with the growth of our business, we may experience rapid and significant growth in the number of our employees and the scope of our operations. Our future financial performance and our ability to commercialize our products and to compete effectively will depend, in part, on our ability to manage any future growth effectively. This growth and expansion is expected to place a significant demand on our financial, managerial and operational resources, and will require rapid analysis of new technologies, new markets, and new business relationships with a variety of industry players. Rapid growth, or mismanagement of such growth, could cause our operating costs to rise at a faster pace than is currently anticipated and could have a material adverse effect on our business, financial condition and results of operations.

         IF OUR COMPETITORS DEVELOP AND MARKET PRODUCTS FASTER THAN WE DO OR IF THOSE PRODUCTS ARE LESS EXPENSIVE OR MORE EFFECTIVE THAN OUR PRODUCTS, OUR COMMERCIAL OPPORTUNITIES WILL BE REDUCED OR ELIMINATED.

The consumer health and sport product markets and the drug delivery industry are characterized by intense competition and rapidly evolving technology. Our competitors have longer operating histories than we do, greater name recognition, and significantly greater resources and expertise in product development, brand recognition, regulatory matters, finance, marketing and sales. These organizations also compete with us in recruiting and retaining qualified scientific and management personnel and acquiring and licensing technologies. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. Competitors may use their extensive resources to develop products that are more effective, safer, more convenient or less costly than any that we are developing.

         IF WE LOSE THE SERVICES OF OUR KEY MANAGEMENT OR SCIENTIFIC PERSONNEL, OUR BUSINESS WOULD SUFFER.

The success of our business is highly dependent on our management as well as our senior manufacturing and scientific personnel. In addition, we require additional skilled personnel in areas such as business development. We do not maintain key-person life insurance on any of our officers, employees or consultants. While we do have employment agreements and other retention inducements with certain key employees and consultants, those agreements do not prevent employees from leaving us to pursue other non-competing interests. The pool of individuals with relevant experience in the thin film drug delivery technology industry is very limited, and retaining and training personnel with the skills necessary to operate our business effectively is challenging, costly and time consuming. If we lose the services of any key personnel, our business, financial condition and results of operations could be materially and adversely affected.

         IF PRODUCT LIABILITY LAWSUITS ARE BROUGHT AGAINST US AS A RESULT OF, FOR EXAMPLE, PRODUCT RECALLS, OR SERIOUS, UNEXPECTED ADVERSE EVENTS, WE MAY INCUR SUBSTANTIAL LIABILITIES AND COULD BE REQUIRED TO LIMIT THE COMMERCIALIZATION OF OUR PRODUCTS.

We are exposed to the risk of product liability claims inherent in businesses that test, manufacture, market and sell pharmaceutical and over-the-counter ("OTC") products. We may be subject to claims against us even if the injury is due to the actions of others.

If we are involved in any product liability litigation, such litigation would consume substantial amounts of our financial and managerial resources and may result in adverse publicity regardless of the ultimate outcome of the litigation, decreased demand for our products, significant litigation costs and substantial monetary awards to, or costs of settlement with, patients, product recalls and loss of revenues, and the inability to commercialize our products. Although we believe we have appropriate insurance coverage, we may not be able to maintain our product liability insurance at an acceptable cost or at all. In any event, liability insurance is subject to deductibles and coverage limitations and may not provide adequate coverage against potential claims or losses. A successful product liability claim brought against us could cause us to incur substantial liabilities.

         IF WE OR OTHERS IDENTIFY SERIOUS ADVERSE EVENTS AFTER ANY OF OUR PRODUCTS ARE ON THE MARKET, WE MAY BE REQUIRED TO WITHDRAW OUR PRODUCTS FROM THE MARKET, WHICH WOULD HINDER OR PRECLUDE OUR ABILITY TO GENERATE REVENUES.

If we or others identify serious, adverse events after any of our products are on the market:

         o   regulatory authorities may withdraw their approvals;

         o   we may be required to reformulate our products;

         o we may have to recall the affected products from the market and may not be able to reintroduce them onto the market;

         o   our reputation in the marketplace may suffer; and

         o we may become the target of lawsuits, including class action suits. Any of these events could harm or prevent sales of the affected products or could substantially increase the costs and expenses of commercializing or marketing these products.

         OUR OPERATIONS INVOLVE HAZARDOUS MATERIALS THAT MAY CAUSE INJURY FOR WHICH WE COULD BE LIABLE FOR DAMAGES.

Our manufacturing and research and development activities sometimes involve the controlled use and disposal of potentially hazardous materials or controlled substances and chemicals. As such, we are subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous, radioactive and biological materials and wastes, and the cleanup of contaminated sites. The cost of compliance with these laws and regulations could be significant and accidental contamination or injury may occur. Although we believe that our safety and control procedures for handling, storing and disposing of such materials comply with the standards prescribed by applicable regulations, we cannot completely eliminate the risk of contamination or injury from use or mishandling of these materials. We also occasionally contract with third parties for the disposal of some of these materials. In addition, our collaborators and service providers may be working with these types of materials in connection with our collaborations. In the event of an accident or contamination, we could be held responsible for any injury caused to persons or property by exposure to, or release of, these materials and could be held liable for significant damages, civil penalties or fines, which may not be covered by or may exceed our insurance coverage.

Additionally, we are subject on an ongoing basis to a variety of laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. The cost of continued compliance with current or new laws and regulations may be significant and could negatively affect our profitability, and current or future environmental regulation may impair our ongoing research, development or manufacturing efforts.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

         THE VALIDITY, ENFORCEABILITY AND COMMERCIAL VALUE OF OUR INTELLECTUAL PROPERTY RIGHTS ARE HIGHLY UNCERTAIN.

Our success is dependent in part on obtaining, maintaining and enforcing patent and other intellectual property rights. We seek to obtain and maintain patents and other intellectual property rights to restrict the ability of others to market products that compete with our products. We currently have five patent applications pending in the U.S. of which three are currently undergoing active examination. Two of these applications have received substantive actions from the United States Patent and Trademark Office and appropriate responses have been or will be filed. Because of the many complex legal and technical issues involved, the patent position of edible film strip developers and manufacturers is highly uncertain. The process for obtaining a patent in the U.S. involves a number of varying factors, including the subjectivity inherent in the normal examination process. Such factors may make it difficult to obtain the issuance of a patent or a patent with scope that is competitively meaningful. Patent applications we file or license from others may not result in the issuance of a patent. The U.S. Supreme Court's recent decision in KSR International v. Teleflex Inc. may make it more difficult to be granted certain patents. Moreover, although issued patents in the U.S. enjoy the presumption of validity, this may be challenged and potentially overturned as the result of litigation. Patents, if issued, may be challenged and invalidated altogether, substantially narrowed as to scope or determined to be unenforceable. Consequently, it is not entirely certain how much protection, if any, patents will provide to us if we attempt to enforce them.

Patent rights are territorial. Thus, the patent protection we do have will only extend to those countries in which we have issued patents. Even so, the laws of certain countries do not protect our intellectual property rights to the same extent as do the laws of the United States and various European countries. Competitors may successfully challenge our patents, produce similar products that do not infringe our patents, or produce products in countries where we have not applied for patent protection or that do not respect our patents. Additionally, the nature of claims contained in unpublished patent filings around the world is unknown to us and it is not possible to know which countries patent holders may choose for the extension of their filings under the Patent Cooperation Treaty, or other mechanisms. Furthermore, it is not possible to know the scope of claims that will be allowed in published applications and it is also not possible to know which claims of granted patents, if any, will be deemed enforceable in a court of law.

Our patents, if issued, may not contain claims that are sufficiently broad to prevent others from practicing our technologies or developing competing products. Our competitors may create or use methods that reduce or eliminate any competitive advantage we may have based on our thin film development intellectual property portfolio. Additionally, technologies may exist that perform substantially the same as our technologies and avoid infringing our patent claims. Under such circumstances, our patents would be of little commercial value to us.

We may not be able, alone or with our collaborators and licensors, to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States. Thus, any patents that we own or license from third parties may not provide commercially meaningful protection from competition.

         IF WE ARE UNABLE TO PROTECT THE CONFIDENTIALITY OF OUR TRADE SECRETS OR KNOW HOW, SUCH PROPRIETARY INFORMATION MAY BE USED BY OTHERS TO COMPETE AGAINST US.

We have concluded that certain competitively sensitive information is either not patentable or, for competitive reasons, it is not commercially advantageous to seek patent protection. In these circumstances, we seek to protect this know how and other proprietary information by maintaining it in confidence as a trade secret. Trade secret information is closely guarded and areas involving trade secrets have restricted access. To further maintain the confidentiality of our trade secrets, we generally enter into confidentiality agreements with our employees, consultants and collaborators upon the commencement of their relationships with us. These agreements require that all confidential information developed by the individual or made known to the individual by us during the course of the individual's relationship with us be kept confidential and not disclosed to third parties. Our agreements with employees also provide that inventions conceived by the individual in the course of rendering services to us shall be our exclusive property. However, we may not obtain these agreements in all circumstances, and individuals with whom we have these agreements may not comply with the terms of these agreements. The disclosure of our trade secrets would impair our competitive position. Adequate remedies may not exist in the event of unauthorized use or disclosure of our confidential information. Further, to the extent that our employees, consultants or contractors use trade secret technology or know how owned by others in their work for us, disputes may arise as to the ownership of related inventions.

         OUR COMMERCIAL SUCCESS DEPENDS SIGNIFICANTLY ON OUR ABILITY TO OPERATE WITHOUT INFRINGING THE PATENTS AND OTHER PROPRIETARY RIGHTS OF THIRD PARTIES.

In the event that our technologies infringe or violate the patent or other proprietary rights of third parties, we may be prevented from pursuing product development, manufacturing or commercialization of our products that utilize such technologies. There may be patents held by others of which we are unaware that contain claims that our products or operations infringe. In addition, given the complexities and uncertainties of patent laws, there may be patents of which we know that we may ultimately be held to infringe, particularly if the claims of the patent are determined to be broader than we believe them to be. Adding to this uncertainty, in the United States, patent applications filed in recent years are confidential for 18 months, while older applications are not publicly available until the patent issues. As a result, avoiding patent infringement may be difficult.

If a third party claims that we infringe its patents, any of the following may occur:

         o we may become liable for substantial damages for past infringement if a court decides that our technologies infringe upon a competitor's patent;

         o a court may prohibit us from selling or licensing our product without a license from the patent holder, which may not be available on commercially acceptable terms or at all, or which may require us to pay substantial royalties or grant cross-licenses to our patents; or

         o we may have to redesign our product so that it does not infringe upon others' patent rights, which may not be possible or could require substantial funds or time.

In addition, employees, consultants, contractors and others may use the trade secret information of others in their work for us or disclose our trade secret information to others. Either of these events could lead to disputes over the ownership of inventions derived from that information or expose us to potential damages or other penalties. If any of these events occurs, our business will suffer and the market price of our common stock will likely decline.

         WE MAY INCUR SUBSTANTIAL COSTS AS A RESULT OF LITIGATION OR OTHER PROCEEDINGS RELATING TO PATENT AND OTHER INTELLECTUAL PROPERTY RIGHTS.

We may be forced to defend claims of infringement brought by our competitors and others, and we may institute litigation against others who we believe are infringing our intellectual property rights. The outcome of intellectual property litigation is subject to substantial uncertainties and may, for example, depend on the interpretation of claim language by the court, which may not be to our advantage, or on the testimony of experts as to technical facts upon which experts may reasonably disagree. Our involvement in intellectual property litigation could result in significant expense to us. Some of our competitors have considerable resources available to them and a strong economic incentive to undertake substantial efforts to stop or delay us from commercializing products. We, on the other hand, are a relatively small company with comparatively few resources available to us to engage in costly and protracted litigation. Moreover, regardless of the outcome, intellectual property litigation against or by us could significantly disrupt our development and commercialization efforts, divert our management's attention and quickly consume our financial resources.

Furthermore, the validity and scope of our patents may also be challenged by third parties in re-examination proceedings at the U.S. Patent and Trademark Office, which may either strengthen a patent, or result in a reduced claim scope or a loss of all rights to a patent.

In addition, if third parties file patent applications or issue patents claiming technology that is also claimed by us in pending applications, we may be required to participate in interference proceedings with the U.S. Patent and Trademark Office or in other proceedings outside the United States, including oppositions, to determine priority of invention or patentability. Even if we are successful in these proceedings, we may incur substantial costs, and the time and attention of our management and scientific personnel will be diverted in pursuit of these proceedings.

As a result of patent infringement claims, or to avoid potential claims, we may choose or be required to seek a license from a third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we were able to obtain a license, the rights may be non-exclusive, which could potentially limit our competitive advantage. Ultimately, we could be prevented from commercializing a product or be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms. This inability to enter into licenses could harm our business significantly. At present, we have not received any threats of infringement or written demands from third parties that we take a license under their patents.

RISKS RELATED TO GOVERNMENT REGULATION

         OUR PRODUCTS ARE SUBJECT TO REGULATION BY MANY FEDERAL, STATE, AND LOCAL AGENCIES, AND OUR CUSTOMERS MAY REQUIRE THAT WE OBTAIN CERTAIN REGULATORY APPROVALS BEFORE PURCHASING OUR PRODUCTS.

Many of our products are still under development, and we may not be able to commercialize these products until we comply with the requirements of federal, state and local regulatory authorities including the Federal Drug Administration ("FDA"), the Federal Trade Commission, ("FTC"), the Consumer Product Safety Commission, the U.S. Environmental Protection Agency, and various state and local agencies. In particular, the process of obtaining FDA approval for new products, if necessary, can be costly and time-consuming, and the time required for obtaining such approval is uncertain. In addition, while the FDA has not made any definitive rulings on the regulatory status of film-based drug delivery systems, the FDA and state and local agencies could impose significant regulatory requirements on our products. Additionally, our customers may require that we obtain such approvals prior to licensing or purchasing our products. If the FDA or our customers require that we obtain regulatory approval of our products, we must demonstrate to the satisfaction of the applicable regulatory agency that such product is safe and effective for its intended uses. In addition, we must show that the product can be consistently manufactured in compliance with cGMP. In general, these requirements mandate that manufacturers follow detailed design, testing, control, documentation and other quality assurance procedures throughout the entire manufacturing process. We can give no assurance that despite the time, expense, and resources invested by us in the approval process, we may not be able to demonstrate that our product are safe and effective, in which event we would not receive the regulatory approvals required to market them, our current or future products will be approved by the FDA or any other governmental body, or that FDA or other governmental reviews will not involve delays caused by requests for further testing or other information that could adversely affect the time to market for our products.

Moreover, we cannot predict the impact of new government regulations that may adversely affect the discovery, development and production of our products and the manufacturing and marketing of our products. We may be required to incur significant costs to comply with future laws or regulations.

         PRODUCT REQUIRING REGULATORY APPROVAL WILL REMAIN SUBJECT TO ONGOING REGULATORY REQUIREMENTS IF THEY RECEIVE REGULATORY APPROVAL FOR MARKETING, AND IF WE FAIL TO COMPLY WITH THESE REQUIREMENTS, WE COULD LOSE THESE APPROVALS, AND THE SALES OF ANY APPROVED COMMERCIAL PRODUCTS COULD BE SUSPENDED.

After receipt of initial regulatory approval, each of our products remains subject to extensive regulatory requirements, including requirements relating to manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and record-keeping. Furthermore, if we receive regulatory approval to market a particular product, the product will also remain subject to the same extensive regulatory requirements. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the uses for which the product may be marketed or other conditions of approval, or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product, which could reduce our revenues, increase our expenses or render the approved products not commercially viable.

If we or our partners fail to comply with the regulatory requirements of the FDA or other applicable regulatory authorities, or if previously unknown problems with any approved commercial products, manufacturers or manufacturing process are discovered, we could be subject to administrative or judicially imposed sanctions or other setbacks, including:

         o restrictions on the products, manufacturers or manufacturing processes;

         o   warning letters and untitled letters;

         o   civil penalties and criminal prosecutions and penalties;

         o   fines;

         o   injunctions;

         o   product seizures or detentions;

         o   import or export bans or restrictions;

         o voluntary or mandatory product recalls and related publicity requirements;

         o   suspension or withdrawal of regulatory approvals;

         o   total or partial suspension of production; and

         o refusal to approve pending applications for marketing approval of new products or of supplements to approved applications.

         IF WE AND OUR THIRD-PARTY SUPPLIERS DO NOT MAINTAIN HIGH STANDARDS OF MANUFACTURING IN ACCORDANCE WITH CGMP AND OTHER MANUFACTURING REGULATIONS, OUR DEVELOPMENT AND COMMERCIALIZATION ACTIVITIES COULD SUFFER SIGNIFICANT INTERRUPTIONS OR DELAYS.

We and any third-party suppliers on which we may in the future rely will be required to comply with cGMP. In complying with these regulations, we and our third-party suppliers may be required to expend significant time, money and effort in the areas of design and development, testing, production, record-keeping and quality control to assure that our products meet applicable specifications and other regulatory requirements. Failure to comply with these or other regulatory requirements could result in an enforcement action against us, including the seizure of products and shutting down of production. We and any of these third-party suppliers may be subject to periodic inspections by the FDA and other regulatory agencies. If we or any of our third-party suppliers fail to comply with cGMP or other applicable manufacturing regulations, our ability to develop and commercialize our products could suffer significant interruptions.

         WE MUST COMPLY WITH THE LAWS, REGULATIONS AND RULES OF MANY JURISDICTIONS RELATING TO THE HEALTHCARE BUSINESS, AND IF WE ARE UNABLE TO FULLY COMPLY WITH SUCH LAWS, REGULATIONS AND OTHER RULES, WE COULD FACE SUBSTANTIAL PENALTIES.

We are or will be, directly or indirectly through our customers, subject to extensive regulation by the various jurisdictions in which we may conduct our business. The laws that directly or indirectly affect our ability to operate our business include the following:

         o the anti-kickback laws that prohibit persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under federal healthcare programs such as Medicare and Medicaid in the United States;

         o other healthcare laws, including Medicare laws in the United States, regulations, rules, manual provisions and policies that prescribe the requirements for coverage and payment for services performed by our customers, including the amount of such payment;

         o laws and regulations, including the U.S. False Claims Act, which impose civil and criminal liability on individuals and entities who submit, or cause to be submitted, false or fraudulent claims for payment to the government;

         o laws and regulations, including the U.S. False Statements Act, which prohibit knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services; and

         o state law equivalents and comparable laws in countries outside of the United States, including laws regarding pharmaceutical company marketing compliance, reporting and disclosure obligations.

If our operations are found to be in violation of any of the laws, regulations, rules or policies described above or any other law or governmental regulation to which we or our customers are or will be subject, or if the interpretation of such laws, regulations, rules or policies change, we may be subject to civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and curtailment or restructuring of our operations. Similarly, if our customers are found noncompliant with applicable laws, they may be subject to sanctions, which could negatively impact us. Any penalties, damages, fines, curtailment or restructuring of our operations would harm our ability to operate our business and our financial results. The risk of our being found in violation of these laws is increased by the fact that many such laws have not been fully interpreted by the regulatory authorities or the courts, and their provisions may be open to a variety of interpretations. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert management resources from the operation of our business and damage our reputation.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

         THE OWNERSHIP INTERESTS OF OUR OFFICERS, DIRECTORS AND LARGEST STOCKHOLDERS COULD CONFLICT WITH THE INTERESTS OF OUR OTHER STOCKHOLDERS.

Following the completion of this offering, our directors, executive officers and holders of 5% or more of our outstanding common stock will beneficially own approximately 36.57% of our common stock. As a result, our directors, executive officers and holders of 5% or more of our outstanding common stock, acting together, may be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and approval of mergers or other significant corporate transactions. The interests of this group of stockholders may not always coincide with our interests or the interests of other stockholders. This concentration of ownership could also have the effect of delaying, deferring or preventing a change in our control or impeding a merger or consolidation, takeover or other business combination that could be favorable to you.

         WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK, AND WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have paid no dividends to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, we do not expect to pay any dividends in the foreseeable future. Any future payment of dividends, if any, will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends. Accordingly, the success of your investment in our common stock will likely depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value after the offering or even maintain the price at which you purchased your shares, and you may not realize a return on your investment in our common stock.

         IF AN ACTIVE, LIQUID TRADING MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, YOU MAY BE UNABLE TO SELL YOUR SHARES QUICKLY OR AT THE MARKET PRICE.

At present an active trading market for our common stock does not currently exist and one may not develop or be sustained after this offering. You may not be able to sell your shares quickly or at the market price if trading in our stock is not active.

         CERTAIN PROVISIONS OF DELAWARE LAW AND OUR ORGANIZATIONAL DOCUMENTS COULD DELAY OR DISCOURAGE TAKEOVER ATTEMPTS THAT STOCKHOLDERS MAY CONSIDER FAVORABLE.

Certain provisions of our certificate of incorporation and bylaws and applicable provisions of Delaware corporate law may make it more difficult for or prevent a third party from acquiring control of us or changing our board of directors and management. These provisions:

         o allow our board of directors to designate the terms of and issue, without stockholder approval, series of preferred stock with voting or other rights or preferences that could operate to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors; and

         o   limit who may call meetings of our stockholders.

In addition, Section 203 of the Delaware General Corporation Law, or DGCL, generally prohibits us from engaging in any business combination with certain persons who own 15% or more of our outstanding voting stock without the approval of our board of directors. These provisions could make it difficult for a third party to acquire us, or for members of our board of directors to be replaced, even if doing so would be beneficial to our stockholders. Any delay or prevention of a change in control transaction or changes in our board of directors or management could deter potential acquirers or prevent the completion of a transaction in which our stockholders could receive a substantial premium over the then-current market price for their shares.

         FUTURE SALES OF OUR COMMON STOCK MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO FALL.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell their shares, could reduce the market price of our common stock. After this offering, we will have outstanding 41,731,897 shares of our common stock. The majority of our remaining shares are currently free-trading and those that are restricted as a result of securities laws will be able to be sold in the near future. We intend to register all shares of common stock that we may issue under our 2006 Stock Incentive Plan.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL OVER FINANCIAL REPORTING, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD. AS A RESULT, STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL AND OTHER PUBLIC REPORTING, WHICH WOULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We continue to evaluate our internal control over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal control continues to evolve, uncertainty exists regarding our ability to comply by applicable deadlines. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

               SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as "anticipate," "believe," "continue," "ongoing," "estimate," "expect," "intend," "may," "will," "should," "could," "plan," "potential," "predict," "project" or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled "Risk Factors" and elsewhere in this prospectus. Accordingly, you should not unduly rely on these forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to:

         o   our ability to achieve and maintain profitability;

         o our ability to successfully develop, market, commercialize and achieve market acceptance for any of the product candidates that we are developing or may develop in the future;

         o the performance of third parties, whose actions we cannot control, with which we contract for pre-clinical studies, clinical trials, commercialization and marketing;

         o the timing, costs and other limitations involved in obtaining regulatory approval for any of our product candidates;

         o delays in obtaining, or a failure to obtain and maintain, regulatory approval for any of our product candidates;

         o our reliance on suppliers to supply us with the raw materials and other components we use in manufacturing our products;

         o a disruption at our sole manufacturing site that could significantly interrupt our production capacities;

         o   our plans to expand our manufacturing facility;

         o our estimate of future performance, including achieving our projected development goals;

         o our ability to obtain additional capital needed for growth and market penetration or to continue our operations;

         o our ability to enter into agreements with new partners or to maintain any existing partner agreements with respect to our product candidates and products;

         o our ability to effectively maintain existing business relationships and establish new relationships;

         o   our ability to manage our growth;

         o potential disputes involving contractual obligations of our partners to purchase our products or pay royalties on the sale of our products;

         o the potential advantages of our products or product candidates over other existing or potential products;

         o our competitors' ability to develop and market products faster than we do, or to develop and market products that are less expensive or more effective than our products;

         o   potential product liability lawsuits against us;

         o   the loss of any of our key management or scientific personnel;

         o potential serious adverse events requiring us to withdraw our products from the market;

         o potential liability arising from our operations, including injuries caused by hazardous materials;

         o our customers potentially requiring that we obtain certain regulatory approvals before purchasing our products;

         o the failure of us and our third party suppliers to maintain high standards of manufacturing in accordance with cGMP and other manufacturing regulations;

         o our continued compliance with the laws, regulations and rules of many jurisdictions relating to the healthcare business;

         o the validity, enforceability and commercial value of our intellectual property rights;

         o our ability to protect our intellectual property and know how and operate our business without infringing the intellectual property rights or regulatory exclusivity of others; and

         o potential costly litigation or other proceedings relating to our patent or other intellectual property rights.

Forward-looking statements speak only as of the date on which they are made and, except as required by law, we undertake no obligation to update or publicly revise any forward-looking statement to reflect circumstances or events after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

                                 CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2007. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. All information below excludes any outstanding warrants, options, stock sales and the acquisition of InnoZen which occurred subsequent to March 31, 2007.

Common stock; $0.0001 par value; authorized 500,000,000 shares;
    21,069,612 shares issued and outstanding                       $      2,107
Additional paid-in capital                                           32,815,484
Intrinsic value of common stock options                              (1,134,756)
Common stock warrants                                                     1,200
Accumulated deficit                                                 (24,758,366)
                                                                   ------------
     Total stockholders' equity                                    $  6,925,669
                                                                   ============
     Total capitalization                                          $  6,925,669
                                                                   ============

ITEM 4:  USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling shareholders.


ITEM 5:  DETERMINATION OF OFFERING PRICE

We have established the offering price of $2.20 per share on behalf of the selling shareholders. This price was arbitrarily selected and does not have any relationship to any established criteria such as book value or current earnings per share. The offering price we set for our common stock was not based on past earnings, nor is it indicative of potential market value of the assets that we own.


ITEM 6:  DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.


ITEM 7:  SELLING SECURITY HOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchases exempt from registration under section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment power with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Shareholders                                                                       Shares
-------------------------------------------------------------------------------------------------
Steven J. Pfrenzinger & Margaret A. Pfrenzinger Family Trust dated 3/25/83                490,311
Steven J Pfrenzinger & Christine A. Pfrenzinger-Julianel                                   46,978
George Green Family Trust                                                                 311,899
Hanson Family Trust                                                                       117,445
Roger Hance                                                                               117,445
Jeff and Karen Parmet                                                                      58,723
Tri-Strip Associates, LLC                                                               2,298,266
Paul and Debra Solomon                                                                     23,492
Ribhi Ghosheh Trust                                                                        95,698
David J. Bochsler                                                                          95,698


                                       26

Wells Fargo Bank Custodian for Carolyn Glah IRA account # 39015047                         47,848
Mohasseb Investments, LLC                                                                   8,699
Frank & Rona Singer Living Trust dated 1/25/85                                             47,848
Luis Villalobos                                                                            38,737
Graham-Dunitz Family Trust                                                                 19,139
Joyce Freedman                                                                             28,708
The Berkus Trust DTD 9/17/93                                                               47,848
The Zanzax Group, LP                                                                       24,911
Lawrence Howorth                                                                           42,106
2004 Block Family Trust                                                                    85,408
Seraphim Fund I, LLC                                                                      248,809
The Fred and Marie Jo Selby Family Trust                                                   19,141
Harbison Family Trust u/a 10/21/96                                                         47,848
Daniel and Yolanda Hoeffin Trust                                                           47,848
Massoud and Taraneh Shabahang                                                              95,696
The Stanley Co., an IL General Partnership                                                 21,053
James N. Adler                                                                             61,245
Daniel Seigel and Elaine Seigel Revocable Trust                                            76,557
Swets Family Trust dated July 10, 1999                                                     47,848
Bill Rossi                                                                                 47,848
Neil McCarthy                                                                              95,696
Uri Ram                                                                                    16,842
Robert A. Brue Trust                                                                       95,696
The Frank and Barbara Peters Family Trust                                                  47,848
Michael Edelstein, ttee, fbo, Michael M. Edelstein, MD, Inc., PSP,
   udt dtd 5/1/91                                                                          47,848
Thomas and Michele Alper 1993 Trust                                                        47,082
Thomas M. & Liza A. Dean                                                                   46,783
James H. Yahr, M.D.                                                                        47,848
Morgen Richmond                                                                            19,139
Thomas T. and Carol A. Schleck Family Trust dated 10/29/99                                 58,948
Alexander Ganelis                                                                          19,139
Lana and Kenneth I. Brody, Ph.D.                                                           47,848
Philip W. Colburn, Trustee of the Philip W. Colburn Revocable Trust
   Dated 7/25/97                                                                           95,696
Gerald J. Murphy and Cynthia L. Murphy                                                    165,848
Florio Family Trust 21-May-02                                                              42,106
William R. Zimmerman, Trustee of the William R. Zimmerman Living Trust
   under Declaration of Trust Dated Sept. 20, 1976                                         47,848
Kosuke "Kirk" Inoue                                                                        38,278
Barbara L. Munro                                                                           19,139
Albert C. Schneider and Catherine L. Heron, Trustees of the Heron/Schneider
   Family Trust                                                                            19,141


                                       27

William H. Slattery, Kelli A. Slattery                                                     19,139
Deines Family Trust dtd 5/31/90                                                            19,141
Giese Family Trust                                                                         23,924
Thornburg & Co., Inc. Retirement Trust                                                     19,139
H. Andrew Thornburg                                                                         1,913
The Bick Trust dated October 17, 1995                                                      19,368
David J. Bochsler; Nathan J. Bochsler; Nicole L. Bochsler; Jeffery D.
   Bochsler & Brett M. Bochsler                                                            47,848
The Guthrie Family Trust                                                                   47,848
L. Ried Schott Trust dtd 8/13/97, L. Ried Schott Trustee                                   47,848
The Nielsen Living Trust, 11/20/98                                                         23,579
Richard Morganstern                                                                        19,139
Guren Family Trust (dated 9/28/93)                                                        394,233
Shapiro Living Trust U/A DTD 02/13/1992                                                    28,708
Michael J. Napoli, Jr.                                                                     47,848
Kenneth M. Deemer and Candy K. Deemer Trustees of the Deemer Community
   Property Trust UTD 4/6/99                                                               47,848
Lee Weinberg                                                                               19,158
David D. Kwan                                                                              38,278
William Scott Griffiths                                                                    47,848
Sudek Family Trust                                                                         19,139
Dan A. Hanson, Alec Hanson, Kristin Hanson                                                 28,708
Murray Living Trust                                                                        47,848
Hans Imhof                                                                                 95,696
John P. Mayne & Mavis R. Mayne ttees for the Mayne Family Trust dated 3/12/81              58,948
William Izaac Rothbard, Trustee, William Rothbard Inter Vivos Trust                        38,278
Paul Stevenson                                                                             55,120
Arlen Miller                                                                               18,373
Robert & Jo Ann Davidson                                                                   91,867
Simon Lorne                                                                                91,867
Zengen, Inc.                                                                           10,717,900
Daniel Ling                                                                                18,373
Elizabeth Lee Everett                                                                       8,421
William J.E. Schlueter                                                                      6,890
Barry Daoust                                                                                2,296
George Drucker                                                                             38,278
Harrison Clay                                                                               2,296
Monty Beisel                                                                               38,322
Marlene K. Baran Revocable Trust, dated July 30, 2002                                      38,278
Gary Kehoe                                                                                153,112
Jonathan Paul Rohde                                                                         7,655
David Reid                                                                                 14,354
Teresa Salak                                                                                5,920


                                       28

Trent E. Tucker                                                                           134,000
Trent E. Tucker, LLC                                                                      100,000
James E. Kelly                                                                            186,667
Doug Johnson                                                                               34,000
David M. Krieg Living Trust                                                                23,333
Tim Dwight                                                                                 16,667
Bryan Holcomb                                                                              70,000
Bruce Smith LLC                                                                           304,000
Ian Sinclair                                                                               10,000
Jennifer Hassan                                                                            17,000
Brikor, Inc.                                                                               20,000
K Sport LLC                                                                               333,333
James J Bell                                                                               50,000
Chris Mohr                                                                                 20,000
HSPO Ohio LLC                                                                             225,000
Ryan Klesko                                                                                50,000
Progressive Capital Corp                                                                   28,000
Bubby Brister                                                                              10,000
Mike Fine                                                                                 135,000
Thomas Mayberry                                                                            16,500
FWU, Inc.                                                                                  68,000
Clark Family Trust                                                                         68,000
John Siracusa                                                                              16,664
Herbert Besaw                                                                              20,000
Mike Krimbill                                                                           1,400,000
John Gasilow                                                                               15,000
David Bolliger                                                                             50,000
David Janca                                                                                33,000
John Mendez                                                                                10,000
Derrick Burgess                                                                            15,000
Jill Martin                                                                                 7,500
Radah Butler & Patricia Simpson                                                            30,000
Steven Simon                                                                                7,500
Guren Family Trust                                                                         66,667
William & Barbara Rose                                                                     20,000
John Hutchins                                                                              33,333
Paul Mannion                                                                              100,000
Kevin Gavagan                                                                              40,000
Jonathan Losman                                                                            25,000
GAIA Holdings, Inc.                                                                        30,000
Avenel Oil & Gas, Inc.                                                                    120,169
                                                                                  ---------------
     Total                                                                             22,249,952
                                                                                  ===============

All shareholders listed above, except for two shareholders own less than five percent of our issued and outstanding common stock and are registering all of their shares for resale under this registration statement. Tri-Strip Associates, LLC owns 2,298,266 shares (5.5%) and Zengen, Inc. owns 10,717,900 shares (25.7%). Zengen, Inc. is the former parent of InnoZen. Tri-Strip is not an affiliate of us.


ITEM 8:  PLAN OF DISTRIBUTION

The shares of common stock owned by the selling shareholders may be offered and sold by means of this Prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

         o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to the Prospectus;

         o ordinary brokerage transaction and transactions in which the broker solicits purchasers; and

         o face-to-face transactions between sellers and purchasers without a broker/dealer.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders, and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. We have also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution, may be subject to Rule 102 under the Securities Exchange Act of 1934 (the "Exchange Act") until their participation in that distribution is completed.

We do not intend to distribute or deliver the Prospectus by means other than by hand or mail.

We have advised each selling shareholder that during the time as they may be engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M of the Exchange Act. During such time as the selling shareholders may be engaged in a distribution of the securities covered by this prospectus, the selling shareholders are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to introduce any person to bid for or purchase any security which is the subject to the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

ITEM 9:  LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

ITEM 10: DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

(a) IDENTIFY DIRECTORS AND EXECUTIVE OFFICERS

The following section sets forth, as of May 24, 2007, the names, ages and current positions with the Company held by the Directors, Executive Officers and Significant Employees; together with the year such positions were assumed. There is no immediate family relationship between or among any of the Directors, Executive Officers or Significant Employees, and we are not aware of any arrangement or understanding between any Director or Executive Officer and any other person pursuant to which he was elected to his current position. Each Executive Officer will serve until he or she resigns or is removed or otherwise disqualified to serve, or until his or her successor is elected and qualified. We currently have five Directors.

Name                       Age        Position and Term
----                       ---        -----------------
R. Steven Davidson          40        Chairman of the Board since May 4, 2007

Daniel J. Kelly             45        CEO and President starting January 1, 2007

Matthew Burns               37        Chief Operating Officer and Director since
                                        May 4, 2007

Jason Freeman               32        Director since March 25, 2006

Hank Durschlag              43        Director since September 11, 2006

Michael D. Pruitt           46        Director since May 2, 2007

ROBERT STEVEN DAVIDSON - Mr. Davidson has been the Company's Chairman of the Board since May 4, 2007. Since May 2002, Mr. Davidson has also served as the President, Chief Executive Officer and a director of InnoZen. From January 2002 through July 2005, Mr. Davidson was President and Chief Executive Officer of Zengen, Inc. Mr. Davidson has over eight years of experience in the biopharmaceutical industry. From September 1998 to December 2001, Mr. Davidson was the chief executive officer of Gel Tech, L.L.C., where he raised capital for the market launch and distribution of the Zicam product line. He led the marketing team that took Zicam from an unknown entity to one of the top medications in its class. He also implemented and launched line extensions to strengthen the brand name and increase company value. From October 1994 to August 1998, Mr. Davidson was the chief executive officer of Biotem Cytotechnologies, Inc., a biopharmaceutical research and development company. Mr. Davidson received his B.S. degree with a concentration in Biological Life Sciences from The University of the State of New York, (Excelsior College). He has a Masters Certificate in Applied Project Management from Villanova University and received his Masters of Public Health (Homeland Security) from American Military University, Virginia. Mr. Davidson is a certified Performance Enhancement Specialist through the National Academy of Sports Medicine.

DANIEL J. KELLY - Mr. Kelly has served as the President and Chief Executive Officer since January 1, 2007. Mr. Kelly began his business career approximately 20 years ago managing and advising Jim Kelly, his brother and Pro Football Hall of Fame Quarterback. Mr. Kelly also owns and serves as the President of Jim Kelly Enterprises, Inc., a company started over 15 years ago. In 1988 Mr. Kelly negotiated the most lucrative player contract in NFL history (at that time) for Jim. Mr. Kelly has 20 years experience in marketing, promotions and celebrity endorsements and continues to work with such companies as Coors, Miller Lite, LA Weightloss and Ameriquest. Mr. Kelly received his bachelor's degree from the University of Houston and was a prominent member of the NFL Quarterback Club, serving on the Sponsorship and Marketing Committees that negotiated comprehensive, multi-year deals with major US companies such as McDonalds, VISA, Footlocker and MBNA Bank. He is the vice chairman of the Kelly for Kids Foundation.

MATTHEW BURNS - Mr. Burns has served as the Chief Operating Officer and a Director of the Company since May 4, 2007. Mr. Burns has also been an officer and director of InnoZen since April 2004. Prior to joining InnoZen and its parent Zengen, from July 2001 to February 2002, Mr. Burns was an associate attorney at Morgan Lewis & Bockius, LLP, where he worked in the firm's business and finance practice group in the Los Angeles office. Prior to joining Morgan Lewis, Mr. Burns worked as an associate attorney in the corporate finance group at Morrison & Foerster's San Francisco office. Prior to joining Morrison & Foerster, Mr. Burns worked as an associate attorney in the corporate practice at Holland & Knight in Tampa, Florida. His law practice concentrated on mergers and acquisitions and corporate finance for companies in a variety of industries, including life sciences and technology. Mr. Burns has also provided counsel to public and private companies on general corporate law, corporate governance and securities matters. Mr. Burns received his J.D. from Stetson University of College of Law in 1995 and his B.A. in Finance from the University of South Florida in 1992.

JASON FREEMAN - Mr. Freeman was appointed as an outside Director of the Company on March 25, 2006. Mr. Freeman is the owner and president of Routh Stock Transfer, Inc. Mr. Freeman has been instrumental in assisting with investor relations development, business plan/marketing plan development, and strategic business planning for private and public companies. He also has 7 years experience with marketing and management in the retail industry. Mr. Freeman has also consulted with various companies, both public and private, on ways to be more efficient in their use of capital and manpower, assisting management and sales staff in mapping out plans and strategies for companies to reach specific goals and thresholds. Mr. Freeman graduated from Texas A&M University at Commerce in 1998 and is president and a director of Sagauro Holdings, Inc. and a director of Interim Capital Corporation.

HANK DURSCHLAG - Mr. Durschlag was appointed a Director of the Company on September 11, 2006. Mr. Durschlag is the co-developer of the Enlyten electrolyte sports strips and co-authored the patent, "Edible Film for Transmucosal Delivery of Nutritional Supplements". Mr. Durschlag has extensive experience in the fields of healthcare and sports medicine, with specific emphasis on novel drug delivery systems. In addition, Mr. Durschlag is a partner in Greenville, South Carolina based GlucoTec, Inc., a developer and manufacturer of an FDA Class II Medical Device designed to regulate blood glucose levels in an acute care setting via both intravenous and subcutaneous delivery of insulin and other fluids. Mr. Durschlag has also co-authored patents in this area. Previously, Mr. Durschlag served as Vice President of Sales and Marketing for Diabetes Management Services, Inc., a durable medical equipment distributor with specific treatment modules in women's health and pregnancy. Mr. Durschlag holds a bachelors degree from California University of Pennsylvania and an MBA from Clemson University.

MICHAEL D. PRUITT - Michael Pruitt, 46, is a long-time entrepreneur with a proven track record, possessing the expertise to evaluate potential investments, form key relationships and recognize a strong management team. Mr. Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments. The business succeeded immediately, and in order to grow Avenel Financial Group to its full potential and better represent the company's ongoing business model, he formed Avenel Ventures, an innovative technology investment and business development company. In the late 1980s, Mr. Pruitt owned Southern Cartridge, Inc., which he eventually sold to MicroMagnetic, Inc., where he continued working as Executive Vice President and a Board member until Southern Cartridge was sold to Carolina Ribbon in 1992. From 1992 to 1996, Mr. Pruitt worked in a trucking firm where he was instrumental in increasing revenues from $6 million to $30 million. The firm was sold in 1996 to Priority Freight Systems. Between 1997 and 2000, Mr. Pruitt assisted several public and private companies in raising capital, recruiting management and preparing companies to go public or be sold. He was the CEO, President and Chairman of the Board of Onetravel Holdings, Inc. (formerly RCG Companies), a publicly traded holding company formerly listed on the AMEX. Mr. Pruitt received a Bachelor of Arts degree from Coastal Carolina University in Conway, South Carolina, where he sits on the Board of Visitors of the Wall School of Business. He is also Managing Director of Cain Capital Advisors. Mr. Pruitt is currently CEO and director of Chanticleer Holdings, Inc. (CEEH.OB), a business development company under the Investment Company Act of 1940 and CEO and director of Syzygy Entertainment, Ltd. (SYZG.OB), an entertainment company with operations in the Turks and Caicos Islands.

(b) IDENTIFY SIGNIFICANT EMPLOYEES

Gary Thomas, Vice-President of Sales for Enlyten, joined the Company in January 2007 and serves as our national sales director. Mr. Thomas has 27 years experience in the sales industry. For the past 10 years, Mr. Thomas has been with Acosta, the world's largest food broker. Since 2000, he has held the position of Director of HBC/GM Northeast Region. He has managed such accounts as Wegman's, Tops, Kinney Drug and CVS, and handled sales for such high profile product lines as Energizer, L'Oreal, Neutrogena and KAO Brands. Under Mr. Thomas' supervision, Acosta recorded $200+ million in annual sales revenue.

(c) FAMILY RELATIONSHIPS

None.

(d) INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None.

(e) AUDIT COMMITTEE FINANCIAL EXPERT

Mr. Pruitt is independent as specified in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and meets the requirements of a financial expert.

(f) IDENTIFICATION OF THE AUDIT COMMITTEE

The small business issuer has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is currently made up of Mr. Pruitt as Chairman and Mr. Freeman.


ITEM 11: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below lists the beneficial ownership of the Company's voting securities by each person known to be the beneficial owner of more than 5% of such securities. As of May 21, 2007, there were 41,731,897 shares of the Company's common stock issued and outstanding. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. We believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

The following table indicates all persons who, as of May 21, 2007, the most recent practicable date, are known by us to own beneficially more than 5% of any class of our outstanding voting securities. As of May 21, 2007, there were 41,731,897 shares of our common stock outstanding. Except as otherwise indicated below, to the best of our knowledge, each person named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                        NAME AND ADDRESS OF      AMOUNT AND NATURE OF
TITLE OF CLASS           BENEFICIAL OWNER          BENEFICIAL OWNER       % OF CLASS
--------------           ----------------          ----------------       ----------

Common              Zengen, Inc.                      10,717,900             25.7%

Common              Tri-Strip Associates, LLC          2,298,266             5.5%


(b) SECURITY OWNERSHIP OF MANAGEMENT

The following table indicates the beneficial ownership of the Company's voting securities of all Directors of the Company and all Executive Officers who are not Directors of the Company, and all officers and directors as a group, as of May 21, 2007, the most recent practicable date. As of May 21, 2007, there were 41,731,897 shares of the Company's common stock outstanding. Except as otherwise indicated below, to the best of the Company's knowledge, each person named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name. All options are currently exercisable, unless otherwise indicated.

                    Name and Address of                                         Amount and Nature of    % of
Title of Class      Beneficial Owner                                            Beneficial Owner        Class
--------------      ----------------                                            ----------------        -----

Common              Daniel J. Kelly                            a                     615,000            1.47%
                    495 Commerce Drive, Suite 1
                    Amherst, New York

Common              Hank Durschlag                                                   575,000            1.38%
                    5403 McChesney Dr
                    Charlotte, NC  28269

Common              Jason Freeman                              b                      50,000             < 1%
                    5700 W. Plano Pkwy, Ste 1000
                    Plano, Texas  75093

Common              R. Steven Davidson                         c,d                   586,876            1.39%
                    6429 Independence Ave
                    Woodland Hills, CA  91367

Common              Matthew Burns                              c,e                   495,000            1.17%
                    6429 Independence Ave
                    Woodland Hills, CA  91367

Common              Michael D. Pruitt                                                      -             < 1%
                    4201 Congress Street, Suite 145
                    Charlotte, NC  28277

Common              All current officers and directors as a
                      Group (6 persons)                                            2,321,876            5.37%



         a. Includes three-year option granted in September 2006 for 100,000 shares exercisable at $1.10 per share and three-year option granted January 1, 2007 for 400,000 shares exercisable at $2.25 per share.
         b. Includes three-year option granted on November 2, 2006, for 50,000 shares, exercisable at $2.25 per share.
         c. Includes three-year option for 495,000 shares each exercisable at $1.36 which was granted on May 4, 2007, as a part of the acquisition of InnoZen.
         d. Does not include Mr. Davidson's 6.15% interest in Zengen, Inc.'s 10,717,900 shares (approximately 659,000 shares).
         e. Does not include Mr. Burns' approximate 4.2% interest in Zengen, Inc.'s 10,717,900 shares (approximately 454,000 shares).

                      EQUITY COMPENSATION PLAN INFORMATION

This table provides certain information as of December 31, 2006, with respect to our equity compensation plans:

                                                     NUMBER OF
                                                    SECURITIES
                                                   AWARDED PLUS
                                                     NUMBER OF
                                                    SECURITIES
                                                   TO BE ISSUED          NUMBER OF
                                                   UPON EXERCISE        SECURITIES
                                  NUMBER OF         OF OPTIONS,        TO BE ISSUED          NUMBER OF
                                 SECURITIES         WARRANTS OR        UPON EXERCISE        SECURITIES
                                 AUTHORIZED           RIGHTS          OF OUTSTANDING         REMAINING
                                FOR ISSUANCE          GRANTED            OPTIONS,            AVAILABLE
                                  UNDER THE         DURING LAST         WARRANTS OR         FOR FUTURE
NAME OF PLAN                        PLAN            FISCAL YEAR           RIGHTS             ISSUANCE
------------                        ----            -----------           ------             --------

Logisoft Corp. 2000
 Stock Option Plan                    15,000                  -                   -              15,000

HealthSport 2006
  Stock Option Plan                5,000,000             100,000             100,000          4,900,000
                              --------------       -------------       -------------      -------------

                                   5,015,000             100,000             100,000          4,915,000
                              ==============       ==============      ==============     =============

In addition, at December 31, 2006, there were options outstanding for 325,000 shares at an average exercise price of $1.86 which expire in 2009. These options were not granted pursuant to the Stock Option Plans. Also, at December 31, 2006, there were warrants outstanding for 78,750 shares with an exercise price of $20.00 per share. The warrants expire in 2007.


ITEM 12: DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Certificate of Incorporation and Bylaws is qualified in its entirety. The Certificate of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

(a) COMMON STOCK

The Company is authorized to issue 500,000,000 shares of common stock, with a par value of $.0001 per share. Each share of common stock has one vote. At May 21, 2007, there were 41,731,897 shares of the Company's common stock issued and outstanding.

(b) DEBT SECURITIES

         None.

(c) OTHER SECURITIES TO BE REGISTERED

         None.


ITEM 13: INTEREST OF NAMED EXPERTS AND COUNSEL

The December 31, 2006 and 2005 financial statements incorporated by reference to this prospectus have been audited by Creason & Associates, P.L.L.C. ("Creason"), which is an independent registered public accounting firm, to the extent and for the periods set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

We have not hired Creason or any other expert on a contingency basis.


ITEM 14: DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITES ACT LIABILITIES

The Eighth Article of the Company's Certificate of Incorporation and Article XI of the Company Bylaws limit the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty.

The Certificate of Incorporation provides that each person who serves or who has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under
Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.


ITEM 15: ORGANIZATION WITHIN LAST FIVE YEARS

HealthSport, Inc. is a holding company, originally incorporated on July 25, 1985 in Delaware, and currently has the following wholly owned subsidiaries:

         o Enlyten, Inc. ("Enlyten"), a Nevada corporation organized on November 28, 2006;
         o InnoZen, Inc. ("InnoZen"), a Delaware corporation acquired on May 4, 2007;

         o Health Strip Solutions, LLC ("Health Strip"), a Nevada limited liability corporation organized on February 13, 2006; acquired 80% on March 29, 2006, 10% on December 21, 2006 and the remaining 10% on December 27, 2006;
         o Cooley Nutraceuticals, Inc. ("Nutraceuticals"), a Nevada corporation organized on November 17, 2006; acquired on December 6, 2006;
         o Maxx Motorsports, Inc. ("Maxx"), a Delaware corporation acquired on May 15, 2001 and currently inactive;
         o World Championship Poker, Inc. ("Poker"), a Nevada corporation acquired on June 28, 2005 and currently inactive; and
         o Strategic Gaming Consultants, LLC, ("Gaming"), a Nevada limited liability corporation organized on November 8, 2004, and never activated.

On April 24, 2006, we filed a Definitive Information Statement pursuant to
Section 14C which provided that effective May 15, 2006:

         o   our name would be changed to HealthSport, Inc.;
         o our issued and outstanding shares would be reverse-split one share for each 200 shares; and
         o our Certificate of Incorporation would be restated to reflect these amendments.

These amendments were approved by our Board of Directors and in writing by 52.33% of our shareholders on March 31, 2006. Accordingly, effective May 15, 2006, our name was changed to HealthSport, Inc., our shares were reverse-split one for 200 and our Certificate of Incorporation was restated to reflect these amendments. We have made the change in outstanding shares and all references to shares have been retroactively restated for all periods included in this report on Form 10-KSB.

HealthSport, Inc. was originally incorporated in 1985 as Horizon Capital Corp. We were known as Reconversion Technologies, Inc. until May 1, 2000, at which time our name was changed to Logisoft Corp. On May 15, 2001, we changed our name from Logisoft Corp. to Team Sports Entertainment, Inc., on November 8, 2004, we changed our name to Idea Sports Entertainment Group, Inc. and on May 15, 2006, we changed our name to HealthSport, Inc.

On December 20, 2006, we signed a non-binding Letter of Intent ("LOI") to acquire InnoZen, Inc. ("InnoZen") through a merger with one of our wholly owned subsidiaries. A condition of the LOI required us to fund a Bridge Loan for $250,000 (which was made on December 26, 2006) and the investment by us of $750,000 in working capital into InnoZen at closing. We initiated a private placement on January 15, 2007, to sell up to 8,000,000 shares of our common stock at $1.50 per share.

On January 31, 2007, we entered into a Merger Agreement with InnoZen and InnoZen Acquisition Sub, Inc. ("Acquisition Sub"), our wholly owned subsidiary, all Delaware corporations. The Merger Agreement provided that at the effective time and upon the terms and conditions of the Merger Agreement and in accordance with Delaware General Corporate Law, in exchange for 17,500,000 shares of our common stock, Acquisition Sub would be merged with and into InnoZen, after which, InnoZen was to become our wholly owned subsidiary and was to continue as the surviving corporation and the separate existence of Acquisition Sub would cease. The Merger was conditioned on the consummation of a private placement of at least $6 million but not more than $12 million of our common shares at a price not less than $1.50 per share.

On March 15, 2007, the Merger Agreement was amended to extend the closing date to as late as April 30, 2007 and would require increasing the number of shares issued to InnoZen in 250,000 share increments up to 18,250,000 depending upon the ultimate closing date of the private placement. The merger was completed on May 4, 2007, and the Company issued 18,250,000 shares of its common stock to the InnoZen shareholders.


                            CURRENT ACTIVE OPERATIONS

ELECTROLYTE STRIP
-----------------
HEALTH STRIP - On March 29, 2006, we entered into a Unit Purchase Agreement with the majority of the unit holders of Health Strip to acquire 80% of Health Strip in exchange for 500,000 shares of our $.0001 par value common stock. Health Strip, in conjunction with InnoZen, holds certain proprietary technology for the formulation of a thin film electrolyte strip which is the subject of a provisional patent filed in the U.S. Patent and Trademark office on June 14, 2006. In addition, Health Strip reached an agreement for InnoZen to manufacture and distribute the electrolyte strips through its California based manufacturing facility. Through the use of InnoZen's patented manufacturing process, the electrolyte strips have now been produced. Product names and packaging were finalized and initial sales began at the end of the fourth quarter.

At the time it was acquired, Health Strip did not have any tangible assets or liabilities, but it did have certain proprietary technology for an electrolyte replenishment system and the rights to file for a patent of this process. Accordingly, Health Strip recorded $1,125,000 as an intangible asset for patent technology rights, 80% of which is equal to the value of our stock issued on the date of the transaction. As stated above, we have filed a provisional patent in the US Patent & Trademark office and have twelve months to file a final application. InnoZen has completed its bi-layer and nutritional supplement provisionals for final applications to include our electrolyte replenishment system. We commenced amortization of our total patent costs in July 2006 over seventeen years, the life of the expected patent. We will periodically evaluate the unamortized balance of the patent and technology costs and record an impairment loss if warranted.

During December 2006, we issued 925,000 shares of our common stock to acquire the remaining 20% of Health Strip, which was valued at $1,871,250, based upon the trading price of our stock on the acquisition dates. This amount was reduced by the book value of the associated minority interest of $135,252 and the resulting $1,735,998 was recorded as goodwill.

NUTRACEUTICALS - On December 6, 2006, we issued 375,000 shares of our common stock to acquire 100% of Nutraceuticals. At the time it was acquired, Nutraceuticals had a receivable for $3,750 and did not have any liabilities, but it did have certain proprietary technology for the formulation of a nutritional supplement that quickly and effectively provides natural energy enhancers, caffeine, electrolytes, antioxidants and other essential vitamins and minerals. In conjunction with InnoZen, we have designed our formulation to supply the body with a healthy boost in energy, while replenishing and maintaining the essential vitamins and minerals lost during activity, after a long flight, bad night of sleep or over indulgence of alcohol. We recorded this transaction based upon the trading price of our common stock on the date of the purchase and the $806,250 was allocated $3,750 to accounts receivable and $802,500 to an intangible asset for patent technology rights. We are in the process of filing a provisional patent with the US Patent & Trademark office and will commence amortization of the patent costs over seventeen years, the life of the expected patent, when the application is filed.

RESEARCH AND DEVELOPMENT - On April 19, 2005, we entered into a joint development agreement with InnoZen to jointly develop a film strip product containing electrolytes to replenish the body while under physical stress (the "electrolyte strip"). InnoZen had experience in the formulation, development, manufacturing and sale of edible thin strips containing drug active ingredients. We had the formula and the ability to assist in obtaining endorsements for the electrolyte strips by well-known athletes and coaches. We contributed $115,500 in cash and 1,250 shares of our common stock, valued at $19,191 using the Black-Scholes valuation model, for our 50% interest in the joint venture.

As of September 30, 2005, the joint venture had completed a product formulation of an acceptable thin film prototype containing electrolytes and had completed laboratory stability testing for the oral dosage product. The joint venture produced initial electrolyte strips capable of holding a deliverable load of electrolytes equal to approximately one fluid ounce of most recognized sports drinks. The electrolyte strips were produced for flavor testing with initial flavors to be lemon-lime and orange. All joint venture funds were expended by December 31, 2005.


                               INACTIVE OPERATIONS

POKER
-----
On June 28, 2005, we issued 19,250 shares of our common stock, which were valued at $295,544 using the Black-Scholes valuation model, to acquire Poker, whose principal asset is the rights to a proprietary fantasy football format, with the working title, Vegas Roll'em(TM) Fantasy Football ("Vegas Roll'em"). Poker recorded the investment of $295,544 as goodwill. While we may still pursue the project for the 2007 season or later, our principal focus is on the electrolyte strip products. We elected to impair our investment in the goodwill associated with Poker to the $50,000 amount we determined to be the fair value of the investment at December 31, 2005. We believe no additional impairment is required at December 31, 2006.

IMGI
----
On September 9, 2004, we acquired all of the issued and outstanding common stock of IMGI in exchange for warrants to acquire 75,000 shares of our common stock at an exercise price of $20 per share. IMGI is a South Carolina corporation organized on July 28, 2004 and had no prior operations. This transaction was valued at $1,200, which was the amount the sellers of IMGI paid for IMGI's common stock.

Effective August 29, 2006, we issued 65,000 shares of our common stock to a former CEO of the Company and transferred the stock of IMGI, including liabilities of $295,840 to the former CEO. The liabilities included $291,913 which the former CEO claimed was due to himself and affiliates for costs advanced in the original formation of IMGI.

TELEVISION PROGRAMS
-------------------
On October 15, 2004, we acquired two television programs entitled "America's Top Drivers" and "Women's Racing League" in exchange for warrants to acquire 8,750 shares of our common stock at an exercise price of $20 per share. The transaction was valued at $65,458 using the Black-Scholes option pricing model. As of December 31, 2005, we were unable to locate a venue to produce the shows. Accordingly, we fully impaired our investment of $65,458.

On September 28, 2005, we completed the modification of our television program purchase agreement in order to recognize the compensation element of the agreement. The warrants to acquire 8,750 shares of our common stock at $20 per share were cancelled and we issued 18,000 shares of our common stock to the seller of the programs. The 18,000 shares of common stock were valued at $251,640, utilizing the Black-Scholes valuation model. The $251,640 was reduced by the original calculated value of the warrants, which were cancelled, of $65,458 and a net consulting fee expense of $186,182 was recorded.

GAMING
------
On October 27, 2004, we acquired all of the issued and outstanding memberships of Gaming in exchange for warrants to acquire 3,750 shares of our common stock at an exercise price of $20 per share. Gaming had no prior operations and had no assets. Accordingly, the transaction was recorded with no value. Gaming has never been activated.

MAXX
----
Maxx, through its wholly owned subsidiary, Team Racing Auto Circuit, LLC, a Delaware limited liability company ("TRAC"), planned to develop, own, operate and sanction an automotive racing league designed to provide content for television and tracks while expanding the existing base of racing fans. We were in the development stage since our inception on May 15, 2001, and did not establish sources of revenue sufficient to fund the development of business and pay operating expenses, resulting in a net loss of $15,054,021 from inception through December 31, 2003. Accordingly, on August 26, 2003, our Board of Directors unanimously approved a plan to immediately discontinue our racing operation.


ITEM 16. DESCRIPTION OF BUSINESS

HealthSport is publicly traded on the bulletin board market under the ticker symbol HSPO. HealthSport is focused exclusively on the development, manufacturing and marketing of edible film strip products containing nutritional supplements and over-the-counter drugs using certain proprietary technology. This technology system provides rapid dissolution and release of active ingredients when the strip comes in contact with saliva in the mouth.

On December 20, 2006, we signed a non-binding LOI to acquire InnoZen. A condition of the LOI required us to fund a Bridge Loan for $250,000 (which was made on December 26, 2006) and the investment by us of $750,000 in working capital into InnoZen at closing. We initiated a private placement on January 15, 2007, to sell up to 8,000,000 shares of our common stock at $1.50 per share.

On January 31, 2007, we entered into a Merger Agreement with InnoZen and InnoZen Acquisition Sub, Inc., or "Acquisition Sub", our wholly owned subsidiary, all Delaware corporations. The Merger Agreement provided that at the effective time and upon the terms and conditions of the Merger Agreement and in accordance with Delaware General Corporate Law, in exchange for 17,500,000 shares of our common stock, Acquisition Sub would be merged with and into InnoZen, after which, InnoZen was to become our wholly owned subsidiary and was to continue as the surviving corporation and the separate existence of Acquisition Sub would cease. The Merger was conditioned on the consummation of a private placement of at least $6 million but not more than $12 million of our common shares at a price not less than $1.50 per share.

On March 15, 2007, the Merger Agreement was amended to extend the closing date to as late as April 30, 2007 and would require increasing the number of shares issued to InnoZen in 250,000 share increments up to 18,250,000 depending upon the ultimate closing date of the private placement. The merger was completed on May 4, 2007 and the Company issued 18,250,000 shares to InnoZen's stockholders.

InnoZen is a preeminent formulator, developer and manufacturer of edible thin film strips that deliver drug actives and was the first company to deliver a drug active ingredient in a thin film strip when it completed the development of Chloraseptic Sore Throat Relief Strips(R) in June 2003. With Chloraseptic Relief Strips, InnoZen established a new process which prevented irritants and incorporated additional compounds to make the strips more suitable for various drug delivery needs. Relying on its expertise in the development of the film strip, InnoZen moved forward with its proprietary technology to develop two new thin film strip products for coughs. InnoZen launched its two new film strip products under its own Suppress(R) brand in September 2004.

Using InnoZen's in-house research, development and manufacturing capabilities, HealthSport has the ability to more rapidly formulate and develop new thin film products and other products using various additional oral delivery systems such as gels. As a result, HealthSport anticipates a steady stream of new products to expand the Enlyten brand it is creating. The implementation of HealthSport's sales and marketing models for each product line will play an integral role in creating brand awareness through the application of traditional and non-traditional sales techniques.

HealthSport and InnoZen have already jointly developed three new products that are ready to be launched in 2007, including but not limited to ENLYTEN(TM) SPORTSTRIPS, ENLYTEN(TM) ENERGY FILM STRIPS and ENLYTEN(TM) SURVIVAL STRIPS.

                                PRODUCT OVERVIEW

ENLYTEN(TM) SPORTSTRIPS
-----------------------

Over the past year and half, InnoZen has been applying its film strip technology formulation and manufacturing expertise to develop film strips containing electrolytes. Electrolytes are chemicals that form electrically-charged particles (ions) in body fluids. These ions carry the electrical energy necessary for many functions, including nerve impulse transmission and muscle contractions.

Many normal body functions depend on electrolytes, and optimal athletic performance requires a consistent and adequate supply of these important nutrients. Electrolytes such as those found in ENLYTEN(TM) SPORTSTRIPS, along with water, can be used in oral rehydration therapy to replenish the body's electrolyte levels after dehydration caused by exercise, diarrhea or vomiting. Drinking water alone is not the best way to restore fluid levels after extreme athletic activity because it dilutes the salts inside the body's cells and interferes with their chemical functions. This can lead to water intoxication. (This and other side-effects can be a similar negative consequence of excess ingestion of popular liquid electrolyte solutions.)

HealthSport's ENLYTEN(TM) SPORT STRIPS have been tested by Dr. David Berkoff of Duke Sports Medicine's K-Lab and have so far provided positive results. With the patented film strip technology developed by InnoZen and testing completed by Dr. Berkoff, HealthSport is positioned to begin mass marketing ENLYTEN(TM) SPORTSTRIPS in June 2007.

ENLYTEN(TM) ENERGY FILM STRIPS
------------------------------

HealthSport, in conjunction with InnoZen, has developed a revolutionary new edible film strip. ENLYTEN(TM) ENERGY film strips are a nutritional supplement that quickly and effectively provides natural energy enhancers, caffeine, electrolytes, antioxidants, and other essential vitamins and minerals. Enlyten's proprietary formulation is designed to supply the body with a healthy boost in energy, while replenishing and maintaining the essential vitamins and minerals lost during activity, after a long flight, bad night of sleep or over indulgence of alcohol.

ENLYTEN(TM) SURVIVAL STRIPS
---------------------------

HealthSport and InnoZen are currently working with the United States Military to evaluate and test the effectiveness of ENLYTEN(TM) SURVIVAL STRIPS. ENLYTEN(TM) SURVIVAL STRIPS are formulated with antioxidants, non-cavity causing sweeteners, vitamins, herbal extracts, electrolytes, caffeine and other proven beneficial compounds. ENLYTEN(TM) SURVIVAL STRIPS were designed specifically for military personnel as a convenient, light weight, heat stable, effective remedy to fatigue, drowsiness, dehydration and loss of performance during routine and special operations. The strips are being examined in military populations to evaluate their effectiveness in providing energy, increasing alertness, combating dehydration and improving performance in extended operations.

SUPPRESS STRIPS(R)
------------------

Consumers are perpetually looking for new, more effective remedies to treat coughs, colds and sore throats. This trend continues to increase at a rapid rate. Another innovation, which has implications for the future, is the introduction of products that offer a "preventative" formulation (usually based on zinc, Echinacea and similar ingredients). As consumers adopt a more proactive approach to their healthcare, this trend may show greater potential as a business opportunity.

When InnoZen launched Suppress Cough Strips in 2004, delivering medicine in a film strip was a relatively new idea; it has taken a while to gain consumer acceptance. With the launch of several OTC film strip products and continued increases in sales of film strip products, this category is poised for significant growth in the coming years.

Currently, Suppress Cough Strips are in two formulations: one with Dextromethorphan, and one in an herbal formulation. Both are available for purchase in approximately 10,000 retail outlets in the U.S. The product is carried in numerous leading chain stores such as Rite Aid, Winn Dixie, Drugstore.com, Eckerd, Ralph's and Longs Drugs. InnoZen has also arranged for international distribution of these products.

CHLORASEPTIC STRIPS
-------------------

Less than one year after incorporating, InnoZen completed formulation and development of its first film strip product, a Benzocaine film strip, and licensed it to Prestige Brands to launch under Prestige's Chloraseptic(R) branD in 2003. The Chloraseptic Sore Throat Relief Strips developed by InnoZen were the first thin film strip containing a drug active and are currently being marketed in the U.S. InnoZen currently receives a royalty for Chloraseptic's use of its licensed technology.

                                INDUSTRY OVERVIEW
                                -----------------

Oral film strips supplement and can replace traditional capsules and tablets due to their ease of use, discreteness, portability, fast oral delivery, and ability to control dosage (and thus minimize overdosing and/or contraindications of the active ingredients). Film strips have soothing effects in the mouth and throat because of their method of dissolution. The huge success of Listerine(R) Breath Strips, which achieved more than $500 million iN sales since its launch, has demonstrated consumer acceptance and adoption of this new delivery system. Edible film strips have become a popular alternative to lozenges and gum for refreshing breath.

Both HealthSport and InnoZen's mission is to be a leader in developing and manufacturing pharmaceutical products in unique and convenient oral delivery formats using science and innovation to improve people's lives. The main method of achieving this is by use of "medicine in a strip"(R) that can be orally ingested. Flavor is an important part oF the film strip development process. InnoZen's team has extensive experience in developing flavors in film strips and has great relationships with numerous international flavor houses.

These goals can be achieved by creatively applying InnoZen's unique, proprietary knowledge and technology to create unique medicines in a strip that enable drug developers to have an alternative and proprietary method of delivering their existing products, as well as new products, and of extending and expanding their respective market positions, brands, distribution networks and intellectual property.

The film strip industry is in its early growth stage and InnoZen is currently one of the premier strip manufacturers in the country and has current and prospective substantial market presence and alliances in place. Additional products under development provide further upside opportunity for both HealthSport and InnoZen. After the acquisition of InnoZen, the combined Companies are well-positioned for rapid growth and enhanced profitability.

                              SALES & DISTRIBUTION
                              --------------------

To handle all of the sales, marketing, and distribution needs of our various products, we have formed Enlyten as a wholly owned subsidiary. Led by the newly appointed president of HealthSport, Dan Kelly, Enlyten will seek to market and distribute the film strips using all forms of traditional outlets including grocery and drug stores, big box retailers and sporting goods stores, some of which already carry InnoZen products. Enlyten will also utilize non-traditional avenues such as college bookstores, organizational events and nightclubs.

To further this effort, HealthSport has secured the services of a 27 year veteran in sales, Gary Thomas, who will be guiding and directing the Sales Division. His experience with Acosta, the largest food and medicine broker in the U.S., will bring substantial expertise and experience in the sales and distribution of HealthSport products. Under Mr. Thomas's supervision, Acosta's North Eastern United States Division recorded $200+ million in annual sales revenue.

                         PRODUCT POSITIONING & MARKETING
                         -------------------------------

PRODUCT ENDORSEMENT: In today's world, people respond to individuals they trust and respect when it comes to purchasing products. One manner in which to reach the masses is to launch ENLYTEN(TM) SPORTSTRIPS, ENLYTEN(TM) ENERGY strips and ENLYTEN(TM) SURVIVAL STRIPS with respected experts in the field or industry of that particular producT. Enlyten will have the exclusive marketing and sales rights for all HealthSport products. HealthSport has already retained individuals with these characteristics and has pending conversations with others.

For example, with respect to ENLYTEN(TM) SPORTSTRIPS, HealthSport has engaged sports celebrities who have a stroNG connection with their fans and who will use their profile and experience in sports to effectively and professionally represent and support ENLYTEN(TM) SPORTSTRIPS. In addition, a Sports Advisory Council will be assembled to use a croSS section of sports professionals to endorse the sport strips.

Similarly, it will take someone with influence and popularity to reach the targeted sales and distribution for ENLYTEN(TM) ENERGY film strips. We are exploring and researching the best representatives for the product in order TO have an immediate impact on sales.

Finally, for ENLYTEN(TM) SURVIVAL STRIPS, the most effective endorsement will be to enlist the support and endorsemeNT of a top-tiered former military person who can use his or her experience and presence to introduce the product among military services in the U.S. as well as internationally.

CLINICAL EXPERTS: The research and development conducted by Dr. David Berkoff and Anthony Seaber, a medical doctor and a science expert, respectively, in sports medicine and training at Duke University, and by other clinical experts on the ENLYTEN products will be communicated to other medical experts, coaches and trainers in each field along with the benefits the products have to offer, not only to professional athletes but to individuals as well. Their participation is important to reinforce the scientific verification data by offering their assessments and results with trainers, coaches, athletes, military personnel and the general public. Over the course of the next year and beyond, the clinical experts will be incorporated into our marketing plans through public relations and product testimonials in medical related materials circulated at trade shows, in medical magazines and on talk shows.

TRADESHOWS / CONFERENCES / EVENTS: Various tradeshows, conferences and opportunities exist where ENLYTEN(TM) SPORTSTRIPS, ENLYTEN(TM) ENERGY film strips and ENLYTEN(TM) SURVIVAL STRIPS, as well as Suppress and other HealthSPoRT products, can be introduced to the general public and to health, fitness, and sports professionals. In fact, it will be important to identify the events that will offer maximum exposure to achieve success and results of the investment to participate in the event, tradeshow or conference.

The marketing department will determine the high visibility tradeshows or events and oversee the logistics. The products will be sampled by direct placement in the hands of attendees at the events, through public relations surrounding the event and by using the endorsement of individuals at the events.

ADVERTISING: A multi-tiered program will be developed and executed to introduce each product to the general public, sports professionals and military. Each product will have a program and advertising schedule that will use new and established avenues for product placement, targeted media outlets in print and radio as well as using the Internet for education and direct sales.

Marketing and creative services will identify the target markets and publications to promote HealthSport products through advertisements and product story placements. High profile, nationally circulated newspapers, magazines and product specific publications will be included in the print ad placement schedule, such as (but not limited to) USA TODAY, NEWSWEEK, RUNNER'S WORLD and other publications.

Direct mail will be sent out to conference participants, event sponsors and tradeshow mailing lists. The marketing department will work with the Sports Advisory Council and clinical experts to secure lists of contacts from them to mail materials to individuals and businesses in their circle of influence.

Consumers and retail customers will be mailed information and products, based on researched buying habits in specific markets and retail stores. The direct mail program will support promotional programs, consumer rebate initiatives and other opportunities coinciding with the retail-marketing plan for HealthSport brands.

Website advertising opportunities will be researched and developed to place advertising on highly visible Internet sites to extend the branding of HealthSport beyond print and direct mail.

Other developments will be specific to the needs of the product rollout, sales department and direction as given by the corporate executives of HealthSport.

PUBLIC RELATIONS: An integrated public relations program will be developed to launch HealthSport across the country as well as internationally. Working with a public relations agency, the customary elements will be created such as press releases, targeted pitch strategies and materials to be sent to the public.

The public relations plan will be flexible and calculated, depending on the opportunities that arise from the endorsements, situations associated with the celebrities and the clinical experts. For instance, there will be opportunities for the celebrities to introduce ENLYTEN directly or indirectly when doing interviews or appearances on behalf of other businesses or events.

At the conferences or tradeshows, members of the Sports Advisory Council may participate as presenters or attend the conferences. Local media market opportunities will be utilized for on and off-site interviews and related opportunities that will capitalize on the visibility of the conferences or tradeshows.

Additional product placement opportunities will be sought on lifestyle and sports television shows, both locally and nationally, to provide support to marketing and sales related plans as determined by the corporate leadership of Enlyten.

                                  MANUFACTURING
                                  -------------

InnoZen maintains a drug research and development facility and a manufacturing plant in Woodland Hills, California that meets FDA and California certification requirements. This manufacturing facility provides new business opportunities through customized product production and pilot scale runs of film strip products, and the ability to then deliver final product quickly and at reasonable cost. Internal manufacturing enables quicker and more responsive development of new and custom formulations and provides the ability to then promptly fill orders for the new products. The net result is InnoZen's unique ability to develop and deliver new film strip formulations and products to market faster and more economically.

BESPOKE CUTTING AND PACKAGING: InnoZen's high-tech cutting and packaging facility can be optimized to meet the specific requirements, and budgets, of HealthSport's clients. Using high-tech labeling equipment, InnoZen offers a range of labeling options, including a tamper resistant seal and full wrap-around application in addition to the packaging used for the Suppress Cough Strips. Technologically advanced blister card machinery enables InnoZen to offer retail ready packaging, blister card single and multi-packs and flow wrap individual products. InnoZen also offers a number of innovative packaging solutions, including space saving packaging designs.

CAPACITY AND INVENTORY MANAGEMENT: With its own on-site manufacturing strip facility, InnoZen is now in a position to manufacture all of the initial requirements for the ENLYTEN(TM) SPORTSTRIPS, ENLYTEN(TM) ENERGY film stripS aND ENLYTEN(TM) SURVIVAL STRIPS and both Suppress Cough Strip products for itself and other third party distributorS. InnoZen plans to build a second line to accommodate the future product demand that is expected for the new products once they are launched and from potential new manufacturing customers.

Using its own facility, InnoZen can use a just-in-time inventory policy to manufacture only the minimum number of film strips necessary to meet retailers' orders. This reduces the sales and production cycle by several months and reduces cash requirements for inventory.


                              INTELLECTUAL PROPERTY
                              ---------------------

Patents and pending patent applications seek to protect new technologies developed by HealthSport and InnoZen in formulating, developing and manufacturing edible film strip products containing drug actives. Other techniques are protected as trade secrets. These new core technologies include novel methods of manufacturing film strip to create additional stability and to increase the amount of drug actives that can be delivered in a single film strip. InnoZen also seeks to protect the delivery of the specific drug active ingredients in its edible film strips.


HealthSport and InnoZen have filed U.S. and foreign trademark and patent applications to protect product lines and general technology; they rely on a combination of intellectual property laws, nondisclosure agreements and other measures to protect proprietary rights. Currently, HealthSport has two and InnoZen has six United States patent applications pending; they expect to file several more before the end of 2007. InnoZen has also filed patent applications in several foreign countries. HealthSport and InnoZen also own various trademarks, including ENLYTEN, SPORTSTRIPS, RESTORE, SURVIVAL STRIPS, InnoZen, Suppress, and "Medicine in a Strip." Trademark registrations are available upon request.

                                   COMPETITION
                                   -----------

HealthSport is a formulator, developer and manufacturer of edible film strips and is also building a branded consumer product under its Enlyten brand. As a result, none of our competitors are in direct competition with us in all of these markets. We are, however, in competition with consumer products, sports nutrition, health product and drug delivery companies.

In building the Enlyten brand, we will compete with other companies that delivery similar compounds and nutritional supplements, including electrolytes and energy products. There are numerous competitors in these markets, specifically sports and energy drinks. We believe that we are differentiated from these products because of our delivery system in edible film strips but our competitors may choose to enter this market as well. As a formulator, developer and manufacturer of edible film strips, we compete with other edible film strip companies and also with other drug delivery technologies involving oral, injectable, patch-based, pulmonary and intranasal administration of nutritional supplements and OTC drugs.
We differentiate ourselves through our vertically integrated business model which we believe increases our speed to market, reduces third-party performance risk and increases control from a regulatory perspective. We believe our proprietary composition, taste-masking and manufacturing process provides us with a competitive advantage in thin film.

                 GOVERNMENTAL REGULATIONS, APPROVAL, COMPLIANCE
                 ----------------------------------------------

Our operations are subject to regulation by the federal government, state governments, and certain foreign governments. The Federal Food, Drug, and Cosmetic Act, or FDCA, other federal statutes and regulations, various state statutes and regulations, and laws and regulations of foreign governments govern to varying degrees the testing, approval, production, labeling, distribution, post-market surveillance, advertising, dissemination of information, and promotion of our products. The lengthy process of laboratory, animal and clinical testing, data analysis, manufacturing development, and regulatory review necessary for required governmental approvals is costly and uncertain, and can delay or prevent product introductions in a given market. Promotion, marketing, manufacturing, and distribution of pharmaceutical products are regulated in all major world markets.

The FDA's regulatory control of product approval directly affects our ability to launch our products in the United States market even though some OTC pharmaceutical products can be launched without the need for FDA product approval. These products are a subset of OTC products, which may be marketed without a specific FDA approval if they conform to a special published regulation of the FDA referred to as an OTC monograph.

         OTC PRODUCTS

OTC products are those that are available to consumers without a prescription. They are available to consumers without a prescription because they can be labeled for safe and effective use without the supervision of a physician or other professional healthcare provider. In the United States, the FDA establishes OTC drug monographs for particular product classes, such as cough and cold products. The monographs specify permissible active ingredients, labeling and indications. Products that conform to a monograph may be marketed without a specific FDA approval. OTC products that do not conform to an OTC monograph generally require review and approval through a new drug application, or NDA, abbreviated new drug application, or ANDA, or 505(b)(2) application.

         POST-MARKETING REQUIREMENTS

The FDA continues to review marketed products after approval or issuance of an OTC monograph. If previously unknown problems are discovered or if there is a failure to comply with applicable regulatory requirements, the FDA may restrict the marketing of a product, cause the withdrawal of the product from the market, or under certain circumstances seek recalls, seizures, injunctions or criminal sanctions. For example, the FDA may require labeling changes or additional studies for any marketed pharmaceutical product if new information reveals questions about a drug's safety or effectiveness. In addition, in the case of a product subject to an NDA, ANDA, or 505(b)(2) application, changes to the product, the manufacturing methods or locations, or labeling are subject to additional FDA approval, which may or may not be received, and which may be subject to a lengthy FDA review process.

Whether marketed under an approved application or an OTC monograph, all drugs must be manufactured in conformity with cGMP and other FDA regulations and requirements, and pharmaceutical products subject to an approved application must be manufactured, processed, packaged, labeled and promoted in accordance with the approved application. Certain products must also be packaged with child-resistant and senior friendly packaging under the Poison Prevention Packaging Act and Consumer Product Safety Commission regulations. Products that do not comply with these requirements can be considered misbranded and subject to seizure, recall, monetary fines, and other penalties. We must comply with cGMP and product specific regulations enforced by the FDA, and are continually subject to inspection by the FDA and other governmental agencies. Manufacturing operations could be interrupted or halted in any of those facilities if a government or regulatory authority determines that our contract manufacturers do not comply with applicable regulations or as a result of an unsatisfactory inspection.

The distribution of prescription pharmaceutical products is also subject to the Prescription Drug Marketing Act, or PDMA, which regulates the distribution of drugs and drug samples at the federal level, and sets minimum standards for the registration and regulation of drug distributors by the states. States require the registration of manufacturers and distributors who provide pharmaceuticals, including in certain states even if these manufacturers or distributors have no place of business within the state but satisfy other nexus requirements, for example, the shipment of products into such state. Both the PDMA and state laws limit the distribution of prescription pharmaceutical product samples to licensed practitioners and impose other requirements to ensure accountability in the distribution of samples.

Other reporting and recordkeeping requirements also apply for marketed drugs, including for most products requirements to review and report cases of adverse events. Product advertising and promotion are subject to FDA and state regulation, including requirements that promotional claims conform to any applicable FDA approval, and be appropriately balanced and substantiated. OTC drug advertising is also regulated by the Federal Trade Commission. Sales, marketing and scientific/educational programs must comply with applicable requirements of the anti-kickback provisions of the Social Security Act, the False Claims Act, the Veterans Healthcare Act, and the implementing regulations and policies of the United States Health and Human Services Office of Inspector General and United States Department of Justice, as well as similar state laws. Pricing and rebate programs must comply with applicable pricing and reimbursement rules, including the Medicaid drug rebate requirements of the Omnibus Budget Reconciliation Act of 1990. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of our activities are potentially subject to federal and state consumer protection and unfair competition laws.

         OTHER REGULATORY REQUIREMENTS

In addition to the statutes and regulations described above, we are also subject to regulation under the Occupational Safety and Health Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other federal, state and local regulations. We believe that we have complied with these laws and regulations in all material respects, and we have not been required to take any action to correct any material noncompliance. We are unable to predict, however, the impact on our business of any changes that may be made in these laws or of any new laws or regulations that may be imposed in the future. We cannot be sure that we will not be required to incur significant compliance costs or be held liable for damages resulting from any violation of these laws and regulations.

                                    EMPLOYEES
                                    ---------

At December 31, 2006 we had four full-time employees and at December 31, 2005, we had one part-time employee and one full-time employee. During the first 45 days of 2007 we added three additional full-time employees to Enlyten's staff. We acquired InnoZen on May 4, 2007, which increased our number of employees by 30 people.

Our employees are not represented by a labor union. We have experienced no work stoppage and believe that our employee relationships are good.


ITEM 17: MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This statement contains forward-looking statements within the meaning of the Securities Act. Discussions containing such forward-looking statements may be found throughout this statement. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth in Item 3 and the matters set forth in this statement.

COMPARISON OF YEARS ENDED DECEMBER 31, 2006 AND 2005

HealthSport is publicly traded on the bulletin board market under the ticker symbol HSPO. HealthSport is focused exclusively on the development, manufacturing and marketing of edible film strip technology. This technology system provides rapid dissolution and release of active ingredients when the strip comes in contact with saliva in the mouth.

On December 20, 2006, we signed a non-binding LOI to acquire InnoZen through a merger with one of our wholly owned subsidiaries. A condition of the LOI required us to fund a Bridge Loan for $250,000 (which was made on December 26, 2006) and the investment by us of $750,000 in working capital into InnoZen at closing. We initiated a private placement on January 15, 2007, to sell up to 8,000,000 shares of our common stock at $1.50 per share.

On January 31, 2007, we entered into a Merger Agreement with InnoZen and InnoZen Acquisition Sub, Inc. ("Acquisition Sub"), our wholly owned subsidiary, all Delaware corporations. At the effective time and upon the terms and conditions of the Merger Agreement and in accordance with Delaware General Corporate Law, in exchange for 17,500,000 shares of our common stock, Acquisition Sub will be merged with and into InnoZen, after which, InnoZen will become our wholly owned subsidiary and will continue as the surviving corporation and the separate existence of Acquisition Sub will cease.

Conditions precedent to effect the Merger include that we shall have consummated the private placement of at least $6 million but not more than $12 million of our common shares at a price not less than $1.50 per share on the following timetable: (a) execution and delivery by the investors of subscription agreements for the minimum amount of the private placement by no later than February 15, 2007; and (b) the closing of the private placement by no later than February 28, 2007.

On March 15, 2007, this agreement was amended to extend the closing date to as late as April 30, 2007 and would require increasing the number of shares issued to InnoZen in 250,000 share increments up to 18,250,000 depending upon the ultimate closing date of the private placement.

InnoZen is a preeminent formulator, developer and manufacturer of edible thin film strips that deliver drug actives and was the first company to deliver a drug active ingredient in a thin film strip when it completed the development of Chloraseptic Sore Throat Relief Strips(R) in June 2003. With Chloraseptic Relief Strips, InnoZen established a neW process which prevented irritants and incorporated additional compounds to make the strips more suitable for various drug delivery needs. Relying on its expertise in the development of the film strip, InnoZen moved forward with its proprietary technology to develop two new thin film strip products for coughs. InnoZen launched its two new film strip products under its own Suppress(R) brand in September 2004.

Using InnoZen's in-house research and development and manufacturing capabilities, HealthSport has the ability to more rapidly formulate and develop new thin film products and other products using various additional oral delivery systems such as gels. As a result, HealthSport anticipates a steady stream of new products to expand the Enlyten brand it is creating. The implementation of HealthSport's innovative and creative sales and marketing models for each product line will play an integral role in creating brand awareness through the application of traditional and non-traditional sales techniques.

HealthSport and InnoZen have already jointly developed three new products that are ready to be launched in 2007, including but not limited to ENLYTEN(TM) SPORTSTRIPS, ENLYTEN(TM) ENERGY film strips and ENLYTEN(TM) SURVIVAL STRIPS.

We were in the development stage for our planned racing operation since our inception, May 15, 2001, and did not establish sources of revenue sufficient to fund the development of business and pay operating expenses, resulting in a net loss of $15,054,021 from inception through December 31, 2003. On August 26, 2003, our Board of Directors unanimously approved a plan to immediately discontinue our racing operation. Since August 26, 2003 and until September 9, 2004, we attempted to find a suitable acquisition candidate. On September 9, 2004, with the acquisition of IMGI, we completed one development stage, which had been included in discontinued operations, and commenced a new development stage operation.


                            CURRENT ACTIVE OPERATIONS

ELECTROLYTE STRIP
-----------------
HEALTH STRIP - On March 29, 2006, we entered into a Unit Purchase Agreement with the majority of the unit holders of Health Strip to acquire 80% of Health Strip in exchange for 500,000 shares of our $.0001 par value common stock. Health Strip in conjunction with InnoZen holds certain proprietary technology for the formulation of a thin film electrolyte strip which is the subject of a provisional patent filed in the U.S. Patent and Trademark office on June 14, 2006. In addition, Health Strip reached an agreement for InnoZen to manufacture and distribute the electrolyte strips through its California based manufacturing facility. Through the use of InnoZen's patented manufacturing process, the electrolyte strips have now been produced. Product names and packaging were finalized and initial sales began at the end of the fourth quarter.

At the time it was acquired, Health Strip did not have any tangible assets or liabilities, but it did have certain proprietary technology for an electrolyte replenishment system and the rights to file for a patent of this process. Accordingly, Health Strip recorded $1,125,000 as an intangible asset for patent technology rights, 80% of which is equal to the value of our stock issued on the date of the transaction. As stated above, we have filed a provisional patent in the US Patent & Trademark office and have twelve months to file a final application. InnoZen has completed its bi-layer and nutritional supplement provisionals for final applications to include our electrolyte replenishment system. We commenced amortization of our total patent costs in July 2006 over seventeen years, the life of the expected patent. We will periodically evaluate the unamortized balance of the patent and technology costs and record an impairment loss if warranted.

During December 2006, we issued 925,000 shares of our common stock to acquire the remaining 20% of Health Strip, which was valued at $1,871,250, based upon the trading price of our stock on the acquisition dates. This amount was reduced by the book value of the associated minority interest of $135,252 and the resulting $1,735,998 was recorded as goodwill.

NUTRACEUTICALS - On December 6, 2006, we issued 375,000 shares of our common stock to acquire 100% of Nutraceuticals. At the time it was acquired, Nutraceuticals had a receivable for $3,750 and did not have any liabilities, but it did have certain proprietary technology for the formulation of a nutritional supplement that quickly and effectively provides natural energy enhancers, caffeine, electrolytes, antioxidants and other essential vitamins and minerals. In conjunction with InnoZen, we have designed our formulation to supply the body with a healthy boost in energy, while replenishing and maintaining the essential vitamins and minerals lost during activity, after a long flight, bad night of sleep or over indulgence of alcohol. We recorded this transaction based upon the trading price of our common stock on the date of the purchase and the $806,250 was allocated $3,750 to accounts receivable and $802,500 to an intangible asset for patent technology rights. We are in the process of filing a provisional patent with the US Patent & Trademark office and will commence amortization of the patent costs over seventeen years, the life of the expected patent, when the application is filed.

RESEARCH AND DEVELOPMENT - On April 19, 2005, we entered into a joint development agreement with InnoZen to jointly develop a film strip product containing electrolytes to replenish the body while under physical stress (the "electrolyte strip"). InnoZen had experience in the formulation, development, manufacturing and sale of edible thin strips containing drug active ingredients. We had the formula and the ability to assist in obtaining endorsements for the electrolyte strips by well-known athletes and coaches. We contributed $115,500 in cash and 1,250 shares of our common stock, valued at $19,191 using the Black-Scholes valuation model, for our 50% interest in the joint venture.

As of September 30, 2005, the joint venture had completed a product formulation of an acceptable thin film prototype containing electrolytes and had completed laboratory stability testing for the oral dosage product. The joint venture produced initial electrolyte strips capable of holding a deliverable load of electrolytes equal to approximately one fluid ounce of most recognized sports drinks. The electrolyte strips were produced for flavor testing with initial flavors to be lemon-lime and orange. All joint venture funds were expended by December 31, 2005.

                         LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2006, we had positive working capital of $909,788 as compared to a working capital deficit of $4,900,145 at December 31, 2005. The working capital improvement is primarily the result of converting convertible promissory notes to common stock during 2006 ($5,523,355 including accrued interest); the issuance of common stock for accounts payable and other liabilities of $447,299; the issuance of common stock for cash in the amount of $550,000; and the issuance of common stock for a stock subscription receivable which was collected on January 8, 2007.

On December 20, 2006, we signed a non-binding LOI to acquire InnoZen through a merger with one of our wholly owned subsidiaries. A condition of the LOI required us to fund a Bridge Loan for $250,000 (which was made on December 26, 2006) and the investment by us of $750,000 in working capital into InnoZen at closing. We initiated a private placement on January 15, 2007, to sell up to 8,000,000 shares of our common stock at $1.50 per share. A condition precedent to our closing of the InnoZen acquisition is that we shall have raised and closed on a minimum of $6 million in new cash equity through the sale of common stock at an average price of not less than $1.50 per share.

On January 31, 2007, we entered into a Merger Agreement with InnoZen and InnoZen Acquisition Sub, Inc. ("Acquisition Sub"), our wholly owned subsidiary, all Delaware corporations. At the effective time and upon the terms and conditions of the Merger Agreement and in accordance with Delaware General Corporate Law, in exchange for 17,500,000 shares of our common stock, Acquisition Sub will be merged with and into InnoZen, after which, InnoZen will become our wholly owned subsidiary and will continue as the surviving corporation and the separate existence of Acquisition Sub will cease.

Conditions precedent to effect the Merger include that we shall have consummated the private placement of at least $6 million but not more than $12 million of our common shares at a price not less than $1.50 per share on the following timetable: (a) execution and delivery by the investors of subscription agreements for the minimum amount of the private placement by no later than February 15, 2007; and (b) the closing of the private placement by no later than February 28, 2007.

On March 15, 2007, this agreement was amended to extend the closing date to as late as April 30, 2007 and would require increasing the number of shares issued to InnoZen in 250,000 share increments up to 18,250,000 depending upon the ultimate closing date of the private placement.

We anticipate reaching our first goal of raising a minimum of $6,000,000 by the end of April 2007. These funds should be sufficient to fund our operations for the remainder of 2007. This funding is expected to be applied as follows: fees to third parties and expenses of closing - $500,000; new InnoZen production line and capital expenditures - $1,500,000; InnoZen working capital - $750,000; HealthSport marketing - $2,500,000; and HealthSport operational costs and working capital - $750,000.

On January 15, 2007, we began a private placement offering to sell up to 8,000,000 shares of our common stock at a price of $1.50 per share. The offering is scheduled to terminate on the earlier of April 15, 2007 or the date when the sale of up to 8,000,000 shares has been completed. As of March 31, 2007, we have sold 1,612,667 shares for total proceeds of $2,419,001.

                              RESULTS OF OPERATIONS

We had a loss from operations in 2006 of $1,438,047 as compared to $1,906,425 ($28,960 from discontinued operations) in 2005. The principal decreases were reductions in selling, general and administrative expense of $440,258; a reduction of $309,511 in asset impairments and abandonments; and a reduction of $134,691 in equity in joint venture loss. The principal increases were an increase in non-cash compensation expense of $119,625 and an increase in the beneficial conversion feature of a convertible debenture of $400,000.

The selling, general and administrative expenses are expected to increase substantially in 2007 from the 2006 level with the marketing and roll-out of several electrolyte strip products commencing in June 2007. While limited sales are ongoing, the third quarter should be the first full quarter of operations.

                             DISCONTINUED OPERATIONS

We were in the development stage from our inception, May 15, 2001, and we did not establish sources of revenue sufficient to fund the development of business and pay operating expenses, resulting in a net loss of $15,054,021 from inception through December 31, 2003. As a result of the continuing losses, on August 26, 2003, our Board of Directors unanimously approved a plan to immediately discontinue our racing operation. This discontinued operation had a loss of $0 and $28,960 during the years ended December 31, 2006 and 2005, respectively. While we do not expect any additional liability, we were a party to a racing car design and construction agreement, a team sales brokerage agreement and a broadcasting agreement which have not been formally cancelled.

                            NEW ACCOUNTING STANDARDS

There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company's financial position or operating results.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on our future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, which for us would be our fiscal year beginning January 1, 2008. We are currently evaluating the impact of SFAS No. 157 but do not expect that it will have a material impact on our financial statements.

                          CRITICAL ACCOUNTING POLICIES

The SEC issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure about Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition our most critical accounting policies include the valuation of intangibles, which affects their amortization and impairment calculations and stock-based compensation. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

INTANGIBLE ASSET VALUATION - The determination of the fair value of certain acquired assets and liabilities is subjective in nature and often involves the use of significant estimates and assumptions. Determining the fair values and useful lives of intangible assets requires the exercise of judgment. We may use our common stock to acquire assets and may use the Black-Scholes valuation method or another acceptable method to determine a valuation for the stock. The Black-Scholes valuation method calculates a volatility factor for the stock price and extrapolates a valuation using these criteria. This valuation method has generally proven effective for companies with established markets for their common stock; however, due to the lack of an established trading market for our common stock, in the opinion of management, this may result in an unduly high valuation for the stock.

STOCK-BASED COMPENSATION - We record the fair value of stock-based compensation to outside consultants as an operating expense. Historically, we have not recorded expenses relating to stock options granted to employees with an exercise price greater than or equal to market price at the time of grant. We have reported pro-forma net loss and loss per share in accordance with the requirements of SFAS 123 and SFAS 148. This disclosure shows net loss and loss per share as if we had accounted for our employee stock options under the fair value method of those statements. Pro-forma information is calculated using the Black-Scholes pricing method on the date of grant. This option valuation model requires input of highly subjective assumptions. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model may not necessarily provide a reliable single measure of fair value of our employee stock options. We did not have any stock-based compensation during 2005; however, we did have stock-based compensation in 2006 and expect to have stock-based compensation in the future.

In December 2004, the FASB issued SFAS 123 (revised 2004), "Share-Based Payment" (SFAS 123(R)). Among other things, SFAS 123(R) requires expensing the fair value of stock options, previously optional accounting. For transition, upon adoption on January 1, 2006, SFAS 123(R) required expensing any unvested options and also required us to change the classification of certain tax benefits from option deductions to financing rather than operating cash flows.

OTHER - The Company expects revenue recognition and other financial estimates to become critical accounting policies as business develops in the future.

                         OFF-BALANCE SHEET ARRANGEMENTS

The Company's only off-balance sheet arrangement is for its office lease in Amherst, New York. The operating lease is for a three-year term beginning on February 1, 2007, covers 2,182 square feet at an annual cost of $28,366 in year one, $28,912 in year two and $29,457 in year three.


COMPARISON OF THREE MONTHS ENDED MARCH 31, 2007 AND 2006

                             ACQUISITION OF INNOZEN

On May 4, 2007, we issued 18,250,000 shares of our common stock to the shareholders of InnoZen and completed the acquisition of InnoZen through a merger of InnoZen with our wholly owned subsidiary, Acquisition Sub.

                                    REVENUES

During the three months ended March 31, 2007, we had sales of $5,897, principally to an Internet sales organization, which resulted in gross profit of $2,020 (34%). There were no sales in the corresponding 2006 period. We currently anticipate substantial sales increases to commence in the second quarter after completion of the acquisition of InnoZen.

                               COSTS AND EXPENSES

General and administrative expenses increased to $262,771 in the three months ended March 31, 2007, from $18,045 in the 2006 period. The increase is consistent with the increases associated with the planned roll-out of the ENLYTEN(TM) products in the second quarter of 2007. We had minimal operations in 2006 until completing the acquisition of Health Strip at the end of March 2006. The major components of the increase include salaries and wages of $74,226, travel and entertainment increases of $85,244, professional fees of $51,254 and amortization costs of $28,406.

Selling and marketing costs are $409,173 in the three months ended March 31, 2007, as compared to none in the 2006 period. Selling and marketing costs did not commence until the end of 2006. The major components of the 2007 selling and marketing costs include payments on endorsement contracts and minimum royalty payments of $107,690, staff payroll of $110,438, advertising and package development costs of $61,223 and costs associated with initial trade shows, conferences and events of $38,234.

Non-cash compensation expense includes both the amortization of stock grants to employees and stock grants as part of endorsement contracts over the relevant service periods and amortization of the intrinsic value of stock options to both employees and as a part of endorsement contracts.


ITEM 18: DESCRIPTION OF PROPERTY

The corporate offices are currently maintained in the office of the Company's accountant at no cost to the Company.

Enlyten has executed a three-year lease which commences on February 1, 2007 for 2,182 square feet of office space for its staff in Amherst, New York.


ITEM 19: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2007 TRANSACTIONS
-----------------

The Company's acting CFO was paid consulting fees of $4,500 during the three months ended March 31, 2007 and none during 2006.

2006 TRANSACTIONS
-----------------

Effective August 20, 2006, we issued 65,000 shares of our common stock to a former CEO and transferred the stock of IMGI, including liabilities of $295,840 to the former CEO. The liabilities included $291,913 which the former CEO claimed was due to him and affiliates for costs advanced in the original formation of IMGI.

During the year ended December 31, 2006, we had three different part-time CEOs. In aggregate they were paid $16,000 during the year.

2005 TRANSACTIONS
-----------------

In September 2005, the courts approved the settlement of the litigation with our former CEO, William G. Miller, as discussed in note 10 to the consolidated financial statements. As a result of this settlement, we recognized a loss from discontinued operations in 2005 of $28,960, which is net of $247,055 in accrued amounts previously due related parties which were forgiven.

Our CEO until June 30, 2005, received compensation of $45,000 during 2005. In addition, during 2005, Godley Morris Group LLC ("GMG"), a company 50% owned and managed by this former CEO, received rent of $9,000 and $291,913 was recorded in amounts due related parties for additional reimbursements claimed by GMG.


ITEM 20: MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) MARKET INFORMATION

Our $0.0001 par value per share common stock is traded in the over-the-counter market and is quoted on the National Association of Securities Dealers ("NASD") Over-The Counter Bulletin Board ("OTCBB") under the symbol "HSPO.OB." Previously we were quoted on the OTCBB under the symbols "ISPO.OB," "TSPT.OB," "LGST," and "RTTK."

The following table sets forth the quarterly high and low daily close for our common stock as reported by the OTCBB for the two years ended December 31, 2006 and the quarter ended March 31, 2007. The bids reflect inter-dealer prices without adjustments for retail mark-ups, mark-downs or commissions and may not represent actual transactions.

                                                        High               Low
                                                        ----               ---
2007:
First quarter                                       $    2.99         $    2.20

2006:
Fourth quarter                                      $    2.50         $    1.50
Third quarter                                       $    1.50         $     .75
Second quarter                                      $    4.00         $    1.05
First quarter                                       $    8.00         $    1.60

 2005:
Fourth quarter                                      $   14.00         $    4.00
Third quarter                                       $   20.00         $    6.00
Second quarter                                      $   32.00         $   14.00
First quarter                                       $   58.00         $   14.00

                                PENNY STOCK RULES

Trading of our common stock is covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities, and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. It may also cause less broker dealers to be willing to make a market in our common stock, and it may affect the level of news coverage we receive.

                    SALES OF OUR COMMON STOCK UNDER RULE 144

During the three months ended March 31, 2007, we issued:

         o 175,000 shares of our common stock pursuant to employment agreements and endorsement contracts. The shares were valued at $415,500 and the expense will be amortized over the terms of the agreements of one to two years;
         o 1,682,667 shares of our common stock were issued in exchange for cash in the amount of $2,368,051; and
         o 120,000 shares of our common stock which were issued in exchange for a consulting contract valued at $236,250 in December 2006 were cancelled in March 2007 when the contract was terminated.

All of the shares issued were sold pursuant to an exemption from registration under Section 4(2) promulgated under the Securities Act of 1933, as amended.

(b) HOLDERS

At May 21, 2007, there were approximately 2,300 holders of record of our common stock.

(c) DIVIDENDS

We have never paid cash dividends on our common stock and intend to utilize current and future resources to implement our new plan of operations. Therefore, it is not anticipated that cash dividends will be paid on our common stock in the foreseeable future.

(d) SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Information regarding securities authorized for issuance under equity compensation plans is included in the December 31, 2006 Form 10-KSB and the March 31, 2007 Form 10-QSB attached hereto.

ITEM 21: EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors deliberates executive compensation matters to the extent they are not delegated to the Chief Executive Officer.

The following table shows the compensation of the Company's Chief Executive Officer and each executive officer whose total cash compensation exceeded $100,000 for the three years ended December 31, 2006.

                                            Summary Compensation Table
----------------------------------------------------------------------------------------------------------------

                                                         Stock        Option    All other
       Name and principal                    Salary      awards       awards   compensation       Total
            position                 Year     ($)         ($)          ($)          ($)            ($)
----------------------------------------------------------------------------------------------------------------

Daniel J. Kelly (CEO                 2006      N/A      $ 5,500      $ 5,910     $ 32,500       $ 43,910
  since January 1, 2007) (a)         2005      N/A         N/A          N/A         N/A             N/A
                                     2004      N/A         N/A          N/A         N/A             N/A

Ross E. Silvey (CEO from             2006    $  5,500    $    -      $     -     $      -       $  5,500
  September 11, 2006 until           2005      N/A         N/A          N/A         N/A             N/A
  January 1, 2007)                   2004      N/A         N/A          N/A         N/A             N/A

Terry Washburn (CEO from             2006    $ 10,500    $    -      $     -     $      -       $ 10,500
  March 30, 2006 until               2005      N/A         N/A          N/A         N/A             N/A
  September 11, 2006)                2004      N/A         N/A          N/A         N/A             N/A

Charles W. Clark (CEO from           2006    $     -     $    -      $     -     $      -       $      -
  July 1, 2005 until                 2005    $     -     $    -      $     -     $      -       $      -
  March 30, 2006                     2004      N/A         N/A          N/A         N/A             N/A

William C. Morris (CEO from          2006      N/A         N/A          N/A         N/A             N/A
  August 2004 until                  2005    $ 45,000    $    -      $    -      $ 291,913      $ 336,913
  June 30, 2005) (b)                 2004    $ 45,000    $    -      $    -      $  49,000      $  94,000

Terry Hanson (CEO from               2006      N/A         N/A          N/A         N/A             N/A
  September 2003 until               2005      N/A         N/A          N/A         N/A             N/A
  August 2004 and COO and            2004    $ 24,000    $    -      $    -      $      -       $ 24,000
  President from August 2002
  until August 2004)

         (a) The amount for the stock award represents the amortization of Mr. Kelly's 10% share of the stock granted to Jim Kelly for his appearance fees. The option award represents the amortization of the option granted to Mr. Kelly. All other compensation represents the amount paid to Jim Kelly Enterprises, Inc. Mr. Kelly is owner and President of Jim Kelly Enterprises, Inc. and was acting as a consultant to the Company during 2006.

         (b) Godley Morris Group ("GMG") is 50% owned by Mr. Morris and he is the managing general partner. In 2005, GMG claimed reimbursement for expenses in the amount of $291,913, which was included in amounts due related parties at December 31, 2005. This liability was transferred to Mr. Morris in 2006 when we issued 65,000 shares of our common stock to Mr. Morris. In addition, we transferred ownership of IMGI to Mr. Morris as a part of the transaction. In 2004, GMG was paid $15,000 for reimbursement of office expenses and $9,000 for office rent. In addition, $25,000 for additional office expense reimbursement was included in accounts payable at December 31, 2004 and paid in 2005.

Columns for bonus, nonequity incentive plan compensation and nonqualified deferred compensation earnings have been omitted from the table above as all amounts are zero.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Mr. Kelly became President and Chief Executive Officer of the Company on January 1, 2007. Mr. Kelly's compensation for 2007 is $212,500 and he is to receive a $1,000 per month insurance reimbursement until health insurance is available for employees. Mr. Kelly's compensation is to increase to $262,500 in 2008. In addition, Mr. Kelly was granted a stock option for 400,000 shares exercisable at $2.25 per share in January 2007. Mr. Kelly will also be reimbursed for all reasonable out of pocket expenses.

                      Outstanding equity awards at fiscal year-end table
----------------------------------------------------------------------------------------------
                               Number of securities
                               underlying unexercised
                                      options (#)             Option            Option
                            ----------------------------     exercise        expiration
Name                         Exercisable   Unexercisable      price ($)         date
----------------------------------------------------------------------------------------------

Daniel J. Kelly                   100,000            -       $  1.10       September 12, 2009
William C. Morris                  25,000            -       $ 20.00       August 31, 2007
Ross E. Silvey                     50,000            -       $  2.25       November 15, 2009


The columns for option awards - equity incentive plan awards: number of securities underlying unexercised unearned options and all four stock award columns are omitted from the table as there amounts were zero.

ADDITIONAL NARRATIVE DISCLOSURE

Mr. Kelly's option was granted while he was a consultant and before he became CEO on January 1, 2007. Mr. Kelly, Dr. Silvey and Mr. Morris are the only named individuals with an outstanding equity award at fiscal-year end.

                         Compensation of Directors Table
--------------------------------------------------------------------------------
                                        Fees
                                       earned
                                       or paid          Option
                                       in cash          awards           Total
  Name                                   ($)              ($)             ($)
--------------------------------------------------------------------------------

Ross Silvey                            $    --          $ 4,426          $ 4,426
Jason Freeman                               --            4,426            4,426
Hank Durschlag                          72,000               --           72,000
                                       -------          -------          -------
                                       $72,000          $ 8,852          $80,852
                                       =======          =======          =======


Other columns for stock awards, non-entity incentive plan compensation, nonqualified deferred compensation earnings and all other compensation are omitted from the table as the amounts are all zero.

ADDITIONAL NARRATIVE DISCLOSURE

Directors do not currently receive cash compensation for the meetings they attend. It is anticipated that a formal plan for compensation of Directors will be instituted during 2007.

Mr. Durschlag's fees that were earned or paid in cash represent his compensation as an employee for 10 months of 2006.

ITEM 22: FINANCIAL STATEMENTS


                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

   Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934


                  For Quarter Ended:       MARCH 31, 2007


                    Commission File Number:    0-23100

                                HEALTHSPORT, INC.
        (Exact name of small business issuer as specified in its charter)


        DELAWARE                                                 22-2649848
(State of Incorporation)                                    (IRS Employer ID No)


             7633 EAST 63RD PLACE, SUITE 220, TULSA, OKLAHOMA 74133
                     (Address of principal executive office)

                                 (877) 570-4776
                          (Issuer's telephone number)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ].

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [X].

The number of shares outstanding of registrant's common stock, par value $.0001 per share, as of March 31, 2007, was 21,069,612.

Transitional Small Business Disclosure Format (Check one):  Yes [  ] No [X].

                       HEALTHSPORT, INC. AND SUBSIDIARIES
                                      INDEX


                                                                            Page
                                                                            ----

PART I    FINANCIAL INFORMATION (Unaudited)

Item 1:   Condensed Consolidated Balance Sheet as of March 31, 2007          69

          Condensed Consolidated Statements of Operations for the three
          months ended March 31, 2007 and 2006                               70

          Condensed Consolidated Statements of Cash Flows for the three
          months ended March 31, 2007 and 2006                               71

          Notes to Condensed Consolidated Financial Statements               72

Item 2:   Management's Discussion and Analysis or Plan of Operation          80

Item 3:   Controls and Procedures                                            82

PART II   OTHER INFORMATION                                                  83

          Exhibits                                                           84


HEALTHSPORT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2007
(UNAUDITED)

                                     ASSETS

Current assets:
  Cash and cash equivalents                                           $  1,977,660
  Accounts receivable                                                        9,247
  Inventory                                                                141,865
  Notes receivable and advances to InnoZen, Inc.                           750,000
  Prepaid stock compensation                                               564,495
  Prepaid expenses                                                          45,148
                                                                      ------------
     Total current assets                                                3,488,415
Property and equipment, net                                                 41,510
Goodwill                                                                 1,785,998
Patent costs, net                                                        1,870,100
Prepaid stock compensation, non-current                                     59,528
Other assets                                                                 6,572
                                                                      ------------
     Total assets                                                     $  7,252,123
                                                                      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                    $    132,299
  Accrued expenses                                                         194,155
                                                                      ------------
     Total liabilities                                                     326,454
                                                                      ------------

Commitments and contingencies

Stockholders' equity:
  Preferred stock: $2.75 par value; authorized 2,000,000 shares;
    no shares issued and outstanding                                            --
  Common stock: $.0001 par value; authorized 500,000,000 shares;
    21,069,612 shares issued and outstanding                                 2,107
  Additional paid-in capital                                            32,815,484
  Intrinsic value of common stock options                               (1,134,756)
  Common stock warrants                                                      1,200
  Accumulated deficit                                                  (24,758,366)
                                                                      ------------
     Total stockholders' equity                                          6,925,669
                                                                      ------------
          Total liabilities and stockholders' equity                  $  7,252,123
                                                                      ============

See accompanying notes to condensed consolidated financial statements.

                                      69

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED)


                                                    2007                2006
                                                ------------       ------------

Revenue                                         $      5,897       $         --
Cost of goods sold                                     3,877                 --
                                                ------------       ------------
     Gross profit                                      2,020                 --
                                                ------------       ------------

General and administrative expense                   262,771             18,045
Marketing and selling expense                        409,173                 --
Non-cash compensation expense                        387,944                 --
Abandoned asset                                           --              1,491
                                                ------------       ------------
     Total deductions                              1,059,888             19,536
                                                ------------       ------------
          Net loss from operations                (1,057,868)           (19,536)
                                                ------------       ------------
Other income (expense):
     Interest income                                   9,227                 --
     Interest expense                                     --           (135,909)
                                                ------------       ------------
          Other income (expense)                       9,227           (135,909)
                                                ------------       ------------
Net loss before income taxes                      (1,048,641)          (155,445)
     Provision for income taxes                           --                 --
                                                ------------       ------------
          Net loss                              $ (1,048,641)      $   (155,445)
                                                ============       ============

NET LOSS PER SHARE, BASIC AND DILUTED           $      (0.05)      $      (0.23)
                                                ============       ============

WEIGHTED AVERAGE SHARES OUTSTANDING,
  BASIC AND DILUTED                               19,995,308            668,106
                                                ============       ============

See accompanying notes to condensed consolidated financial statements.


                                      70

HEALTHSPORT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED)


                                                                                   2007               2006
                                                                                -----------       -----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                        $(1,048,641)      $  (155,445)
     Adjustment to reconcile net loss to net cash used
       in operating activities:
       Amortization of non-cash stock compensation                                  387,944                --
       Depreciation and amortization                                                 29,232                --
       Abandoned asset                                                                   --             1,491
       Accounts receivable                                                           (5,497)               --
       Inventory                                                                      3,877                --
       Prepaid expenses and other assets                                            (51,720)               --
       Accounts payable                                                              85,110            22,499
       Accrued expenses                                                             183,495           130,410
                                                                                -----------       -----------
     Net cash used in operating activities                                         (416,200)           (1,045)
                                                                                -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of furniture and office equipment                                     (42,335)               --
  Loan to InnoZen, Inc                                                             (500,000)               --
                                                                                -----------       -----------
          Net cash used in investing activities                                    (542,335)               --
                                                                                -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Collect stock subscription receivable                                             250,000                --
  Sale of common stock                                                            2,368,051                --
                                                                                -----------       -----------
          Net cash provided by financing activities                               2,618,051                --
                                                                                -----------       -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              1,659,516            (1,045)
CASH AND CASH EQUIVALENTS, beginning of period                                      318,144             1,348
                                                                                -----------       -----------
CASH AND CASH EQUIVALENTS, end of period                                        $ 1,977,660       $       303
                                                                                ===========       ===========

SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR INTEREST AND INCOME TAXES:
  Interest                                                                      $        --       $        --
  Income taxes                                                                           --                --

NON-CASH INVESTING AND FINANCING ACTIVITIES: Issuance of common stock for:
     Investment in Health Strip Solutions, LLC                                  $        --       $   900,000

See accompanying notes to condensed consolidated financial statements.

HEALTHSPORT, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)


The following notes to the condensed consolidated financial statements and management's discussion and analysis or plan of operation contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include projections or expectations of future financial or economic performance of the Company, and statements of the Company's plans and objectives for future operations. Words such as "expects", "anticipates", "approximates", "believes", "estimates", "hopes", "intends", "plans", and variations of such words and similar expressions are intended to identify such forward-looking statements. No assurance can be given that actual results or events will not differ materially from those projected, estimated, assumed or anticipated in any such forward-looking statements. Important factors that could result in such differences, in addition to other factors noted with such forward-looking statements, include those discussed in Exhibit 99.1 filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-KSB for fiscal year 2002.


NOTE 1: ORGANIZATION AND NATURE OF BUSINESS
-------------------------------------------

ORGANIZATION AND BASIS OF PRESENTATION
The condensed consolidated financial statements include the accounts of HealthSport, Inc. ("HealthSport") and its wholly owned subsidiaries, Enlyten, Inc. ("Enlyten"), Health Strip Solutions, LLC ("Health Strip"), Cooley Nutraceuticals, Inc. ("Nutraceuticals"), and the following inactive subsidiaries, World Championship Poker, Inc. ("Poker"), Strategic Gaming Consultants, LLC ("Gaming") and Maxx Motorsports, Inc. ("Maxx"), and its wholly owned subsidiary, Team Racing Auto Circuit, LLC ("TRAC") (collectively, the "Company" or the "Companies"). All significant intercompany balances and transactions have been eliminated in consolidation.

On April 24, 2006, the Company filed a Definitive Information Statement pursuant to Section 14C which provided that effective May 15, 2006: 1) the name of the Company would be changed to HealthSport, Inc.; 2) the Company's issued and outstanding shares would be reverse-split one share for each 200 shares; and 3) the Company's Certificate of Incorporation would be restated to reflect these amendments. These amendments were approved by the Company's Board of Directors and in writing by 52.33% of the Company's shareholders on March 31, 2006. Accordingly, effective May 15, 2006, the Company's name was changed to HealthSport, Inc., the shares were reverse-split one for 200 and the Company's Certificate of Incorporation was restated to reflect these amendments. The Company has made the change in outstanding shares and all references to shares retroactive for all periods presented in the financial statements.

The condensed consolidated financial statements included in this report have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for interim reporting and include all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation. These condensed consolidated financial statements have not been audited.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations for interim reporting. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. However, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report for the year ended December 31, 2006, which is included in the Company's Form 10-KSB for the year ended December 31, 2006. The financial data for the interim periods presented may not necessarily reflect the results to be anticipated for the complete year.

Certain reclassifications of the amounts presented for the comparative period have been made to conform to the current presentation.

NATURE OF BUSINESS
HealthSport is a holding company with six wholly owned subsidiaries.

Enlyten was formed to market and sell the Company's edible film strip products.

Health Strip, in conjunction with InnoZen, holds the proprietary technology for the formulation of a thin film electrolyte strip and has filed a provisional patent for this process. Electrolytes such as those found in Health Strip's ENLYTEN(TM) SPORTSTRIPS along with water, can be used in oral rehydration therapy to replenish the body's electrolyte levels after dehydration caused by exercise, diarrhea or vomiting. Health Strip and InnoZen also hold the proprietary technology for ENLYTEN(TM) SURVIVAL STRIPS which are formulated with antioxidants, non-cavity causing sweeteners, vitamins, herbal extracts, electrolytes, caffeine and other proven beneficial compounds as a remedy to fatigue, drowsiness and dehydration.

Nutraceuticals holds the proprietary technology for the formulation of a nutritional supplement that quickly and effectively provides natural energy enhancers, caffeine, electrolytes, antioxidants and other essential vitamins and minerals. In conjunction with InnoZen, Nutraceuticals has designed the ENLYTEN(TM) Energy Strip, our formulation to supply the body with a healthy boost in energy, while replenishing and maintaining the essential vitamins and minerals lost during activity, after a long flight, bad night of sleep or over indulgence of alcohol.

On May 15, 2006, the Company changed its name to HealthSport, Inc. On November 8, 2004, the Company changed its name to Idea Sports Entertainment Group, Inc. On May 15, 2001, the Company changed its name from Logisoft Corp. to Team Sports Entertainment, Inc.

NOTE 2: INNOZEN, INC.
---------------------

On December 20, 2006, the Company signed a non-binding Letter of Intent ("LOI") to acquire InnoZen, Inc. ("InnoZen") through a merger with one of its wholly owned subsidiaries. A condition of the LOI required the Company to fund a Bridge Loan for $250,000 (which was made on December 26, 2006) and the investment by the Company of $750,000 in working capital into InnoZen at closing. The Company initiated a private placement on January 15, 2007, to sell up to 8,000,000 shares of its common stock at $1.50 per share.

InnoZen is the preeminent formulator, developer and manufacturer of edible thin film strips that deliver drug actives and was the first company to deliver a drug active ingredient in a thin film strip when it completed the development of Chloraseptic(R) Sore Throat Relief Strips in June 2003. With Chloraseptic Relief Strips, InnoZen established a new process which prevented irritants and incorporated additional compounds to make the strips more suitable for various drug delivery needs. Relying on its expertise in the development of edible film strips that deliver drug actives, InnoZen moved forward with its proprietary technology to develop two new thin film strip products for cough. InnoZen launched its two new film strip products under its own Suppress(R) brand (http://www.suppress.com) in September 2004.

On January 31, 2007, the Company entered into a Merger Agreement with InnoZen and InnoZen Acquisition Sub, Inc. ("Acquisition Sub"), the Company's wholly owned subsidiary, all Delaware corporations. At the effective time and upon the terms and conditions of the Merger Agreement and in accordance with Delaware General Corporate Law, in exchange for 17,500,000 shares of the Company's common stock, Acquisition Sub will be merged with and into InnoZen, after which, InnoZen will become our wholly owned subsidiary and will continue as the surviving corporation and the separate existence of Acquisition Sub will cease.

Conditions precedent to effect the Merger include that the Company shall have consummated the private placement of at least $6 million but not more than $12 million of our common shares at a price not less than $1.50 per share on the following timetable: (a) execution and delivery by the investors of subscription agreements for the minimum amount of the private placement by no later than February 15, 2007; and (b) the closing of the private placement by no later than February 28, 2007.

On March 15, 2007, this agreement was amended to extend the closing date to as late as April 30, 2007 and would require increasing the number of shares issued to InnoZen in 250,000 share increments up to 18,250,000 depending upon the ultimate closing date of the private placement.

On May 4, 2007, the Company issued 18,250,000 shares of its common stock to the shareholders of InnoZen and completed the acquisition of InnoZen.

NOTE 3: ELECTROLYTE STRIP
-------------------------

HEALTH STRIP - On March 29, 2006, the Company entered into a Unit Purchase Agreement with the majority of the unit holders of Health Strip to acquire 80% of Health Strip in exchange for 500,000 shares of the Company's common stock. Health Strip, in conjunction with InnoZen, holds certain proprietary technology for the formulation of a film strip product containing electrolytes to replenish the body while under physical stress (the "electrolyte strip"), which is the subject of a provisional patent filed in the U.S. Patent and Trademark office on June 14, 2006. In addition, Health Strip reached an agreement for InnoZen to manufacture and distribute the electrolyte strips through its California based manufacturing facility. Through the use of InnoZen's patented manufacturing process, the electrolyte strips have now been produced. Product names and packaging were finalized and initial sales began at the end of 2006.

At the time it was acquired, Health Strip did not have any tangible assets or liabilities, but it did have certain proprietary technology for an electrolyte replenishment system and the rights to file for a patent of this process. Accordingly, Health Strip recorded $1,125,000 as an intangible asset for patent technology rights, 80% of which is equal to the value of our stock issued on the date of the transaction. As stated above, the Company has filed a provisional patent in the US Patent & Trademark office and has twelve months to file a final application. InnoZen has completed its bi-layer and nutritional supplement provisionals for final applications to include our electrolyte replenishment system. The Company commenced amortization of our total patent costs in July 2006 over seventeen years, the life of the expected patent. The Company will periodically evaluate the unamortized balance of the patent and technology costs and record an impairment loss if warranted.

During December 2006, the Company issued 925,000 shares of its common stock to acquire the remaining 20% of Health Strip, which was valued at $1,871,250, based upon the trading price of the Company's stock on the acquisition dates. This amount was reduced by the book value of the associated minority interest of $135,252 and the resulting $1,735,998 was recorded as goodwill.

NUTRACEUTICALS - On December 6, 2006, the Company issued 375,000 shares of its common stock to acquire 100% of Nutraceuticals. At the time it was acquired, Nutraceuticals had a receivable for $3,750 and did not have any liabilities, but it did have certain proprietary technology for the formulation of a nutritional supplement that quickly and effectively provides natural energy enhancers, caffeine, electrolytes, antioxidants and other essential vitamins and minerals. In conjunction with InnoZen, Nutraceuticals has designed our formulation to supply the body with a healthy boost in energy, while replenishing and maintaining the essential vitamins and minerals lost during activity, after a long flight, bad night of sleep or over indulgence of alcohol. This transaction was recorded based upon the trading price of the Company's common stock on the date of the purchase and the $806,250 was allocated $3,750 to accounts receivable and $802,500 to an intangible asset for patent technology rights. The Company commenced amortization of the patent costs over seventeen years, the life of the expected patent in January 2007. The Company will periodically evaluate the unamortized balance of the patent and technology costs and record an impairment loss if warranted.

NOTE 4: SHARE-BASED PAYMENTS
----------------------------

                                  STOCK OPTIONS

In December 2004, the FASB issued SFAS 123 (revised 2004), "Share-Based Payment" (SFAS 123(R)). Among other things, SFAS 123(R) requires expensing the fair value of stock options, previously optional accounting. For transition, upon adoption on January 1, 2006, SFAS 123(R) required expensing any unvested options and also required the Company to change the classification of certain tax benefits from option deductions to financing rather than operating cash flows.

Prior to January 1, 2006, the Company accounted for options granted under its employee compensation plan using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25." Under APB 25, compensation expense was recognized for the difference between the market price of the Company's common stock on the date of grant and the exercise price. As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), stock-based compensation was included as a pro forma disclosure in the notes to the consolidated financial statements.

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123R (Revised 2004), "Share-Based Payment" ("SFAS 123R") using the modified prospective transition method for all stock options issued. SFAS 123R required measurement of compensation cost for all options granted based on fair value on the date of grant and recognition of compensation over the service period for those options expected to vest. The Company had no unvested options outstanding prior to July 1, 2006. Stock-based compensation expense recorded for the quarter ended March 31, 2007, includes the estimated expense for stock options granted on or subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. The Company recorded the cost of stock options by increasing additional paid-in capital and increasing deferred option compensation. The deferred option compensation is being amortized over the period which the awards are expected to be exercised. As prescribed under the modified prospective and prospective transition methods, results for the prior period have not been restated.

The Company recognizes option compensation expense on a straight-line basis over the period the option is expected to be outstanding before being exercised for each stock option grant. Total stock-based option compensation expense recognized for the quarter ended March 31, 2007 and 2006, was $138,196 and $0, respectively.

The Company currently fully reserves all of its tax benefits. Accordingly, the adoption of SFAS 123R, which requires the benefits of tax deduction in excess of the compensation cost recognized for those options to be classified as financing cash inflows rather than operating cash inflows, on a prospective basis, will have no current impact on the Company.

The fair value of each option on the date of grant is estimated using the Black Scholes option valuation model. The following weighted-average assumptions were used for options granted during the quarter ended March 31, 2007 (none in the corresponding 2006 period):

                  Expected term                            2 years
                  Expected volatility                      102.91%
                  Expected dividend yield                    0%
                  Risk-free interest rate                   4.75%
                  Expected annual forfeiture rate            0%

A summary of option activity as of March 31, 2007, and changes during the three months then ended is presented below:

                                                                             WEIGHTED
                                                                WEIGHTED      AVERAGE      AGGREGATE
                                                                AVERAGE      REMAINING     INTRINSIC
                                                                EXERCISE     CONTRACTUAL     VALUE
Options                                            Shares        Price      Term (yrs)      ($000)
-------                                            ------        -----      ----------      ------
Outstanding, December 31, 2006                     425,000
  Granted                                          605,000
  Exercised                                              -
  Forfeited or expired                                   -
                                                -----------
Outstanding, March 31, 2007                      1,030,000  $       2.15         2.68   $     1,319
                                                =========== ============= ============  ============
Exercisable at March 31, 2007                    1,030,000  $       2.15         2.68   $     1,319
                                                =========== ============= ============  ============

The weighted-average grant date fair value of options granted during the three months ended March 31, 2007, was $1.35 and $1.18 during the prior 2006 period. No options have been exercised.

As of March 31, 2007, there was $1,134,756 of total unrecognized compensation cost related to share-based option compensation arrangements. The cost is expected to be recognized over a weighted-average period of 22.54 months.

                                  STOCK GRANTS

In addition to stock option grants to employees, consultants and as a part of endorsement contracts, the Company has made stock grants to employees, consultants and as a part of endorsement contracts. These stock grants are for future services over terms of one to two years, are being amortized over the period the services are being provided and are summarized below.

                           NON-CASH STOCK COMPENSATION

The intrinsic value of stock option grants and the value of stock grants are being amortized as non-cash stock compensation on a straight-line basis over the relevant period. A summary of the activity follows:

                                   OPTIONS           GRANTS            TOTAL
                                   -------           ------            -----
Balance, December 31, 2006      $   457,190       $   694,521       $ 1,151,711
  Grants                            815,762           415,500         1,231,262
  Forfeiture                             --          (236,250)         (236,250)
  Amortization                     (138,196)         (249,748)         (387,944)
                                -----------       -----------       -----------
Balance, March 31, 2007         $ 1,134,756       $   624,023       $ 1,758,779
                                ===========       ===========       ===========


NOTE 5: NOTES RECEIVABLE
------------------------

On December 26, 2006, the Company loaned InnoZen $250,000 pursuant to the LOI to acquire InnoZen executed on December 20, 2006. The loan is interest free for a term of 210 days and shall be convertible by the Company into InnoZen common stock at the rate of $.40 per share. If the Company does not convert on the due date of the loan, then InnoZen has ten days to elect to apply the loan as a pre-payment or payment for product.

On January 12, 2007, and again on March 19, 2007, the Company loaned InnoZen an additional $250,000, for a cumulative total of $750,000 as a non-interest bearing advance which will be applied toward the working capital requirement of the merger.


NOTE 6: INTANGIBLE ASSETS
-------------------------

The Company accounts for goodwill and intangible assets in accordance with SFAS
142. Goodwill and patent costs are tested annually, at a minimum, for impairment. Patent costs are amortized over their life of seventeen years from the date the patent application is filed. Patent costs include the costs allocated to the proprietary technology for the formulation of thin film electrolyte strip products and associated legal costs.

The Company's intangible assets consist of the following at March 31, 2007:

The Company's excess of purchase cost over the fair value of net assets of businesses acquired (goodwill):

          Health Strip                                           $ 1,735,998
          Poker                                                       50,000
                                                                 -----------
               Total goodwill                                    $ 1,785,998
                                                                 ===========

     Identifiable patent costs:
          Health Strip                                           $ 1,129,216
          Nutraceuticals                                             802,500
                                                                 -----------
                                                                   1,931,716
          Accumulated amortization                                   (61,616)
                                                                 -----------
               Net patent costs                                  $ 1,870,100
                                                                 ===========


NOTE 7: COMMITMENTS AND CONTINGENCIES
-------------------------------------

The Company maintains its corporate office in the office of its accountant at no cost to the Company.

In January 2007, the Company executed a three-year lease agreement for the Enlyten office in Amherst, New York. The lease requires monthly payments of $2,364 for the year ending January 31, 2008, $2,409 for the year ending January 31, 2009 and $2,455 for the year ending January 31, 2010.

The Company has the following royalty obligations:

     1. Royalty agreement for 2 years of .5% of sales of the ENLYTEN(TM) SPORTSTRIPS. Annual minimum royalty of $18,000 and maximum of $75,000;
     2. Royalty agreement for 2 years of .5% of sales of the ENLYTEN(TM) SPORTSTRIPS. Annual minimum royalty of $15,000 and maximum of $50,000;
     3. Royalty agreement for an indefinite period of .5% of sales of the ENLYTEN(TM) SPORTSTRIPS. Annual minimum royalty of $36,000 and maximum of $100,000;
     4. Royalty agreement for an indefinite period of 1.0% of the first $100,000,000 in sales of the ENLYTEN(TM) SPORTSTRIPS and .5% of the next $150,000,000 in sales of the ENLYTEN(TM) SPORTSTRIPS;
     5. Royalty agreement for an indefinite period of 1.0% of the first $20,000,000 in sales of the ENLYTEN(TM) RESTORE STRIPS and ENLYTEN(TM) Energy strips and .5% of the next $80,000,000 in sales of the ENLYTEN(TM) RESTORE STRIPS and ENLYTEN(TM) Energy strips; and
     6. Royalty agreement for 2 years of 1.5% of sales of the ENLYTEN(TM) SURVIVAL STRIP with annual minimUM royalty payments of $4,200.

The Company is a party to a number of endorsement contracts requiring minimum payments which average approximately $31,000 per month.


NOTE 8: RELATED PARTIES
-----------------------

The Company's acting CFO was paid consulting fees of $4,500 during the three months ended March 31, 2007 and none during 2006.

NOTE 9: SUBSEQUENT EVENT
------------------------

On May 4, 2007, the Company issued 18,250,000 shares of its common stock to the shareholders of InnoZen and completed the acquisition of InnoZen through a merger of InnoZen with the Company's wholly owned subsidiary, Acquisition Sub.


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

From time to time, we may publish forward-looking statements relative to such matters as anticipated financial results, business prospects, technological developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and the accompanying Notes to Consolidated Financial Statements appearing earlier in this report. All statements other than statements of historical fact included in this report are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, the following: our current liquidity needs, as described in our periodic reports; changes in the economy; our inability to raise additional capital; our involvement in potential litigation; volatility of our stock price; the variability and timing of business opportunities; changes in accounting policies and practices; the effect of internal organizational changes; adverse state and federal regulation and legislation; and the occurrence of extraordinary or catastrophic events and terrorist acts. These factors and others involve certain risks and uncertainties that could cause actual results or events to differ materially from management's views and expectations. Inclusion of any information or statement in this report does not necessarily imply that such information or statement is material. We do not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this report is based on information currently available and may not be reliable after this date.

                             ACQUISITION OF INNOZEN

On May 4, 2007, we issued 18,250,000 shares of our common stock to the shareholders of InnoZen and completed the acquisition of InnoZen through a merger of InnoZen with our wholly owned subsidiary, Acquisition Sub.

                                    REVENUES

During the three months ended March 31, 2007, we had sales of $5,897, principally to an Internet sales organization, which resulted in gross profit of $2,020 (34%). There were no sales in the corresponding 2006 period. We currently anticipate substantial sales increases to commence in the second quarter after completion of the acquisition of InnoZen.

                               COSTS AND EXPENSES

General and administrative expenses increased to $262,771 in the three months ended March 31, 2007, from $18,045 in the 2006 period. The increase is consistent with the increases associated with the planned roll-out of the ENLYTEN(TM) products in the second quarter of 2007. We had minimal operations in 2006 until completing the acquisition of Health Strip at the end of March 2006. The major components of the increase include salaries and wages of $74,226, travel and entertainment increases of $85,244, professional fees of $51,254 and amortization costs of $28,406.

Selling and marketing costs are $409,173 in the three months ended March 31, 2007, as compared to none in the 2006 period. Selling and marketing costs did not commence until the end of 2006. The major components of the 2007 selling and marketing costs include payments on endorsement contracts and minimum royalty payments of $107,690, staff payroll of $110,438, advertising and package development costs of $61,223 and costs associated with initial trade shows, conferences and events of $38,234.

Non-cash compensation expense includes both the amortization of stock grants to employees and stock grants as part of endorsement contracts over the relevant service periods and amortization of the intrinsic value of stock options to both employees and as a part of endorsement contracts.

ITEM 3:  CONTROLS AND PROCEDURES

A third-party consultant has been retained to communicate to management the disclosures required by reports that are filed under the Exchange Act.

(a) Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in the reports that are filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports that are filed under the Exchange Act is accumulated and communicated to management, including the principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. Under the supervision of and with the participation of management, including the principal executive officer and the principal financial officer, the Company has evaluated the effectiveness of the design and operation of its disclosure controls and procedures as of March 31, 2007, and, based on its evaluation, our principal executive officer and principal financial officer have concluded that these controls and procedures are effective.

(b)  Changes in Internal Controls

There have been no significant changes in internal controls or in other factors that could significantly affect these controls subsequent to the date of the evaluation described above, including any corrective actions with regard to significant deficiencies and material weaknesses.

                           PART II--OTHER INFORMATION

ITEM 2:  UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

During the three months ended March 31, 2007, the Company sold 1,682,667 shares for cash proceeds of $2,368,051; issued 175,000 shares pursuant to employment agreements and endorsement contracts which were valued at $415,500; and cancelled 120,000 shares valued at $236,250, which had been issued pursuant to a consulting contract in December that was cancelled at the end of March.

All of the shares issued were sold pursuant to an exemption from registration under Section 4(2) promulgated under the Securities Act of 1933, as amended.

ITEM 6:  EXHIBITS

(a) Exhibits--

Exhibit 31               Certification pursuant to 18 U.S.C. Section 1350
                         Section 302 of the Sarbanes-Oxley Act of 2002

Exhibit 32               Certification pursuant to 18 U.S.C. Section 1350
                         Section 906 of the Sarbanes-Oxley Act of 2002



                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          HEALTHSPORT, INC.



May 4, 2007                             By: /s/ Daniel J. Kelly
                                        ----------------------------------------
                                        Daniel J. Kelly, Chief Executive Officer
                                        (Principal Executive Officer)

EXHIBIT 31.1

       HEALTHSPORT, INC. FORM 10-QSB FOR THE QUARTER ENDED MARCH 31, 2007
                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel J. Kelly, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of HealthSport, Inc. (the registrant);
2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;
3. Based on my knowledge, the consolidated financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;
4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have;
     a. designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, is made known to me by others, particularly during the period in which this report is being prepared;
     b. designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
     c. evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
     d. disclosed in this report any change in the registrant's internal controls over financial reporting that occurred during the registrant's current fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and;
5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions);
     a. All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditor any material weaknesses in internal controls; and
     b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and
6. The registrant's other certifying officer and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

May 4, 2007                                      /s/ Daniel J. Kelly
                                                 ------------------------------
                                                 Daniel J. Kelly
                                                 President and CEO
                                                 (Principal Executive Officer)

EXHIBIT 31.2

       HEALTHSPORT, INC. FORM 10-QSB FOR THE QUARTER ENDED MARCH 31, 2007
                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Ross E. Silvey, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of HealthSport, Inc. (the registrant);
2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;
3. Based on my knowledge, the consolidated financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;
4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have;
     a. designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, is made known to me by others, particularly during the period in which this report is being prepared;
     b. designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
     c. evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
     d. disclosed in this report any change in the registrant's internal controls over financial reporting that occurred during the registrant's current fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and;
5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions);
     a. All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditor any material weaknesses in internal controls; and
     b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and
6. The registrant's other certifying officer and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

May 4, 2007                                       /s/ Ross E. Silvey
                                                  ------------------------------
                                                  Ross E. Silvey
                                                  Acting CFO
                                                  (Principal Financial Officer)

EXHIBIT 32.1

       HEALTHSPORT, INC. FORM 10-QSB FOR THE QUARTER ENDED MARCH 31, 2007
                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel J. Kelly, certify that

1.   I am the President and Chief Executive Officer of HealthSport, Inc.
2. Attached to this certification is Form 10-QSB for the quarter ended March 31, 2007, a periodic report (the "periodic report") filed by the issuer with the Securities Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), which contains consolidated financial statements.
3. I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that
     o The periodic report containing the consolidated financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and
     o The information in the periodic report fairly presents, in all material respects, the consolidated financial condition and results of operations of the issuer for the periods presented.


May 4, 2007                                       /s/ Daniel J. Kelly
                                                  ------------------------------
                                                  Daniel J. Kelly
                                                  President and CEO
                                                  (Principal Executive Officer)


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by HealthSport, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 even if the document with which it is submitted to the Securities and Exchange Commission is so incorporated by reference.

EXHIBIT 32.2

       HEALTHSPORT, INC. FORM 10-QSB FOR THE QUARTER ENDED MARCH 31, 2007
                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ross E. Silvey, certify that

1.   I am Acting Chief Financial Officer of HealthSport, Inc.
2. Attached to this certification is Form 10-QSB for the quarter ended March 31, 2007, a periodic report (the "periodic report") filed by the issuer with the Securities Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), which contains consolidated financial statements.
3. I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that
     a. The periodic report containing the consolidated financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and
     b. The information in the periodic report fairly presents, in all material respects, the consolidated financial condition and results of operations of the issuer for the periods presented.


May 4, 2007                                       /s/ Ross E. Silvey
                                                  ------------------------------
                                                  Ross E. Silvey
                                                  Acting CFO
                                                  (Principal Financial Officer)


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by HealthSport, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 even if the document with which it is submitted to the Securities and Exchange Commission is so incorporated by reference.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 10-KSB

ANNUAL REPORT UNDER SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

                         COMMISSION FILE NUMBER 0-23100

                                HEALTHSPORT, INC.
              (Exact name of small business issuer in its charter)

               DELAWARE                                      22-2649848
     (State or Other Jurisdiction                           (IRS Employer
   of Incorporation or Organization)                     Identification No.)

        7633 E 63RD PLACE, SUITE 220, TULSA, OK               74133
         (Address of Principal Executive Office)           (Zip Code)

                    ISSUER'S TELEPHONE NUMBER (877) 570-4776

       SECURITIES REGISTERED UNDER SECTION 12(B) OF THE EXCHANGE ACT: NONE

         SECURITIES REGISTERED UNDER SECTION 12(G) OF THE EXCHANGE ACT:

                         COMMON STOCK, $.0001 PAR VALUE
                              (TITLE OF EACH CLASS)

Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. [ ]

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes? [X]; No [_].

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

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB [_].

Indicate by check mark whether the registrant is a shell company (as defined in rule 12b-2 of the Exchange Act). Yes [ ]; No [X].

State issuer's revenues for its most recent fiscal year. $1,137.

As of February 28, 2007, the registrant had outstanding 20,227,279 shares of its common stock, par value of $.0001, its only class of voting securities. The aggregate market value of the shares of common stock of the registrant held by non-affiliates on February 28, 2007, was $45,268,950 based on the closing price on the OTC Bulletin Board on that date. (See Item 5).

                       DOCUMENTS INCORPORATED BY REFERENCE

No documents are incorporated by reference into this Report except those Exhibits so incorporated as set forth in the Exhibit index.

Transitional Small Business Disclosure Format (Check one): Yes __;  No X.


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

                                HEALTHSPORT, INC.

                                TABLE OF CONTENTS

                                   FORM 10-KSB

                                     Part I

                                                                                                       Page
PART I
Item 1      Description of Business                                                                      91
Item 2      Description of Property                                                                     102
Item 3      Legal Proceedings                                                                           102
Item 4      Submission of Matters to a Vote of Security Holders                                         103

PART II
Item 5      Market for Common Equity, Related Stockholder Matters and Small Business Issuer
              Purchases of Equity Securities                                                            103
Item 6      Management's Discussion and Analysis or Plan of Operation                                   105
Item 7      Financial Statements                                                                        112
Item 8      Changes in and Disagreements with Accountants on Accounting and Financial Disclosure        137
Item 8A     Controls and Procedures                                                                     137
Item 8B     Other Information                                                                           137

PART III
Item 9      Directors, Executive Officers, Promoters, Control Persons and Corporate Governance;
              Compliance with Section 16(a) of the Exchange Act                                         138
Item 10     Executive Compensation                                                                      141
Item 11     Security Ownership of Certain Beneficial Owners and Management
             and Related Stockholder Matters                                                            144
Item 12     Certain Relationships and Related Transactions, and Director Independence                   146
Item 13     Exhibits                                                                                    147
Item 14     Principal Accountant Fees and Services                                                      147

From time to time, we may publish forward-looking statements relative to such matters as anticipated financial results, business prospects, technological developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. The following discussion and analysis should be read in conjunction with the report on the Consolidated Financial Statements and the accompanying Notes to Consolidated Financial Statements appearing later in this report. All statements other than statements of historical fact included in this Annual Report on Form 10-KSB are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Important factors that could cause actual results to


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

differ materially from those discussed in such forward-looking statements include, but are not limited to, the following: our current liquidity needs, as described in our periodic reports; changes in the economy; our inability to raise additional capital; our involvement in potential litigation; volatility of our stock price; the variability and timing of business opportunities; changes in accounting policies and practices; the effect of internal organizational changes; adverse state and federal regulation and legislation; and the occurrence of extraordinary or catastrophic events and terrorist acts. These factors and others involve certain risks and uncertainties that could cause actual results or events to differ materially from management's views and expectations. Inclusion of any information or statement in this report does not necessarily imply that such information or statement is material. We do not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this report is based on information currently available and may not be reliable after this date.


                                     PART I

ITEM 1: DESCRIPTION OF BUSINESS

                              BUSINESS DEVELOPMENT

HealthSport, Inc. (together with its subsidiaries, hereinafter referred to as the "Company", "HealthSport", "we" or "us"), is a holding company, originally incorporated on July 25, 1985 in Delaware, and currently has the following wholly owned subsidiaries:

     o Enlyten, Inc. ("Enlyten"), a Nevada corporation organized on November 28, 2006;
     o Health Strip Solutions, LLC ("Health Strip"), a Nevada limited liability corporation organized on February 13, 2006; acquired 80% on March 29, 2006, 10% on December 21, 2006 and the remaining 10% on December 27, 2006;
     o Cooley Nutraceuticals, Inc. ("Nutraceuticals"), a Nevada corporation organized on November 17, 2006; acquired on December 6, 2006;
     o Maxx Motorsports, Inc. ("Maxx"), a Delaware corporation acquired on May 15, 2001 and currently inactive;
     o World Championship Poker, Inc. ("Poker"), a Nevada corporation acquired on June 28, 2005 and currently inactive; and
     o Strategic Gaming Consultants, LLC, ("Gaming"), a Nevada limited liability corporation organized on November 8, 2004, and never activated.

On April 24, 2006, we filed a Definitive Information Statement pursuant to
Section 14C which provided that effective May 15, 2006; 1) our name would be changed to HealthSport, Inc.; 2) our issued and outstanding shares would be reverse-split one share for each 200 shares; and 3) our Certificate of Incorporation would be restated to reflect these amendments. These amendments were approved by our Board of Directors and in writing by 52.33% of our shareholders on March 31, 2006. Accordingly, effective May 15, 2006, our name was changed to HealthSport, Inc., our shares were reverse-split one for 200 and our Certificate of Incorporation was restated to reflect these amendments. We have made the change in outstanding shares and all references to shares have been retroactively restated for all periods included in this report on Form 10-KSB.


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

HealthSport, Inc. was originally incorporated in 1985 as Horizon Capital Corp. We were known as Reconversion Technologies, Inc. until May 1, 2000, at which time our name was changed to Logisoft Corp. On May 15, 2001, we changed our name from Logisoft Corp. to Team Sports Entertainment, Inc., on November 8, 2004, we changed our name to Idea Sports Entertainment Group, Inc. and on May 15, 2006, we changed our name to HealthSport, Inc.

On December 20, 2006, we signed a non-binding Letter of Intent ("LOI") to acquire InnoZen, Inc. ("InnoZen") through a merger with one of our wholly owned subsidiaries. A condition of the LOI required us to fund a Bridge Loan for $250,000 (which was made on December 26, 2006) and the investment by us of $750,000 in working capital into InnoZen at closing. We initiated a private placement on January 15, 2007, to sell up to 8,000,000 shares of our common stock at $1.50 per share.

On January 31, 2007, we entered into a Merger Agreement with InnoZen and InnoZen Acquisition Sub, Inc. ("Acquisition Sub"), our wholly owned subsidiary, all Delaware corporations. At the effective time and upon the terms and conditions of the Merger Agreement and in accordance with Delaware General Corporate Law, in exchange for 17,500,000 shares of our common stock, Acquisition Sub will be merged with and into InnoZen, after which, InnoZen will become our wholly owned subsidiary and will continue as the surviving corporation and the separate existence of Acquisition Sub will cease.

Conditions precedent to effect the Merger include that we shall have consummated the private placement of at least $6 million but not more than $12 million of our common shares at a price not less than $1.50 per share on the following timetable: (a) execution and delivery by the investors of subscription agreements for the minimum amount of the private placement by no later than February 15, 2007; and (b) the closing of the private placement by no later than February 28, 2007.

On March 15, 2007, this agreement was amended to extend the closing date to as late as April 30, 2007 and would require increasing the number of shares issued to InnoZen in 250,000 share increments up to 18,250,000 depending upon the ultimate closing date of the private placement.


                            CURRENT ACTIVE OPERATIONS

ELECTROLYTE STRIP
-----------------
HEALTH STRIP - On March 29, 2006, we entered into a Unit Purchase Agreement with the majority of the unit holders of Health Strip to acquire 80% of Health Strip in exchange for 500,000 shares of our $.0001 par value common stock. Health Strip, in conjunction with InnoZen, holds certain proprietary technology for the formulation of a thin film electrolyte strip which is the subject of a provisional patent filed in the U.S. Patent and Trademark office on June 14, 2006. In addition, Health Strip reached an agreement for InnoZen to manufacture and distribute the electrolyte strips through its California based manufacturing facility. Through the use of InnoZen's patented manufacturing process, the electrolyte strips have now been produced. Product names and packaging were finalized and initial sales began at the end of the fourth quarter.


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

At the time it was acquired, Health Strip did not have any tangible assets or liabilities, but it did have certain proprietary technology for an electrolyte replenishment system and the rights to file for a patent of this process. Accordingly, Health Strip recorded $1,125,000 as an intangible asset for patent technology rights, 80% of which is equal to the value of our stock issued on the date of the transaction. As stated above, we have filed a provisional patent in the US Patent & Trademark office and have twelve months to file a final application. InnoZen has completed its bi-layer and nutritional supplement provisionals for final applications to include our electrolyte replenishment system. We commenced amortization of our total patent costs in July 2006 over seventeen years, the life of the expected patent. We will periodically evaluate the unamortized balance of the patent and technology costs and record an impairment loss if warranted.

During December 2006, we issued 925,000 shares of our common stock to acquire the remaining 20% of Health Strip, which was valued at $1,871,250, based upon the trading price of our stock on the acquisition dates. This amount was reduced by the book value of the associated minority interest of $135,252 and the resulting $1,735,998 was recorded as goodwill.

NUTRACEUTICALS - On December 6, 2006, we issued 375,000 shares of our common stock to acquire 100% of Nutraceuticals. At the time it was acquired, Nutraceuticals had a receivable for $3,750 and did not have any liabilities, but it did have certain proprietary technology for the formulation of a nutritional supplement that quickly and effectively provides natural energy enhancers, caffeine, electrolytes, antioxidants and other essential vitamins and minerals. In conjunction with InnoZen, we have designed our formulation to supply the body with a healthy boost in energy, while replenishing and maintaining the essential vitamins and minerals lost during activity, after a long flight, bad night of sleep or over indulgence of alcohol. We recorded this transaction based upon the trading price of our common stock on the date of the purchase and the $806,250 was allocated $3,750 to accounts receivable and $802,500 to an intangible asset for patent technology rights. We are in the process of filing a provisional patent with the US Patent & Trademark office and will commence amortization of the patent costs over seventeen years, the life of the expected patent, when the application is filed.

RESEARCH AND DEVELOPMENT - On April 19, 2005, we entered into a joint development agreement with InnoZen to jointly develop a film strip product containing electrolytes to replenish the body while under physical stress (the "electrolyte strip"). InnoZen had experience in the formulation, development, manufacturing and sale of edible thin strips containing drug active ingredients. We had the formula and the ability to assist in obtaining endorsements for the electrolyte strips by well-known athletes and coaches. We contributed $115,500 in cash and 1,250 shares of our common stock, valued at $19,191 using the Black-Scholes valuation model, for our 50% interest in the joint venture.


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

As of September 30, 2005, the joint venture had completed a product formulation of an acceptable thin film prototype containing electrolytes and had completed laboratory stability testing for the oral dosage product. The joint venture produced initial electrolyte strips capable of holding a deliverable load of electrolytes equal to approximately one fluid ounce of most recognized sports drinks. The electrolyte strips were produced for flavor testing with initial flavors to be lemon-lime and orange. All joint venture funds were expended by December 31, 2005.

The products are discussed below under Business of the Company.

                               INACTIVE OPERATIONS

POKER
-----
On June 28, 2005, we issued 19,250 shares of our common stock, which were valued at $295,544 using the Black-Scholes valuation model, to acquire Poker, whose principal asset is the rights to a proprietary fantasy football format, with the working title, Vegas Roll'em(TM) Fantasy Football ("Vegas Roll'em"). Poker recorded the investment of $295,544 as goodwill. While we may still pursue the project for the 2007 season or later, our principal focus is on the electrolyte strip products. We elected to impair our investment in the goodwill associated with Poker to the $50,000 amount we determined to be the fair value of the investment at December 31, 2005. We believe no additional impairment is required at December 31, 2006.

IMGI
----
On September 9, 2004, we acquired all of the issued and outstanding common stock of IMGI in exchange for warrants to acquire 75,000 shares of our common stock at an exercise price of $20 per share. IMGI is a South Carolina corporation organized on July 28, 2004 and had no prior operations. This transaction was valued at $1,200, which was the amount the sellers of IMGI paid for IMGI's common stock.

Effective August 29, 2006, we issued 65,000 shares of our common stock to a former CEO of the Company and transferred the stock of IMGI, including liabilities of $295,840 to the former CEO. The liabilities included $291,913 which the former CEO claimed was due to himself and affiliates for costs advanced in the original formation of IMGI.

TELEVISION PROGRAMS
-------------------
On October 15, 2004, we acquired two television programs entitled "America's Top Drivers" and "Women's Racing League" in exchange for warrants to acquire 8,750 shares of our common stock at an exercise price of $20 per share. The transaction was valued at $65,458 using the Black-Scholes option pricing model. As of December 31, 2005, we were unable to locate a venue to produce the shows. Accordingly, we fully impaired our investment of $65,458.

On September 28, 2005, we completed the modification of our television program purchase agreement in order to recognize the compensation element of the agreement. The warrants to acquire 8,750 shares of our common stock at $20 per share were cancelled and we issued 18,000 shares of our common stock to the seller of the programs. The 18,000 shares of common stock were valued at $251,640, utilizing the Black-Scholes valuation model. The $251,640 was reduced by the original calculated value of the warrants, which were cancelled, of $65,458 and a net consulting fee expense of $186,182 was recorded.

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

GAMING
------
On October 27, 2004, we acquired all of the issued and outstanding memberships of Gaming in exchange for warrants to acquire 3,750 shares of our common stock at an exercise price of $20 per share. Gaming had no prior operations and had no assets. Accordingly, the transaction was recorded with no value. Gaming has never been activated.

MAXX
----
Maxx, through its wholly owned subsidiary, Team Racing Auto Circuit, LLC, a Delaware limited liability company ("TRAC"), planned to develop, own, operate and sanction an automotive racing league designed to provide content for television and tracks while expanding the existing base of racing fans. We were in the development stage since our inception on May 15, 2001, and did not establish sources of revenue sufficient to fund the development of business and pay operating expenses, resulting in a net loss of $15,054,021 from inception through December 31, 2003. Accordingly, on August 26, 2003, our Board of Directors unanimously approved a plan to immediately discontinue our racing operation.

                             BUSINESS OF THE COMPANY

HealthSport is publicly traded on the bulletin board market under the ticker symbol HSPO. HealthSport is focused exclusively on the development, manufacturing and marketing of edible film strip products containing nutritional supplements and over-the-counter drugs using certain proprietary technology. This technology system provides rapid dissolution and release of active ingredients when the strip comes in contact with saliva in the mouth.

On December 20, 2006, we signed a non-binding LOI to acquire InnoZen. A condition of the LOI required us to fund a Bridge Loan for $250,000 (which was made on December 26, 2006) and the investment by us of $750,000 in working capital into InnoZen at closing. We initiated a private placement on January 15, 2007, to sell up to 8,000,000 shares of our common stock at $1.50 per share.

On January 31, 2007, we entered into a Merger Agreement with InnoZen and InnoZen Acquisition Sub, Inc. ("Acquisition Sub"), our wholly owned subsidiary, all Delaware corporations. At the effective time and upon the terms and conditions of the Merger Agreement and in accordance with Delaware General Corporate Law, in exchange for 17,500,000 shares of our common stock, Acquisition Sub will be merged with and into InnoZen, after which, InnoZen will become our wholly owned subsidiary and will continue as the surviving corporation and the separate existence of Acquisition Sub will cease.


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

Conditions precedent to effect the Merger include that we shall have consummated the private placement of at least $6 million but not more than $12 million of our common shares at a price not less than $1.50 per share on the following timetable: (a) execution and delivery by the investors of subscription agreements for the minimum amount of the private placement by no later than February 15, 2007; and (b) the closing of the private placement by no later than February 28, 2007.

On March 15, 2007, this agreement was amended to extend the closing date to as late as April 30, 2007 and would require increasing the number of shares issued to InnoZen in 250,000 share increments up to 18,250,000 depending upon the ultimate closing date of the private placement.

InnoZen is a preeminent formulator, developer and manufacturer of edible thin film strips that deliver drug actives and was the first company to deliver a drug active ingredient in a thin film strip when it completed the development of Chloraseptic Sore Throat Relief Strips(R) in June 2003. With Chloraseptic Relief Strips, InnoZen established a new process which prevented irritants and incorporated additional compounds to make the strips more suitable for various drug delivery needs. Relying on its expertise in the development of the film strip, InnoZen moved forward with its proprietary technology to develop two new thin film strip products for coughs. InnoZen launched its two new film strip products under its own Suppress(R) brand in September 2004.

Using InnoZen's in-house research, development and manufacturing capabilities, HealthSport has the ability to more rapidly formulate and develop new thin film products and other products using various additional oral delivery systems such as gels. As a result, HealthSport anticipates a steady stream of new products to expand the Enlyten brand it is creating. The implementation of HealthSport's sales and marketing models for each product line will play an integral role in creating brand awareness through the application of traditional and non-traditional sales techniques.

HealthSport and InnoZen have already jointly developed three new products that are ready to be launched in 2007, including but not limited to ENLYTEN(TM) SPORTSTRIPS, ENLYTEN(TM) ENERGY FILM STRIPS and ENLYTEN(TM) SURVIVAL STRIPS.

                                PRODUCT OVERVIEW

ENLYTEN(TM) SPORTSTRIPS
-----------------------

Over the past year and half, InnoZen has been applying its film strip technology formulation and manufacturing expertise to develop film strips containing electrolytes. Electrolytes are chemicals that form electrically-charged particles (ions) in body fluids. These ions carry the electrical energy necessary for many functions, including nerve impulse transmission and muscle contractions.

Many normal body functions depend on electrolytes, and optimal athletic performance requires a consistent and adequate supply of these important nutrients. Electrolytes such as those found in ENLYTEN(TM) SPORTSTRIPS, along with water, can be used in oral rehydration therapy to replenish the body's electrolyte levels after dehydration caused by exercise, diarrhea or vomiting. Drinking water alone is not the best way to restore fluid levels after extreme athletic activity because it dilutes the salts inside the body's cells and interferes with their chemical functions. This can lead to water intoxication. (This and other side-effects can be a similar negative consequence of excess ingestion of popular liquid electrolyte solutions.)

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HealthSport's ENLYTEN(TM) SPORT STRIPS have been tested by Dr. David Berkoff of
Duke Sports Medicine's K-Lab and have so far provided positive results. With the patented film strip technology developed by InnoZen and testing completed by Dr. Berkoff, HealthSport is positioned to begin mass marketing ENLYTEN(TM) SPORTSTRIPS in June 2007.

ENLYTEN(TM) ENERGY FILM STRIPS
------------------------------

HealthSport, in conjunction with InnoZen, has developed a revolutionary new edible film strip. ENLYTEN(TM) ENERGY film strips are a nutritional supplement that quickly and effectively provides natural energy enhancers, caffeine, electrolytes, antioxidants, and other essential vitamins and minerals. Enlyten's proprietary formulation is designed to supply the body with a healthy boost in energy, while replenishing and maintaining the essential vitamins and minerals lost during activity, after a long flight, bad night of sleep or over indulgence of alcohol.

ENLYTEN(TM) SURVIVAL STRIPS
---------------------------

HealthSport and InnoZen are currently working with the United States Military to evaluate and test the effectiveness of ENLYTEN(TM) SURVIVAL STRIPS. ENLYTEN(TM) SURVIVAL STRIPS are formulated with antioxidants, non-cavity causing sweeteners, vitamins, herbal extracts, electrolytes, caffeine and other proven beneficial COMPOUNDS. ENLYTEN(TM) SURVIVAL STRIPS were designed specifically for military personnel as a convenient, light weight, heat stable, effective remedy to fatigue, drowsiness, dehydration and loss of performance during routine and special operations. The strips are being examined in military populations to evaluate their effectiveness in providing energy, increasing alertness, combating dehydration and improving performance in extended operations.

SUPPRESS STRIPS(R)
------------------

Consumers are perpetually looking for new, more effective remedies to treat coughs, colds and sore throats. This trend continues to increase at a rapid rate. Another innovation, which has implications for the future, is the introduction of products that offer a "preventative" formulation (usually based on zinc, Echinacea and similar ingredients). As consumers adopt a more proactive approach to their healthcare, this trend may show greater potential as a business opportunity.

When InnoZen launched Suppress Cough Strips in 2004, delivering medicine in a film strip was a relatively new idea; it has taken a while to gain consumer acceptance. With the launch of several OTC film strip products and continued increases in sales of film strip products, this category is poised for significant growth in the coming years.


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Currently, Suppress Cough Strips are in two formulations: one with
Dextromethorphan, and one in an herbal formulation. Both are available for purchase in approximately 10,000 retail outlets in the U.S. The product is carried in numerous leading chain stores such as Rite Aid, Winn Dixie, Drugstore.com, Eckerd, Ralph's and Longs Drugs. InnoZen has also arranged for international distribution of these products.

CHLORASEPTIC STRIPS
-------------------

Less than one year after incorporating, InnoZen completed formulation and development of its first film strip product, a Benzocaine film strip, and licensed it to Prestige Brands to launch under Prestige's Chloraseptic(R) brand in 2003. The Chloraseptic Sore Throat Relief Strips developed by InnoZen were the first thin film strip containing a drug active and are currently being marketed in the U.S. InnoZen currently receives a royalty for Chloraseptic's use of its licensed technology.

                                INDUSTRY OVERVIEW

Oral film strips supplement and can replace traditional capsules and tablets due to their ease of use, discreteness, portability, fast oral delivery, and ability to control dosage (and thus minimize overdosing and/or contraindications of the active ingredients). Film strips have soothing effects in the mouth and throat because of their method of dissolution. The huge success of Listerine(R) Breath Strips, which achieved more than $500 million in sales since its launch, has demonstrated consumer acceptance and adoption of this new delivery system. Edible film strips have become a popular alternative to lozenges and gum for refreshing breath.

Both HealthSport and InnoZen's mission is to be a leader in developing and manufacturing pharmaceutical products in unique and convenient oral delivery formats using science and innovation to improve people's lives. The main method of achieving this is by use of "medicine in a strip"(R) that can be orally ingested. Flavor is an important part of the film strip development process. InnoZen's team has extensive experience in developing flavors in film strips and has great relationships with numerous international flavor houses.

These goals can be achieved by creatively applying InnoZen's unique, proprietary knowledge and technology to create unique medicines in a strip that enable drug developers to have an alternative and proprietary method of delivering their existing products, as well as new products, and of extending and expanding their respective market positions, brands, distribution networks and intellectual property.

The film strip industry is in its early growth stage and InnoZen is currently one of the premier strip manufacturers in the country and has current and prospective substantial market presence and alliances in place. Additional products under development provide further upside opportunity for both HealthSport and InnoZen. After the acquisition of InnoZen, the combined Companies are well-positioned for rapid growth and enhanced profitability.

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                              SALES & DISTRIBUTION

To handle all of the sales, marketing, and distribution needs of our various products, we have formed Enlyten as a wholly owned subsidiary. Led by the newly appointed president of HealthSport, Dan Kelly, Enlyten will seek to market and distribute the film strips using all forms of traditional outlets including grocery and drug stores, big box retailers and sporting goods stores, some of which already carry InnoZen products. Enlyten will also utilize non-traditional avenues such as college bookstores, organizational events and nightclubs.

To further this effort, HealthSport has secured the services of a 27 year veteran in sales, Gary Thomas, who will be guiding and directing the Sales Division. His experience with Acosta, the largest food and medicine broker in the U.S., will bring substantial expertise and experience in the sales and distribution of HealthSport products. Under Mr. Thomas's supervision, Acosta's North Eastern United States Division recorded $200+ million in annual sales revenue.

                         PRODUCT POSITIONING & MARKETING

PRODUCT ENDORSEMENT: In today's world, people respond to individuals they trust and respect when it comes to purchasing products. One manner in which to reach the masses is to launch ENLYTEN(TM) SPORTSTRIPS, ENLYTEN(TM) ENERGY strips and ENLYTEN(TM) SURVIVAL STRIPS with respected experts in the field or industry of that particular producT. Enlyten will have the exclusive marketing and sales rights for all HealthSport products. HealthSport has already retained individuals with these characteristics and has pending conversations with others.

For example, with respect to ENLYTEN(TM) SPORTSTRIPS, HealthSport has engaged sports celebrities who have a stroNG connection with their fans and who will use their profile and experience in sports to effectively and professionally represent and support ENLYTEN(TM) SPORTSTRIPS. In addition, a Sports Advisory Council will BE assembled to use a cross section of sports professionals to endorse the sport strips.

Similarly, it will take someone with influence and popularity to reach the targeted sales and distribution for ENLYTEN(TM) ENERGY film strips. We are exploring and researching the best representatives for the product in ordER to have an immediate impact on sales.

Finally, for ENLYTEN(TM) SURVIVAL STRIPS, the most effective endorsement will be to enlist the support aND endorsement of a top-tiered former military person who can use his or her experience and presence to introduce the product among military services in the U.S. as well as internationally.

CLINICAL EXPERTS: The research and development conducted by Dr. David Berkoff and Anthony Seaber, medical doctors and experts in sports medicine at Duke University, and by other clinical experts on the ENLYTEN products will be communicated to other medical experts, coaches and trainers in each field along with the benefits the products have to offer, not only to professional athletes but to individuals as well. Their participation is important to reinforce the scientific verification data by offering their assessments and results with trainers, coaches, athletes, military personnel and the general public. Over the course of the next year and beyond, the clinical experts will be incorporated into our marketing plans through public relations and product testimonials in medical related materials circulated at trade shows, in medical magazines and on talk shows.

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TRADESHOWS / CONFERENCES / EVENTS: Various tradeshows, conferences and opportunities exist where ENLYTEN(TM) SPORTSTRIPS, ENLYTEN(TM) ENERGY film strips and ENLYTEN(TM) SURVIVAL STRIPS, as well as Suppress and other HealthSPoRT products, can be introduced to the general public and to health, fitness, and sports professionals. In fact, it will be important to identify the events that will offer maximum exposure to achieve success and results of the investment to participate in the event, tradeshow or conference.

The marketing department will determine the high visibility tradeshows or events and oversee the logistics. The products will be sampled by direct placement in the hands of attendees at the events, through public relations surrounding the event and by using the endorsement of individuals at the events.

ADVERTISING: A multi-tiered program will be developed and executed to introduce each product to the general public, sports professionals and military. Each product will have a program and advertising schedule that will use new and established avenues for product placement, targeted media outlets in print and radio as well as using the Internet for education and direct sales.

Marketing and creative services will identify the target markets and publications to promote HealthSport products through advertisements and product story placements. High profile, nationally circulated newspapers, magazines and product specific publications will be included in the print ad placement schedule, such as (but not limited to) USA TODAY, NEWSWEEK, RUNNER'S WORLD and other publications.

Direct mail will be sent out to conference participants, event sponsors and tradeshow mailing lists. The marketing department will work with the Sports Advisory Council and clinical experts to secure lists of contacts from them to mail materials to individuals and businesses in their circle of influence.

Consumers and retail customers will be mailed information and products, based on researched buying habits in specific markets and retail stores. The direct mail program will support promotional programs, consumer rebate initiatives and other opportunities coinciding with the retail-marketing plan for HealthSport brands.

Website advertising opportunities will be researched and developed to place advertising on highly visible Internet sites to extend the branding of HealthSport beyond print and direct mail.

Other developments will be specific to the needs of the product rollout, sales department and direction as given by the corporate executives of HealthSport.

PUBLIC RELATIONS: An integrated public relations program will be developed to launch HealthSport across the country as well as internationally. Working with a public relations agency, the customary elements will be created such as press releases, targeted pitch strategies and materials to be sent to the public.

The public relations plan will be flexible and calculated, depending on the opportunities that arise from the endorsements, situations associated with the celebrities and the clinical experts. For instance, there will be opportunities for the celebrities to introduce ENLYTEN directly or indirectly when doing interviews or appearances on behalf of other businesses or events.

At the conferences or tradeshows, members of the Sports Advisory Council may participate as presenters or attend the conferences. Local media market opportunities will be utilized for on and off-site interviews and related opportunities that will capitalize on the visibility of the conferences or tradeshows.

Additional product placement opportunities will be sought on lifestyle and sports television shows, both locally and nationally, to provide support to marketing and sales related plans as determined by the corporate leadership of Enlyten.


                                  MANUFACTURING

InnoZen maintains a drug research and development facility and a manufacturing plant in Woodland Hills, California that meets FDA and California certification requirements. This manufacturing facility provides new business opportunities through customized product production and pilot scale runs of film strip products, and the ability to then deliver final product quickly and at reasonable cost. Internal manufacturing enables quicker and more responsive development of new and custom formulations and provides the ability to then promptly fill orders for the new products. The net result is InnoZen's unique ability to develop and deliver new film strip formulations and products to market faster and more economically.

BESPOKE CUTTING AND PACKAGING: InnoZen's high-tech cutting and packaging facility can be optimized to meet the specific requirements, and budgets, of HealthSport's clients. Using high-tech labeling equipment, InnoZen offers a range of labeling options, including a tamper resistant seal and full wrap-around application in addition to the packaging used for the Suppress Cough Strips. Technologically advanced blister card machinery enables InnoZen to offer retail ready packaging, blister card single and multi-packs and flow wrap individual products. InnoZen also offers a number of innovative packaging solutions, including space saving packaging designs.

CAPACITY AND INVENTORY MANAGEMENT: With its own on-site manufacturing strip facility, InnoZen is now in a position to manufacture all of the initial requirements for the ENLYTEN(TM) SPORTSTRIPS, ENLYTEN(TM) ENERGY film sTRiPS and ENLYTEN(TM) SURVIVAL STRIPS and both Suppress Cough Strip products for itself and other third parTY distributors. InnoZen plans to build a second line to accommodate the future product demand that is expected for the new products once they are launched and from potential new manufacturing customers.


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

Using its own facility, InnoZen can use a just-in-time inventory policy to manufacture only the minimum number of film strips necessary to meet retailers' orders. This reduces the sales and production cycle by several months and reduces cash requirements for inventory.


                              INTELLECTUAL PROPERTY

Patents and pending patent applications seek to protect new technologies developed by HealthSport and InnoZen in formulating, developing and manufacturing edible film strip products containing drug actives. Other techniques are protected as trade secrets. These new core technologies include novel methods of manufacturing film strip to create additional stability and to increase the amount of drug actives that can be delivered in a single film strip. InnoZen also seeks to protect the delivery of the specific drug active ingredients in its edible film strips.

HealthSport and InnoZen have filed U.S. and foreign trademark and patent applications to protect product lines and general technology; they rely on a combination of intellectual property laws, nondisclosure agreements and other measures to protect proprietary rights. Currently, HealthSport has two and InnoZen has six United States patent applications pending; they expect to file several more before the end of 2007. InnoZen has also filed patent applications in several foreign countries. HealthSport and InnoZen also own various trademarks, including ENLYTEN, SPORTSTRIPS, RESTORE, SURVIVAL STRIPS, InnoZen, Suppress, and "Medicine in a Strip." Trademark registrations are available upon request.

EMPLOYEES

At December 31, 2006 we had four full-time employees and at December 31, 2005, we had one part-time employee and one full-time employee. During the first 45 days of 2007 we added three additional full-time employees to Enlyten's staff.

Our employees are not represented by a labor union. We have experienced no work stoppage and believe that our employee relationships are good.


ITEM 2: DESCRIPTION OF PROPERTY

The corporate offices are currently maintained in the office of the Company's accountant at no cost to the Company.

Enlyten has executed a three-year lease which commences on February 1, 2007 for 2,182 square feet of office space for its staff in Amherst, New York.


ITEM 3: LEGAL PROCEEDINGS

We are not currently subject to any legal proceedings, nor, to our knowledge, is any legal proceeding threatened against us.


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ITEM 4: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Shareholders approved the 2006 Stock Option Plan during the fourth quarter of 2006.


                                     PART II

ITEM 5: MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

Our $0.0001 par value per share common stock is traded in the over-the-counter market and is quoted on the National Association of Securities Dealers ("NASD") Over-The Counter Bulletin Board ("OTCBB") under the symbol "HSPO.OB." Previously we were quoted on the OTCBB under the symbols "ISPO.OB," "TSPT.OB," "LGST," and "RTTK."

The following table sets forth the quarterly high and low daily bids for our common stock as reported by the OTCBB for the two years ended December 31, 2006. The bids reflect inter-dealer prices without adjustments for retail mark-ups, mark-downs or commissions and may not represent actual transactions.

                                                 High             Low
                                                 ----             ---

2006:
Fourth quarter                                  $  2.50         $  1.50
Third quarter                                   $  1.50         $   .75
Second quarter                                  $  4.00         $  1.05
First quarter                                   $  8.00         $  1.60

2005:
Fourth quarter                                  $ 14.00         $  4.00
Third quarter                                   $ 20.00         $  6.00
Second quarter                                  $ 32.00         $ 14.00
First quarter                                   $ 58.00         $ 14.00

The OTCBB is a quotation service sponsored by the NASD that displays real-time quotes and volume information in over-the-counter ("OTC") equity securities. The OTCBB does not impose listing standards or requirements, does not provide automatic trade executions and does not maintain relationships with quoted issuers. A company traded on the OTCBB may face loss of market makers and lack of readily available bid and ask prices for its stock and may experience a greater spread between the bid and ask price of its stock and a general loss of liquidity with its stock. In addition, certain investors have policies against purchasing or holding OTC securities. Both trading volume and the market value of our securities have been, and will continue to be, materially affected by the trading on the OTCBB.

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

                                     HOLDERS

At February 28, 2007, there were 514 holders of record of our common stock, an undetermined number of which represent more than one individual participant in securities positions with us.


                                    DIVIDENDS

We have never paid cash dividends on our common stock and intend to utilize current and future resources to implement our new plan of operations. Therefore, it is not anticipated that cash dividends will be paid on our common stock in the foreseeable future.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes certain information as of December 31, 2006, with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

                                    Number of securities to be
                                     issued upon exercise of        Weighted average exercise      Number of securities
                                       outstanding options,           price of outstanding         remaining available
          Plan category                warrants and rights        options, warrants and rights     for future issuance
          -------------                -------------------        ----------------------------     -------------------

Equity compensation plans approved
  by security holders:
     2000 Plan                                                -           $             -                       15,000
     2006 Plan                                          100,000                      2.25                    4,900,000

                                   -----------------------------                                    -------------------
                                                        100,000           $             -                    4,915,000
                                   =============================                                    ===================

The Company has two Stock Option Plans; the Stock Option Plan dated in April 2000 and approved in April 2001 (the "2000 Plan") which authorizes the grant of options to purchase an aggregate of 15,000 shares; and the Stock Option Plan dated October 18, 2006 and approved in October 2006 (the "2006 Plan") which authorizes the grant of options to purchase an aggregate of 5,000,000 shares. (Collectively the "Plans")

The material features of the Plans, the data for which is summarized under the equity compensation plans approved by security holders in the table above are summarized in Note 8 to the consolidated financial statements that appear in
Item 7.

                     RECENT SALES OF UNREGISTERED SECURITIES

During the three months ended December 31, 2006, we issued:

     o 925,000 shares of our common stock to acquire the remaining 20% of Health Strip Solutions, LLC that we did not already own. The shares were valued at $1,871,250;
     o 375,000 shares of our common stock to acquire 100% of the issued and outstanding common stock of Cooley Nutraceuticals, Inc., which was valued at $806,250;

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

     o 517,074 shares of our common stock in exchange for a convertible debenture with a principal balance of $500,000 and accrued interest of $17,074;
     o 332,500 shares of our common stock as part of the compensation related to four consulting agreements. The shares were valued at $710,000 and the expense will be amortized over the terms of the agreements of one to two years;
     o 550,000 shares of our common stock were issued in exchange for cash in the amount of $550,000; and
     o 250,000 shares of our common stock were issued in exchange for a stock subscription receivable in the amount of $250,000, which was collected on January 8, 2007.

All of the shares issued were sold pursuant to an exemption from registration under Section 4(2) promulgated under the Securities Act of 1933, as amended.


ITEM 6: MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

HealthSport is publicly traded on the bulletin board market under the ticker symbol HSPO. HealthSport is focused exclusively on the development, manufacturing and marketing of edible film strip technology. This technology system provides rapid dissolution and release of active ingredients when the strip comes in contact with saliva in the mouth.

On December 20, 2006, we signed a non-binding LOI to acquire InnoZen through a merger with one of our wholly owned subsidiaries. A condition of the LOI required us to fund a Bridge Loan for $250,000 (which was made on December 26, 2006) and the investment by us of $750,000 in working capital into InnoZen at closing. We initiated a private placement on January 15, 2007, to sell up to 8,000,000 shares of our common stock at $1.50 per share.

On January 31, 2007, we entered into a Merger Agreement with InnoZen and InnoZen Acquisition Sub, Inc. ("Acquisition Sub"), our wholly owned subsidiary, all Delaware corporations. At the effective time and upon the terms and conditions of the Merger Agreement and in accordance with Delaware General Corporate Law, in exchange for 17,500,000 shares of our common stock, Acquisition Sub will be merged with and into InnoZen, after which, InnoZen will become our wholly owned subsidiary and will continue as the surviving corporation and the separate existence of Acquisition Sub will cease.

Conditions precedent to effect the Merger include that we shall have consummated the private placement of at least $6 million but not more than $12 million of our common shares at a price not less than $1.50 per share on the following timetable: (a) execution and delivery by the investors of subscription agreements for the minimum amount of the private placement by no later than February 15, 2007; and (b) the closing of the private placement by no later than February 28, 2007.

On March 15, 2007, this agreement was amended to extend the closing date to as late as April 30, 2007 and would require increasing the number of shares issued to InnoZen in 250,000 share increments up to 18,250,000 depending upon the ultimate closing date of the private placement.

InnoZen is a preeminent formulator, developer and manufacturer of edible thin film strips that deliver drug actives and was the first company to deliver a drug active ingredient in a thin film strip when it completed the development of Chloraseptic Sore Throat Relief Strips(R) in June 2003. With Chloraseptic Relief Strips, InnoZeN established a new process which prevented irritants and incorporated additional compounds to make the strips more suitable for various drug delivery needs. Relying on its expertise in the development of the film strip, InnoZen moved forward with its proprietary technology to develop two new thin film strip products for coughs. InnoZen launched its two new film strip products under its own Suppress(R) brand in September 2004.

Using InnoZen's in-house research and development and manufacturing capabilities, HealthSport has the ability to more rapidly formulate and develop new thin film products and other products using various additional oral delivery systems such as gels. As a result, HealthSport anticipates a steady stream of new products to expand the Enlyten brand it is creating. The implementation of HealthSport's innovative and creative sales and marketing models for each product line will play an integral role in creating brand awareness through the application of traditional and non-traditional sales techniques.

HealthSport and InnoZen have already jointly developed three new products that are ready to be launched in 2007, including but not limited to ENLYTEN(TM) SPORTSTRIPS, ENLYTEN(TM) ENERGY film strips and ENLYTEN(TM) SURVIVAL STRIPS.

We were in the development stage for our planned racing operation since our inception, May 15, 2001, and did not establish sources of revenue sufficient to fund the development of business and pay operating expenses, resulting in a net loss of $15,054,021 from inception through December 31, 2003. On August 26, 2003, our Board of Directors unanimously approved a plan to immediately discontinue our racing operation. Since August 26, 2003 and until September 9, 2004, we attempted to find a suitable acquisition candidate. On September 9, 2004, with the acquisition of IMGI, we completed one development stage, which had been included in discontinued operations, and commenced a new development stage operation.


                            CURRENT ACTIVE OPERATIONS

ELECTROLYTE STRIP
-----------------
HEALTH STRIP - On March 29, 2006, we entered into a Unit Purchase Agreement with the majority of the unit holders of Health Strip to acquire 80% of Health Strip in exchange for 500,000 shares of our $.0001 par value common stock. Health Strip in conjunction with InnoZen holds certain proprietary technology for the formulation of a thin film electrolyte strip which is the subject of a provisional patent filed in the U.S. Patent and Trademark office on June 14, 2006. In addition, Health Strip reached an agreement for InnoZen to manufacture and distribute the electrolyte strips through its California based manufacturing facility. Through the use of InnoZen's patented manufacturing process, the electrolyte strips have now been produced. Product names and packaging were finalized and initial sales began at the end of the fourth quarter.

At the time it was acquired, Health Strip did not have any tangible assets or liabilities, but it did have certain proprietary technology for an electrolyte replenishment system and the rights to file for a patent of this process. Accordingly, Health Strip recorded $1,125,000 as an intangible asset for patent technology rights, 80% of which is equal to the value of our stock issued on the date of the transaction. As stated above, we have filed a provisional patent in the US Patent & Trademark office and have twelve months to file a final application. InnoZen has completed its bi-layer and nutritional supplement provisionals for final applications to include our electrolyte replenishment system. We commenced amortization of our total patent costs in July 2006 over seventeen years, the life of the expected patent. We will periodically evaluate the unamortized balance of the patent and technology costs and record an impairment loss if warranted.

During December 2006, we issued 925,000 shares of our common stock to acquire the remaining 20% of Health Strip, which was valued at $1,871,250, based upon the trading price of our stock on the acquisition dates. This amount was reduced by the book value of the associated minority interest of $135,252 and the resulting $1,735,998 was recorded as goodwill.

NUTRACEUTICALS - On December 6, 2006, we issued 375,000 shares of our common stock to acquire 100% of Nutraceuticals. At the time it was acquired, Nutraceuticals had a receivable for $3,750 and did not have any liabilities, but it did have certain proprietary technology for the formulation of a nutritional supplement that quickly and effectively provides natural energy enhancers, caffeine, electrolytes, antioxidants and other essential vitamins and minerals. In conjunction with InnoZen, we have designed our formulation to supply the body with a healthy boost in energy, while replenishing and maintaining the essential vitamins and minerals lost during activity, after a long flight, bad night of sleep or over indulgence of alcohol. We recorded this transaction based upon the trading price of our common stock on the date of the purchase and the $806,250 was allocated $3,750 to accounts receivable and $802,500 to an intangible asset for patent technology rights. We are in the process of filing a provisional patent with the US Patent & Trademark office and will commence amortization of the patent costs over seventeen years, the life of the expected patent, when the application is filed.

RESEARCH AND DEVELOPMENT - On April 19, 2005, we entered into a joint development agreement with InnoZen to jointly develop a film strip product containing electrolytes to replenish the body while under physical stress (the "electrolyte strip"). InnoZen had experience in the formulation, development, manufacturing and sale of edible thin strips containing drug active ingredients. We had the formula and the ability to assist in obtaining endorsements for the electrolyte strips by well-known athletes and coaches. We contributed $115,500 in cash and 1,250 shares of our common stock, valued at $19,191 using the Black-Scholes valuation model, for our 50% interest in the joint venture.

As of September 30, 2005, the joint venture had completed a product formulation of an acceptable thin film prototype containing electrolytes and had completed laboratory stability testing for the oral dosage product. The joint venture produced initial electrolyte strips capable of holding a deliverable load of electrolytes equal to approximately one fluid ounce of most recognized sports drinks. The electrolyte strips were produced for flavor testing with initial flavors to be lemon-lime and orange. All joint venture funds were expended by December 31, 2005.

The products are discussed under Business of the Company in Item 1.


                         LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2006, we had positive working capital of $909,788 as compared to a working capital deficit of $4,900,145 at December 31, 2005. The working capital improvement is primarily the result of converting convertible promissory notes to common stock during 2006 ($5,523,355 including accrued interest); the issuance of common stock for accounts payable and other liabilities of $447,299; the issuance of common stock for cash in the amount of $550,000; and the issuance of common stock for a stock subscription receivable which was collected on January 8, 2007.

On December 20, 2006, we signed a non-binding LOI to acquire InnoZen through a merger with one of our wholly owned subsidiaries. A condition of the LOI required us to fund a Bridge Loan for $250,000 (which was made on December 26, 2006) and the investment by us of $750,000 in working capital into InnoZen at closing. We initiated a private placement on January 15, 2007, to sell up to 8,000,000 shares of our common stock at $1.50 per share. A condition precedent to our closing of the InnoZen acquisition is that we shall have raised and closed on a minimum of $6 million in new cash equity through the sale of common stock at an average price of not less than $1.50 per share.

On January 31, 2007, we entered into a Merger Agreement with InnoZen and InnoZen Acquisition Sub, Inc. ("Acquisition Sub"), our wholly owned subsidiary, all Delaware corporations. At the effective time and upon the terms and conditions of the Merger Agreement and in accordance with Delaware General Corporate Law, in exchange for 17,500,000 shares of our common stock, Acquisition Sub will be merged with and into InnoZen, after which, InnoZen will become our wholly owned subsidiary and will continue as the surviving corporation and the separate existence of Acquisition Sub will cease.

Conditions precedent to effect the Merger include that we shall have consummated the private placement of at least $6 million but not more than $12 million of our common shares at a price not less than $1.50 per share on the following timetable: (a) execution and delivery by the investors of subscription agreements for the minimum amount of the private placement by no later than February 15, 2007; and (b) the closing of the private placement by no later than February 28, 2007.

On March 15, 2007, this agreement was amended to extend the closing date to as late as April 30, 2007 and would require increasing the number of shares issued to InnoZen in 250,000 share increments up to 18,250,000 depending upon the ultimate closing date of the private placement.

We anticipate reaching our first goal of raising a minimum of $6,000,000 by the end of April 2007. These funds should be sufficient to fund our operations for the remainder of 2007. This funding is expected to be applied as follows: fees to third parties and expenses of closing - $500,000; new InnoZen production line and capital expenditures - $1,500,000; InnoZen working capital - $750,000; HealthSport marketing - $2,500,000; and HealthSport operational costs and working capital - $750,000.

On January 15, 2007, we began a private placement offering to sell up to 8,000,000 shares of our common stock at a price of $1.50 per share. The offering is scheduled to terminate on the earlier of April 15, 2007 or the date when the sale of up to 8,000,000 shares has been completed. As of March 31, 2007, we have sold 1,612,667 shares for total proceeds of $2,419,001.

                              RESULTS OF OPERATIONS

We had a loss from operations in 2006 of $1,438,047 as compared to $1,906,425 ($28,960 from discontinued operations) in 2005. The principal decreases were reductions in selling, general and administrative expense of $440,258; a reduction of $309,511 in asset impairments and abandonments; and a reduction of $134,691 in equity in joint venture loss. The principal increases were an increase in non-cash compensation expense of $119,625 and an increase in the beneficial conversion feature of a convertible debenture of $400,000.

The selling, general and administrative expenses are expected to increase substantially in 2007 from the 2006 level with the marketing and roll-out of several electrolyte strip products commencing in June 2007. While limited sales are ongoing, the third quarter should be the first full quarter of operations.

                             DISCONTINUED OPERATIONS

We were in the development stage from our inception, May 15, 2001, and we did not establish sources of revenue sufficient to fund the development of business and pay operating expenses, resulting in a net loss of $15,054,021 from inception through December 31, 2003. As a result of the continuing losses, on August 26, 2003, our Board of Directors unanimously approved a plan to immediately discontinue our racing operation. This discontinued operation had a loss of $0 and $28,960 during the years ended December 31, 2006 and 2005, respectively. While we do not expect any additional liability, we were a party to a racing car design and construction agreement, a team sales brokerage agreement and a broadcasting agreement which have not been formally cancelled.

                            NEW ACCOUNTING STANDARDS

There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company's financial position or operating results.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on our future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, which for us would be our fiscal year beginning January 1, 2008. We are currently evaluating the impact of SFAS No. 157 but do not expect that it will have a material impact on our financial statements.

                          CRITICAL ACCOUNTING POLICIES

The SEC issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure about Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition our most critical accounting policies include the valuation of intangibles, which affects their amortization and impairment calculations and stock-based compensation. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

INTANGIBLE ASSET VALUATION - The determination of the fair value of certain acquired assets and liabilities is subjective in nature and often involves the use of significant estimates and assumptions. Determining the fair values and useful lives of intangible assets requires the exercise of judgment. We may use our common stock to acquire assets and may use the Black-Scholes valuation method or another acceptable method to determine a valuation for the stock. The Black-Scholes valuation method calculates a volatility factor for the stock price and extrapolates a valuation using these criteria. This valuation method has generally proven effective for companies with established markets for their common stock; however, due to the lack of an established trading market for our common stock, in the opinion of management, this may result in an unduly high valuation for the stock.

STOCK-BASED COMPENSATION - We record the fair value of stock-based compensation to outside consultants as an operating expense. Historically, we have not recorded expenses relating to stock options granted to employees with an exercise price greater than or equal to market price at the time of grant. We have reported pro-forma net loss and loss per share in accordance with the requirements of SFAS 123 and SFAS 148. This disclosure shows net loss and loss per share as if we had accounted for our employee stock options under the fair value method of those statements. Pro-forma information is calculated using the Black-Scholes pricing method on the date of grant. This option valuation model requires input of highly subjective assumptions. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model may not necessarily provide a reliable single measure of fair value of our employee stock options. We did not have any stock-based compensation during 2005; however, we did have stock-based compensation in 2006 and expect to have stock-based compensation in the future.

In December 2004, the FASB issued SFAS 123 (revised 2004), "Share-Based Payment" (SFAS 123(R)). Among other things, SFAS 123(R) requires expensing the fair value of stock options, previously optional accounting. For transition, upon adoption on January 1, 2006, SFAS 123(R) required expensing any unvested options and also required us to change the classification of certain tax benefits from option deductions to financing rather than operating cash flows.

OTHER - The Company expects revenue recognition and other financial estimates to become critical accounting policies as business develops in the future.

                         OFF-BALANCE SHEET ARRANGEMENTS

The Company's only off-balance sheet arrangement is for its office lease in Amherst, New York. The operating lease is for a three-year term beginning on February 1, 2007, covers 2,182 square feet at an annual cost of $28,366 in year one, $28,912 in year two and $29,457 in year three.

ITEM 7: FINANCIAL STATEMENTS

The Consolidated Financial Statements of HealthSport, Inc. and Subsidiaries together with the report thereon of Creason & Associates, P.L.L.C. for the years ended December 31, 2006 and 2005, is set forth as follows:

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                      Page

Report of Independent Registered Public Accounting Firm                113
Consolidated Balance Sheet                                             114
Consolidated Statements of Operations                                  115
Consolidated Statements of Stockholders' Equity (Deficit)              116
Consolidated Statements of Cash Flows                                  117
Notes to Consolidated Financial Statements                             119

                         CREASON & ASSOCIATES, P.L.L.C.
                         7170 S. Braden Ave., Suite 100
                              Tulsa, OK 74136-6333

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

Board of Directors and Stockholders
HealthSport, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of HealthSport, Inc. and Subsidiaries as of December 31, 2006, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HealthSport, Inc. and Subsidiaries at December 31, 2006, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.


                                           /s/ Creason & Associates, P.L.L.C.

Tulsa, Oklahoma
April 12, 2007

HEALTHSPORT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006

ASSETS
Current assets:
  Cash and cash equivalents                                        $    318,144
  Accounts receivable - other                                             3,750
  Stock subscription receivable                                         250,000
  Inventory                                                             145,742
  Note receivable                                                       250,000
                                                                   ------------
     Total current assets                                               967,636
                                                                   ------------
Patent costs, net                                                     1,898,506
Goodwill, net                                                         1,785,998
                                                                   ------------
          Total assets                                             $  4,652,140
                                                                   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                 $     47,189
  Accrued expenses                                                       10,659
                                                                   ------------
     Total liabilities                                                   57,848
                                                                   ------------

Commitments and contingencies

Stockholders' equity:
  Preferred stock: $2.75 par value; authorized 2,000,000
     shares no shares issued and outstanding                                  -
  Common stock: $.0001 par value; authorized 500,000,000
     shares; 19,331,945 shares issued and outstanding                     1,933
  Additional paid-in capital                                         29,452,595
  Common stock warrants                                                   1,200
  Deferred expenses                                                  (1,151,711)
  Accumulated deficit                                               (23,709,725)
                                                                   ------------
     Total stockholders' equity                                       4,594,292
                                                                   ------------
          Total liabilities and stockholders' equity               $  4,652,140
                                                                   ============

See accompanying notes to consolidated financial statements.

HEALTHSPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                          2006            2005
                                                                      ------------    ------------
REVENUE                                                               $      1,137    $          -
COST OF SALES                                                                  548               -
                                                                      ------------    ------------
     GROSS PROFIT                                                              589               -
                                                                      ------------    ------------

COSTS AND EXPENSES:
  Selling, general and administrative expenses                             590,603       1,030,861
  Non-cash compensation                                                    119,625               -
  Asset impairments and abandonments                                         1,491         311,002
  Equity in joint venture loss                                                   -         134,691
                                                                      ------------    ------------
     TOTAL COSTS AND EXPENSES                                              711,719       1,476,554
                                                                      ------------    ------------
        LOSS FROM CONTINUING OPERATIONS                                   (711,130)     (1,476,554)
OTHER (INCOME) EXPENSE:
  Interest expense                                                         424,802         400,911
  Beneficial conversion feature of convertible debenture                   400,000               -
  Interest income                                                           (8,137)              -
                                                                      ------------    ------------
     Other expense, net                                                    816,665         400,911
                                                                      ------------    ------------
     NET LOSS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST       (1,527,795)     (1,877,465)
                                                                      ------------    ------------
          MINORITY INTEREST                                                 89,748               -
                                                                      ------------    ------------
               LOSS FROM CONTINUING OPERATIONS                          (1,438,047)     (1,877,465)
                                                                      ------------    ------------
DISCONTINUED OPERATIONS
  Loss from discontinued operations                                              -         (28,960)
  Income tax benefit                                                             -               -
                                                                      ------------    ------------
     LOSS FROM DISCONTINUED OPERATIONS                                           -         (28,960)
                                                                      ------------    ------------
          NET LOSS                                                    $ (1,438,047)   $ (1,906,425)
                                                                      ============    ============

NET LOSS PER SHARE, BASIC AND DILUTED
  Continuing operations                                               $      (0.29)   $      (3.20)
  Discontinued operations                                                        -           (0.05)
                                                                      ------------    ------------
     NET LOSS PER SHARE, BASIC AND DILUTED                            $      (0.29)   $      (3.25)
                                                                      ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING,
  BASIC AND DILUTED                                                      4,989,225         585,945
                                                                      ============    ============

See accompanying notes to consolidated financial statements.


                                                  115

HEALTHSPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                   Common Stock            Additional      Common
                                            ---------------------------     Paid-in         Stock        Deferred     Accumulated
                                               Shares        Par Value      Capital       Warrants       Expenses       Deficit
                                            ------------   ------------   ------------  ------------   ------------   ------------
Balance at December 31, 2004                     423,455             42     16,102,954        66,658              -    (20,020,637)
Issuance of common stock for:
  Convertible notes payable                      180,333             18        617,435             -              -              -
  Acquisition of joint venture investment          1,250              -         19,191             -              -              -
  Acquisition of World Championship
     Poker                                        19,250              2        295,542             -              -              -
  Cash proceeds                                   15,000              2        134,998             -              -              -
  Services                                        18,000              2        186,180             -              -              -
Cancellation of warrants                               -              -         65,458       (65,458)             -              -
Net loss                                               -              -              -             -                       (28,960)
                                            ------------   ------------   ------------  ------------   ------------   ------------
Balance at December 31, 2005                     657,288             66     17,421,758         1,200              -    (20,049,597)
                                            ------------   ------------   ------------  ------------   ------------   ------------
Common stock issued for:
  Acquisition of Health Strip Solutions        1,425,000            143      2,771,107             -              -              -
  Acquisition of Cooley Nutraceuticals           375,000             37        806,213             -              -              -
  Settlement and sale of Idea Mgmt                65,000              6        295,834             -              -              -
  Convertible debentures                      14,879,574          1,488      5,521,867             -              -              -
  Accounts payable                               741,000             74        151,385             -              -              -
  Services                                       389,083             39        781,675             -       (768,500)             -
  Cash proceeds                                  550,000             55        549,945             -              -              -
  Stock subscription                             250,000             25        249,975             -              -              -
Beneficial conversion feature of
  Convertible note payable                             -              -        400,000             -              -              -
Common stock options                                   -              -        502,836             -       (502,836)             -
Amortize deferred expense                              -              -              -             -        119,625              -
Loss incurred during development stage                 -              -              -             -              -     (2,222,081)
Net loss                                               -              -              -             -              -     (1,438,047)
                                            ------------   ------------   ------------  ------------   ------------   ------------
Balance at December 31, 2006                  19,331,945   $      1,933   $ 29,452,595  $      1,200   $ (1,151,711)  $(23,709,725)
                                            ============   ============   ============  ============   ============   ============

                                              Deficit
                                            Accumulated
                                            During the
                                            Development
                                                Stage           Total
                                            ------------    ------------
Balance at December 31, 2004                    (344,616)     (4,195,599)
Issuance of common stock for:
  Convertible notes payable                            -         617,453
  Acquisition of joint venture investment              -          19,191
  Acquisition of World Championship
     Poker                                             -         295,544
  Cash proceeds                                        -         135,000
  Services                                             -         186,182
Cancellation of warrants                               -               -
Net loss                                      (1,877,465)     (1,906,425)
                                            ------------    ------------
Balance at December 31, 2005                  (2,222,081)     (4,848,654)
                                            ------------    ------------
Common stock issued for:
  Acquisition of Health Strip Solutions                -       2,771,250
  Acquisition of Cooley Nutraceuticals                 -         806,250
  Settlement and sale of Idea Mgmt                     -         295,840
  Convertible debentures                               -       5,523,355
  Accounts payable                                     -         151,459
  Services                                             -          13,214
  Cash proceeds                                        -         550,000
  Stock subscription                                   -         250,000
Beneficial conversion feature of
  Convertible note payable                             -         400,000
Common stock options                                   -               -
Amortize deferred expense                              -         119,625
Loss incurred during development stage         2,222,081               -
Net loss                                               -      (1,438,047)
                                            ------------    ------------
Balance at December 31, 2006                $          -    $  4,594,292
                                            ============    ============

See accompanying notes to consolidated financial statements.

                                       116

HEALTHSPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                                            2006            2005
                                                                        ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                $ (1,438,047)   $ (1,906,425)
   Loss from discontinued operations                                               -         (28,960)
                                                                        ------------    ------------
      Loss from continuing operations                                     (1,438,047)     (1,877,465)
  Adjustment to reconcile net loss to net cash used
      in operating activities:
      Depreciation                                                            16,605             372
      Asset impairments                                                        1,491         311,002
      Equity in joint venture loss                                                 -         134,691
      Common stock issued for services                                        13,214         186,182
      Amortize deferred stock compensation                                   119,625               -
      Beneficial conversion feature of convertible promissory note           400,000               -
      Minority interest                                                      (89,748)              -
    Change in assets and liabilities:
       Inventory                                                            (145,742)              -
       Prepaid expenses                                                       12,389               -
       Accounts payable                                                      193,039         (24,419)
       Advances from related parties                                               -         341,250
       Accrued expenses                                                      433,970         433,690
                                                                        ------------    ------------
          Net cash from continuing operations                               (483,204)       (494,697)
                                                                        ------------    ------------
          Net cash used in discontinued operations                                 -        (163,002)
                                                                        ------------    ------------
             Net cash used in operations                                    (483,204)       (657,699)
                                                                        ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Loan to InnoZen, Inc.                                                     (250,000)              -
  Investment in joint venture                                                      -        (115,500)
                                                                        ------------    ------------
            Net cash used in investing activities                           (250,000)       (115,500)
                                                                        ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Loan proceeds                                                              500,000         644,356
  Loan repayment                                                                   -          (7,500)
  Sale of common stock                                                       550,000         135,000
                                                                        ------------    ------------
             Net cash provided by financing activities                     1,050,000         771,856
                                                                        ------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         316,796          (1,343)
CASH AND CASH EQUIVALENTS, beginning of year                                   1,348           2,691
                                                                        ------------    ------------
CASH AND CASH EQUIVALENTS, end of year                                  $    318,144    $      1,348
                                                                        ============    ============

See accompanying notes to consolidated financial statements.


                                                     117

HEALTHSPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                           2006         2005
                                                       -----------   ----------

SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR INTEREST AND INCOME TAXES:
  Interest                                             $         -   $      270
  Income taxes                                                   -            -

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for:
   Investment in Health Strip Solutions, LLC           $ 2,771,250   $        -
   Investment in Cooley Nutraceuticals, Inc.               806,250            -
   Investment in World Championship Poker                        -      295,544
   Investment in joint venture                                   -       19,191
   Convertible notes and accrued interest                5,523,355      569,516
   Accounts payable                                        151,459       47,937
   Accounts payable and Idea Management Group, Inc.        295,840            -
Value of common stock options granted                      502,836            -
Cancellation of common stock warrants                            -       65,458
Issuance of convertible notes for accrued interest               -      590,279
Issuance of convertible notes for accounts payable
   and accrued expenses                                          -      503,800

See accompanying notes to consolidated financial statements.

HEALTHSPORT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
        -----------------------------------------------------------

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of HealthSport, Inc. ("HealthSport") and its wholly owned subsidiaries, Enlyten, Inc. ("Enlyten"), Health Strip Solutions, LLC ("Health Strip"), Cooley Nutraceuticals, Inc. ("Nutraceuticals"), World Championship Poker, Inc. ("Poker"), Strategic Gaming Consultants, LLC ("Gaming") and Maxx Motorsports, Inc. ("Maxx") and Maxx's wholly owned subsidiary, Team Racing Auto Circuit, LLC ("TRAC"), collectively referred to as "the Company" or "the Companies". All significant inter-company balances and transactions have been eliminated in consolidation. Development of the Company's film strip product containing electrolytes represents the principal continuing operations of the Company.

     On April 24, 2006, the Company filed a Definitive Information Statement pursuant to Section 14C which provided that effective May 15, 2006; 1) the Company's name would be changed to HealthSport, Inc.; 2) the Company's issued and outstanding shares would be reverse-split one share for each 200 shares; and 3) the Company's Certificate of Incorporation would be restated to reflect these amendments. These amendments were approved by the Company's Board of Directors and in writing by 52.33% of the Company's shareholders on March 31, 2006. Accordingly, effective May 15, 2006, the Company's name was changed to HealthSport, Inc., the Company's shares were reverse-split one for 200 and the Company's Certificate of Incorporation was restated to reflect these amendments. The change in outstanding shares and all references to shares have been retroactively restated for all periods included in this financial statement.

     On December 20, 2006, the Company signed a non-binding Letter of Intent ("LOI") to acquire InnoZen, Inc. ("InnoZen") through a merger with one of its wholly owned subsidiaries. A condition of the LOI required the Company to fund a Bridge Loan for $250,000 (which was made on December 26, 2006) and the investment by the Company of $750,000 in working capital into InnoZen at closing. The Company initiated a private placement on January 15, 2007, to sell up to 8,000,000 shares of its common stock at $1.50 per share.

     On January 31, 2007, the Company entered into a Merger Agreement with InnoZen and InnoZen Acquisition Sub, Inc. ("Acquisition Sub"), the Company's wholly owned subsidiary, all Delaware corporations. At the effective time and upon the terms and conditions of the Merger Agreement and in accordance with Delaware General Corporate Law, in exchange for 17,500,000 shares of the Company's common stock, Acquisition Sub will be merged with and into InnoZen, after which, InnoZen will become our wholly owned subsidiary and will continue as the surviving corporation and the separate existence of Acquisition Sub will cease.

     Conditions precedent to effect the Merger include that the Company shall have consummated the private placement of at least $6 million but not more than $12 million of our common shares at a price not less than $1.50 per share on the following timetable: (a) execution and delivery by the investors of subscription agreements for the minimum amount of the private placement by no later than February 15, 2007; and (b) the closing of the private placement by no later than February 28, 2007.

     On March 15, 2007, this agreement was amended to extend the closing date to as late as April 30, 2007 and would require increasing the number of shares issued to InnoZen in 250,000 share increments up to 18,250,000 depending upon the ultimate closing date of the private placement.

ORGANIZATION

     HealthSport was originally incorporated on July 25, 1985 in Delaware, and currently has the following wholly owned subsidiaries:

          o    Enlyten, a Nevada corporation organized on November 28, 2006;
          o Health Strip, a Nevada limited liability corporation organized on February 13, 2006; acquired 80% on March 29, 2006, 10% on December 21, 2006 and the remaining 10% on December 27, 2006;
          o Nutraceuticals, a Nevada corporation organized on November 17, 2006; acquired on December 6, 2006;
          o Maxx, a Delaware corporation acquired on May 15, 2001 and currently inactive;
          o Poker, a Nevada corporation acquired on June 28, 2005 and currently inactive; and
          o Gaming, a Nevada limited liability corporation organized on November 8, 2004, and never activated.

NATURE OF BUSINESS

     HealthSport is a holding company with six wholly owned subsidiaries.

     Enlyten was formed to market and sell the Companies edible file strip products.

     Health Strip in conjunction with InnoZen holds the proprietary technology for the formulation of a thin film electrolyte strip and has filed a provisional patent for this process. Electrolytes such as those found in Health Strip's ENLYTEN(TM) SPORTSTRIPS along with water, can be used in oral rehydration therapY to replenish the body's electrolyte levels after dehydration caused by exercise, diarrhea or vomiting. Health Strip and InnoZen also hold the proprietary technology for ENLYTEN(TM) SURVIVAL STRIPS which arE formulated with antioxidants, non-cavity causing sweeteners, vitamins, herbal extracts, electrolytes, caffeine and other proven beneficial compounds.

     Nutraceuticals holds the proprietary technology for the formulation of a nutritional supplement that quickly and effectively provides natural energy enhancers, caffeine, electrolytes, antioxidants and other essential vitamins and minerals. In conjunction with InnoZen, Nutraceuticals has designed our formulation to supply the body with a healthy boost in energy, while replenishing and maintaining the essential vitamins and minerals lost during activity, after a long flight, bad night of sleep or over indulgence of alcohol.

     On June 28, 2005, the Company acquired Poker. The Company initiated sales of a proprietary fantasy football format during September 2005 and believed it had completed the development stage on that date. However, as a result of the late start in marketing the program, the Company returned all fees collected and cancelled the season. The Company re-instituted the development stage for its businesses from the original inception date of September 9, 2004. While the Company may elect to operate the fantasy football program for the 2007 or later season, the principal focus of the Company will be on development of the electrolyte strip. The Company impaired the goodwill associated with Poker to the $50,000 amount which was determined to be the fair value of the investment at December 31, 2005.

     The Company acquired two television programs during 2004. As of December 31, 2005, the Company was unable to locate a venue to produce the shows. Accordingly, the Company fully impaired its investment.

     Gaming was assigned no value when acquired and is currently inactive.

     Idea Management Group, Inc. ("IMGI") was a concept development company that internally created projects in the fields of professional sports, motion pictures, publishing, licensed merchandise and other entertainment products for distribution into the global marketplace. IMGI was sold to a former CEO during 2006.

     Maxx, a South Carolina corporation, through its wholly owned subsidiary, TRAC, planned to develop, own, operate, and sanction an automotive racing league designed to provide content for television and tracks while expanding the existing base of racing fans. This operation was discontinued on August 26, 2003.

     On May 15, 2006, the Company changed its name to HealthSport, Inc. On November 8, 2004, the Company changed its name to Idea Sports Entertainment Group, Inc. On May 15, 2001, the Company changed its name from Logisoft Corp. to Team Sports Entertainment, Inc.

CASH AND CASH EQUIVALENTS

     The Company considers all cash on hand, cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

REVENUE RECOGNITION

     Revenue from product sales is recognized when the related goods are shipped and all significant obligations have been satisfied. Revenue from services is recognized when the services are performed.

INVENTORY

     Inventory consists of finished electrolyte strip products, manufactured and warehoused by InnoZen, and is stated at the lower of average cost or market.

CONCENTRATION OF CREDIT RISK

     Cash is maintained at financial institutions. The Federal Deposit Insurance Corporation ("FDIC") insures accounts at each institution for up to $100,000. At times, cash balances may exceed the FDIC insurance limit of $100,000.

STOCK OPTION PLANS

     Until December 31, 2005, the Company accounted for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and complied with the disclosure provisions of SFAS No.123, "Accounting for Stock-Based Compensation." Under APB No. 25, employee compensation cost was recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the employee share options was less than the fair value price of the underlying shares on the grant date, deferred stock compensation was recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options. Accordingly, if the exercise price of the Company's employee options equaled or exceeded the market price of the underlying shares on the date of grant, no compensation expense was recognized. Options or shares awards issued to non-employees are valued using the fair value method and expensed over the period services are provided.

     In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." As originally issued, SFAS 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that pronouncement permitted entities to continue applying the intrinsic-value model of APB Opinion 25, provided that the financial statements disclosed the pro forma net income or loss based on the preferable fair-value method. This statement is effective as of the first reporting period that begins after December 15, 2005. Accordingly, the Company adopted SFAS 123(R) in the 1st quarter of 2006. Thus, the Company's financial statements will reflect an expense for (a) all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value. The Company had no unvested options outstanding on January 1, 2006, and the option and stock awards granted during 2006 have been included in the financial statements as required by SFAS 123(R).

     There were no option grants to employees during the year ended December 31, 2005 and pro forma disclosure is not required. Options granted in 2006 are included in operations.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because HealthSport's options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models may not necessarily provide a reliable single measure of the fair value of HealthSport's options.

DEFERRED INCOME TAXES

     Deferred income taxes are provided for temporary differences between financial and tax reporting in accordance with the liability method under the provisions of SFAS No. 109, "Accounting for Income Taxes." A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such assets will be realized.

EARNINGS (LOSS) PER COMMON SHARE

     Earnings (loss) per common share are calculated under the provisions of SFAS No. 128, "Earnings per Share" ("SFAS No. 128"), which established new standards for computing and presenting earnings per share. SFAS No. 128 requires HealthSport to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive shares outstanding. At December 31, 2006 and 2005, all exercisable common stock equivalents were antidilutive and are not included in the earnings (loss) per share calculations. Accordingly, basic and diluted earnings per share are the same for all periods presented.

ESTIMATES

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

     There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company's financial position or operating results.

     In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, which for us would be our fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets (generally two to five years). Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

FAIR VALUE DETERMINATION

     Financial instruments consist of cash, marketable securities, accounts and notes receivable, accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

GOODWILL AND PATENT COSTS

     The Company records goodwill and intangible assets arising from business combinations in accordance with SFAS No. 141 "Business Combinations" ("SFAS 141") which requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS 141 also specifies the criteria applicable to intangible assets acquired in a purchase method business combination to be recognized and reported apart from goodwill.

     The Company accounts for goodwill and intangible assets in accordance with SFAS 142. In accordance with SFAS 142, the Company no longer amortizes goodwill. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested at least annually for impairment. SFAS 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and be reviewed for impairment.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. HealthSport recorded advertising costs of $26,721 and $32,282 for the years ended December 31, 2006 and 2005, respectively.

RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to current year presentation.


NOTE 2: ACQUISITIONS

                            CURRENT ACTIVE OPERATIONS

ELECTROLYTE STRIP
-----------------
HEALTH STRIP - On March 29, 2006, the Company entered into a Unit Purchase Agreement with the majority of the unit holders of Health Strip to acquire 80% of Health Strip in exchange for 500,000 shares of the Company's common stock. Health Strip, in conjunction with InnoZen, holds certain proprietary technology for the formulation of a film strip product containing electrolytes to replenish the body while under physical stress (the "electrolyte strip"), which is the subject of a provisional patent filed in the U.S. Patent and Trademark office on June 14, 2006. In addition, Health Strip reached an agreement for InnoZen to manufacture and distribute the electrolyte strips through its California based manufacturing facility. Through the use of InnoZen's patented manufacturing process, the electrolyte strips have now been produced. Product names and packaging were finalized and initial sales began at the end of the fourth quarter.

At the time it was acquired, Health Strip did not have any tangible assets or liabilities, but it did have certain proprietary technology for an electrolyte replenishment system and the rights to file for a patent of this process. Accordingly, Health Strip recorded $1,125,000 as an intangible asset for patent technology rights, 80% of which is equal to the value of our stock issued on the date of the transaction. As stated above, the Company has filed a provisional patent in the US Patent & Trademark office and has twelve months to file a final application. InnoZen has completed its bi-layer and nutritional supplement provisionals for final applications to include our electrolyte replenishment system. The Company commenced amortization of our total patent costs in July 2006 over seventeen years, the life of the expected patent. The Company will periodically evaluate the unamortized balance of the patent and technology costs and record an impairment loss if warranted.

During December 2006, the Company issued 925,000 shares of its common stock to acquire the remaining 20% of Health Strip, which was valued at $1,871,250, based upon the trading price of the Company's stock on the acquisition dates. This amount was reduced by the book value of the associated minority interest of $135,252 and the resulting $1,735,998 was recorded as goodwill.

NUTRACEUTICALS - On December 6, 2006, the Company issued 375,000 shares of its common stock to acquire 100% of Nutraceuticals. At the time it was acquired, Nutraceuticals had a receivable for $3,750 and did not have any liabilities, but it did have certain proprietary technology for the formulation of a nutritional supplement that quickly and effectively provides natural energy enhancers, caffeine, electrolytes, antioxidants and other essential vitamins and minerals. In conjunction with InnoZen, Neutraceuticals has designed our formulation to supply the body with a healthy boost in energy, while replenishing and maintaining the essential vitamins and minerals lost during activity, after a long flight, bad night of sleep or over indulgence of alcohol. This transaction was recorded based upon the trading price of the Company's common stock on the date of the purchase and the $806,250 was allocated $3,750 to accounts receivable and $802,500 to an intangible asset for patent technology rights. The Company is in the process of filing a provisional patent with the US Patent & Trademark office and will commence amortization of the patent costs over seventeen years, the life of the expected patent, when the application is filed. The Company will periodically evaluate the unamortized balance of the patent and technology costs and record an impairment loss if warranted.

RESEARCH AND DEVELOPMENT - On April 19, 2005, the Company entered into a joint development agreement with InnoZen to jointly develop the electrolyte strip. InnoZen had experience in the formulation, development, manufacturing and sale of edible thin strips containing drug active ingredients. The Company had the formula and the ability to assist in obtaining endorsements for the electrolyte strips by well-known athletes and coaches. The Company contributed $115,500 in cash and 1,250 shares of its common stock, valued at $19,191 using the Black-Scholes valuation model, for its 50% interest in the joint venture.

As of September 30, 2005, the joint venture had completed a product formulation of an acceptable thin film prototype containing electrolytes and had completed laboratory stability testing for the oral dosage product. The joint venture produced initial electrolyte strips capable of holding a deliverable load of electrolytes equal to approximately one fluid ounce of most recognized sports drinks. The electrolyte strips were produced for flavor testing with initial flavors to be lemon-lime and orange. All joint venture funds were expended by December 31, 2005.

                               INACTIVE OPERATIONS

POKER
-----
On June 28, 2005, the Company issued 19,250 shares of its common stock, which were valued at $295,544 using the Black-Scholes valuation model, to acquire Poker, whose principal asset is the rights to a proprietary fantasy football format, with the working title, Vegas Roll'em(TM) Fantasy Football ("Vegas Roll'em"). Poker recorded thE investment of $295,544 as goodwill. While the Company may still pursue the project for the 2007 season or later, its principal focus is on the electrolyte strip products. The Company elected to impair its investment in the goodwill associated with Poker to the $50,000 amount determined to be the fair value of the investment at December 31, 2005. The Company believes no additional impairment is required at December 31, 2006.

IMGI
----
On September 9, 2004, the Company acquired all of the issued and outstanding common stock of IMGI in exchange for warrants to acquire 75,000 shares of its common stock at an exercise price of $20 per share. IMGI is a South Carolina corporation organized on July 28, 2004 and had no prior operations. This transaction was valued at $1,200, which was the amount the sellers of IMGI paid for IMGI's common stock.

Effective August 29, 2006, the Company issued 65,000 shares of its common stock to a former CEO of the Company and transferred the stock of IMGI, including liabilities of $295,840 to the former CEO. The liabilities included $291,913 which the former CEO claimed was due to him and affiliates for costs advanced in the original formation of IMGI.

TELEVISION PROGRAMS
-------------------
On October 15, 2004, the Company acquired two television programs entitled "America's Top Drivers" and "Women's Racing League" in exchange for warrants to acquire 8,750 shares of its common stock at an exercise price of $20 per share. The transaction was valued at $65,458 using the Black-Scholes option pricing model. As of December 31, 2005, the Company was unable to locate a venue to produce the shows. Accordingly, the Company fully impaired its investment of $65,458.

On September 28, 2005, the Company completed the modification of its television program purchase agreement in order to recognize the compensation element of the agreement. The warrants to acquire 8,750 shares of common stock at $20 per share were cancelled and the Company issued 18,000 shares of its common stock to the seller of the programs. The 18,000 shares of common stock were valued at $251,640, utilizing the Black-Scholes valuation model. The $251,640 was reduced by the original calculated value of the warrants, which were cancelled, of $65,458 and a net consulting fee expense of $186,182 was recorded.

GAMING
------
On October 27, 2004, the Company acquired all of the issued and outstanding memberships of Gaming in exchange for warrants to acquire 3,750 shares of its common stock at an exercise price of $20 per share. Gaming had no prior operations and had no assets. Accordingly, the transaction was recorded with no value. Gaming has never been activated.


NOTE 3:  DISCONTINUED OPERATIONS
         -----------------------

Maxx, a South Carolina corporation, through its wholly owned subsidiary, TRAC, planned to develop, own, operate, and sanction an automotive racing league designed to provide content for television and tracks while expanding the existing base of racing fans.

The Company, which had been in the development stage since its inception, May 15, 2001, did not establish sources of revenue sufficient to fund the development of business and pay operating expenses, resulting in a net loss of $15,054,021 from inception through December 31, 2003. Accordingly, on August 26, 2003, the Board of Directors of the Company unanimously approved a plan to immediately discontinue its racing operation.

The Company realized losses from its discontinued operations of $0 and $28,960 in 2006 and 2005, respectively. The loss in 2005 related to the legal costs associated with settlement of litigation, net of related payables discharged in the settlement.


NOTE 4:  NOTE RECEIVABLE
         ---------------

On December 26, 2006, the Company loaned InnoZen $250,000 pursuant to the LOI to acquire InnoZen executed on December 20, 2006. The loan is interest free for a term of 210 days and shall be convertible by the Company into InnoZen common stock at the rate of $.40 per share. If the Company does not convert on the due date of the loan, then InnoZen has ten days to elect to apply the loan as a pre-payment or payment for product.


NOTE 5:  INTANGIBLE ASSETS
         -----------------

The Company accounts for goodwill and intangible assets in accordance with SFAS
142. Goodwill and patent costs are tested annually, at a minimum, for impairment. Patent costs are amortized over their life of seventeen years from the date the patent application is filed. Patent costs include the costs allocated to the proprietary technology for the formulation of thin film electrolyte strip products and associated legal costs.

The Company's intangible assets consist of the following at December 31, 2006:

The Company's excess of purchase cost over the fair value of net assets of businesses acquired (goodwill):

     Health Strip                                                   $ 1,735,998
     Poker                                                               50,000
                                                                    -----------
          Total goodwill                                            $ 1,785,998
                                                                    ===========

Identifiable patent costs:
     Health Strip                                                   $ 1,129,216
     Nutraceuticals                                                     802,500
                                                                    -----------
                                                                      1,937,716
     Accumulated amortization                                           (33,210)
                                                                    -----------
          Net patent costs                                          $ 1,898,506
                                                                    ===========


The Company recorded goodwill impairment of $245,544 associated with its investment in Poker in 2005.

NOTE 6:  INCOME TAXES
         ------------

HealthSport has not recorded a deferred tax benefit or expense for the years ended December 31, 2006 and 2005, as all net deferred tax assets have a full valuation allowance.

Actual income tax benefit applicable to net loss before income taxes is reconciled with the "normally expected" federal income tax as follows:

                                                         2006          2005
                                                      ----------    ----------

"Normally expected" income tax benefit                $  488,900    $  648,200
Increase (decrease) in taxes resulting from:
   State income taxes net of federal income
     tax benefit                                          47,500        62,900
   Nondeductible meals and entertainment                    (200)       (1,200)
   Valuation allowance                                  (536,200)     (709,900)
                                                      ----------    ----------

      Actual income tax expense                       $        -    $        -
                                                      ==========    ==========

The net deferred taxes at December 31, 2006, are comprised of the following:

Net operating loss carryforward                                    $10,590,400
Start-up cost carryforward                                             827,600
                                                                   -----------
                                                                    11,418,000
Valuation allowance                                                (11,418,000)
                                                                   -----------

Net deferred tax asset                                             $         -
                                                                   ===========

HealthSport has available unused net operating loss carryforwards and capitalized start-up costs of $30,611,000 which will expire in various periods from 2007 to 2026, some of which may be limited as to the amount available on an annual basis.


NOTE 7:  CONVERTIBLE PROMISSORY NOTES
         ----------------------------

Activity in convertible promissory notes for the year ended December 31, 2006 is as follows:

                                                                       Accrued
                                                      Principal       Interest

Balance, January 1, 2006                             $ 4,530,309    $    68,244
Loan proceeds                                            500,000              -
Accrued interest                                               -        424,802
Converted to common stock                             (5,030,309)      (493,046)
                                                     -----------    -----------
Balance, December 31, 2006                           $         -    $         -
                                                     ===========    ===========

In June 2006, the Company issued a 12%, one-year convertible promissory note payable for $500,000 and received advances on this loan in the amount of $448,600 in June 2006 and $51,400 in October 2006. The note is convertible into restricted common shares at the rate of $1.00 per share. Management has determined that this note qualifies as conventional convertible debt pursuant to APB No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants" and EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and accordingly the embedded conversion option is not a derivative. The Company computed a beneficial conversion value of $400,000 based on the quoted stock price on the grant date of $1.80 per share. The $400,000 was credited to additional paid-in capital and charged to interest expense when the agreement was funded since the convertible promissory note could be converted upon issuance.

At the end of September 2006, the Company issued 14,362,500 shares of its common stock for convertible promissory notes in the principal amount of $4,530,309 plus accrued interest of $475,972. These convertible promissory notes included a provision which reduced the conversion price per share to the lowest price the Company received from the sale of its common stock while the notes were outstanding. Prior to the notes being converted to common stock, the Company sold common stock at a price below the price at which all of these notes were converted. Accordingly, SFAS No. 84 "Induced Conversions of Convertible Debt," does not apply to the conversion of these notes. At the end of December 2006, the Company issued 517,074 shares of its common stock for the remaining convertible debenture of $500,000 principal and accrued interest of $17,074.

NOTE 8:  COMMON STOCK OPTIONS AND WARRANTS
         ---------------------------------

In April 2000, HealthSport adopted its 2000 Stock Option Plan (the "2000 Plan") and the Company's Board of Directors approved the same. HealthSport shareholders approved the 2000 Plan in April 2001. The 2000 Plan was established to advance the interests of HealthSport and its stockholders by attracting, retaining and motivating key personnel. The Board of Directors, or a committee that it appoints, is authorized to grant options to purchase the common stock of HealthSport, not to exceed an aggregate of 15,000 shares. The Board of Directors, or a committee that it appoints, is also authorized to establish the exercise price and vesting terms of individual grants under the 2000 Plan. In 2001, the Board of Directors approved a proposal to increase the number of authorized shares available under the 2000 Plan not to exceed an aggregate of 37,500 shares. In April 2003, the Board of Directors approved a proposal to increase the number of shares available under the 2000 Plan to 76,000 shares and in January 2005, the Board of Directors approved a proposal to increase the number of shares available under the 2000 Plan to 115,000. None of these proposals were approved by the shareholders. The 2000 Plan terminates in April 2010.

On October 18, 2006, HealthSport adopted its 2006 Stock Option Plan (the "2006 Plan") and the Company's Board of Directors and shareholders approved the 2006 Plan. The 2006 Plan was established to advance the interests of HealthSport and its stockholders by attracting, retaining and motivating key personnel. The Board of Directors, or a committee that it appoints, is authorized to grant options to purchase the common stock of HealthSport, not to exceed an aggregate of 5,000,000 shares. The Board of Directors, or a committee that it appoints, is also authorized to establish the exercise price and vesting terms of individual grants under the 2006 Plan. The 2006 Plan terminates on October 18, 2011.

Options granted under the 2000 Plan or the 2006 Plan (collectively the "Plans") may be either "incentive stock options" intended to qualify as such under the Internal Revenue Code, or "non-qualified stock options." HealthSport expects that most options granted pursuant to the Plans will be subject to vesting over a three or four-year period, such as 25% increments on each annual grant date anniversary, during which the optionee must continue to be an employee of HealthSport. The Board or the committee, if applicable, may choose to impose different vesting requirements or none at all. Options outstanding under the Plans have a maximum term of up to ten years.

The Plans also provide that all options that are not vested will become vested upon a change in control, unless the options are either assumed or substituted with equivalent options. In addition, unvested options become vested, after a change in control, if an optionee is subject to involuntary termination other than for cause during that optionee's remaining vesting period after a change in control. The Plan further provides that all options will be forfeited 30 days after employment terminates or six months in the case of death or disability.

A summary of stock option activity under the Plans during the years ended December 31, 2006 and 2005 is as follows.

                                                    2006                            2005
                                      -------------------------------  -------------------------------
                                                           Weighted                          Weighted
                                                           average                            average
                                                           exercise                          exercise
                                          Shares            price          Shares              price
                                          ------            -----          ------              -----
Outstanding, beginning of year                7,500      $   200.00            7,500       $   200.00

     Granted                                100,000            2.25                -                -
     Exercised                                    -               -                -                -
     Forfeited/expired                       (7,500)         200.00                -                -

                                      --------------                   --------------
Outstanding, end of year                    100,000      $     2.25            7,500       $   200.00
                                      ==============                   ==============
Options exercisable at year end             100,000      $     2.25            7,500       $   200.00
Shares available for grant                4,915,000                            7,500

In addition, as of December 31, 2006, fully-vested options to acquire 325,000 shares of the Company's common stock were outstanding at an average exercise price of $1.86. These options were granted to consultants and are not issued pursuant to the Plans.

At December 31, 2006, there are warrants outstanding to acquire 78,750 shares of HealthSport's common stock for $20 per share, all of which expire during 2007.

On September 9, 2004, the Company issued 75,000 warrants to acquire its common stock at $20, which expire on August 31, 2007, to acquire IMGI.

On October 15, 2004, the Company issued 8,750 warrants to acquire its common stock at $20, which were to expire on November 15, 2007, to acquire two television programs. These warrants were cancelled as a part of a share issuance for compensation during 2005.

On November 15, 2004, the Company issued 3,750 warrants to acquire its common stock at $20, which expire on November 15, 2007, to acquire Gaming.

On January 20, 2005, the Company issued 25,000 warrants to acquire its common stock at $20 per share, which were to expire on January 20, 2008, for services. This agreement was rescinded and the warrant was cancelled.

As a part of its issue of 144,885 shares of its common stock on May 15, 2001 for $7,244,250 in cash, HealthSport also issued warrants to purchase 72,443 shares of its common stock at a purchase price of $200 per share. These warrants have all expired.

Data concerning stock options at December 31, 2006 follows:

                         Options Outstanding
                     --------------------------
                                    Weighted-
                                     Average          Number
                       Number       Remaining           of
                         of        Contractual       Options
    Exercise Price    Options      Life (years)    Exercisable
    --------------    -------      ------------    -----------

        $ 1.10        100,000          2.75          100,000
          2.20        225,000          2.65          225,000
          2.25        100,000          2.83          100,000

The fair value of each option on the date of grant is estimated using the Black Scholes option valuation model. The following weighted-average assumptions were used for options granted during the year ended December 31, 2006:

        Expected term                                       2-3 years
        Expected volatility                                  146.12%
        Expected dividend yield                                0%
        Risk-free interest rate                               4.75%
        Expected annual forfeiture rate                        0%


NOTE 9:  STOCKHOLDERS' EQUITY
         --------------------

PREFERRED STOCK--The Company is authorized to issue up to 2,000,000 shares of Series A non-voting, cumulative preferred stock with a par value of $2.75. At December 31, 2006, no preferred stock was issued or outstanding.

A 6% cumulative dividend would be payable quarterly to stockholders of record on the last day of the month prior to the dividend date. The Series A preferred stock has a liquidation preference over HealthSport's common stock as well as any other classes of stock established by HealthSport.

COMMON STOCK - The Company is authorized to issue up to 500,000,000 shares of common stock with a par value of $.0001. At December 31, 2006, 19,331,945 shares were issued and outstanding.

REVERSE-SPLIT OF COMMON STOCK - Effective May 15, 2006, pursuant to shareholder approval the Company's shares were reverse-split one share for each 200 shares outstanding.

DEFERRED EXPENSES - Deferred expenses include the computed fair value of the compensation element of options and stock grants for consultants and directors. These deferred expenses are being amortized over the appropriate period.

COMMON STOCK TRANSACTIONS - 2006
--------------------------------

     o 1,425,000 shares of common stock were issued to acquire 100% of Health Strip which was valued at $2,771,250;
     o 375,000 shares of common stock were issued to acquire Nutraceuticals which was valued at $806,250;
     o 65,000 shares of common stock were issued to a former CEO and director to settle a claim for reimbursement of $291,913 in costs which were claimed to have been advanced in the formation of IMGI, in addition, IMGI was also transferred to the former CEO with a total valuation of $295,840;
     o 14,879,574 shares of common stock issued for convertible notes payable and accrued interest of $5,523,355;
     o 741,000 shares of common stock issued for accounts payable of $151,459;
     o 389,083 shares of common stock issued for $13,214 in current services and $768,500 in services to be performed over the next two years;
     o    550,000 shares of common stock issued for $550,000 in cash; and
     o 250,000 shares of common stock issued for a stock subscription receivable in the amount of $250,000, which was collected on January 8, 2007.

COMMON STOCK TRANSACTIONS - 2005
--------------------------------

     o 180,333 shares of common stock issued for convertible notes payable and accrued interest of $617,453;
     o 1,250 shares of common stock issued for a portion of the acquisition of a joint venture investment which was valued at $19,191;
     o 19,250 shares of common stock issued to acquire Poker which was valued at $295,544;
     o 15,000 shares of common stock issued for cash in the amount of $135,000; and
     o 18,000 shares of common stock issued for services in the amount of $186,182.

NOTE 10: RELATED PARTY TRANSACTIONS
         --------------------------

2006 TRANSACTIONS
-----------------

Effective August 20, 2006, the Company issued 65,000 shares of its common stock to a former CEO of the Company and transferred the stock of IMGI, including liabilities of $295,840 to the former CEO. The liabilities included $291,913 which the former CEO claimed was due to him and affiliates for costs advanced in the original formation of IMGI.

During the year ended December 31, 2006, the Company had three different part-time CEOs. In aggregate they were paid $16,000 during the year.

2005 TRANSACTIONS
-----------------

In September 2005, the courts approved the settlement of the litigation with the Company's former CEO, William G. Miller. As a result of this settlement, the Company recognized a loss from discontinued operations in 2005 of $28,960, which is net of $247,055 in accrued amounts previously due related parties which were forgiven.

The Company's CEO until June 30, 2005, received compensation of $45,000 during 2005. In addition, during 2005, Godley Morris Group LLC ("GMG"), a company 50% owned and managed by this former CEO, received rent of $9,000 and $291,913 was recorded in amounts due related parties at December 31, 2005, for additional reimbursements claimed by GMG.


NOTE 11: COMMITMENTS AND CONTINGENCIES
         -----------------------------

The Company had agreements in place for racing car design and construction, team sales brokerage and broadcasting which were not formally terminated when the Company discontinued these operations. The Company does not expect any additional liability from these agreements.

The Company maintains its corporate office in the office of its accountant at no cost to the Company.

In January 2007, the Company executed a three-year lease agreement for 2,182 square feet of office space in Amherst, New York for the Enlyten office. Minimum lease payments are 2007 - $26,002; 2008 - $28,866; 2009 - $29,411; and 2010 -
$2,455.

The Company has the following royalty agreements:

     1. Royalty agreement for 2 years of .5% of sales of the ENLYTEN(TM) SPORTSTRIPS. Annual minimum royalty oF $18,000 and maximum of $75,000;
     2. Royalty agreement for 2 years of .5% of sales of the ENLYTEN(TM) SPORTSTRIPS. Annual minimum royalty oF $15,000 and maximum of $50,000;
     3. Royalty agreement for an indefinite period of .5% of sales of the ENLYTEN(TM) SPORTSTRIPS. Annual minimuM royalty of $36,000 and maximum of $100,000;
     4. Royalty agreement for an indefinite period of 1.0% of the first $100,000,000 in sales of the ENLYTEN(TM) SPORTSTRIPS and .5% of the next $150,000,000 in sales of the ENLYTEN(TM) SPORTSTRIPS.
     5. Royalty agreement for an indefinite period of 1.0% of the first $20,000,000 in sales of the ENLYTEN(TM) RESTORE STRIPS and ENLYTEN(TM) ENERGY strips and .5% of the next $80,000,000 in sales of the ENLYTEN(TM) RESTORE STRIPS and ENLYTEN(TM) ENERGY strips.

NOTE 12: SUBSEQUENT EVENTS
         -----------------

PRIVATE PLACEMENT
-----------------
On January 15, 2007, the Company began a private placement offering to sell up to 8,000,000 shares of its common stock at a price of $1.50 per share. The offering is scheduled to terminate on the earlier of April 15, 2007 or the date when the sale of up to 8,000,000 shares has been completed. As of March 31, 2007, the Company has sold 1,612,667 shares for total proceeds of $2,419,001.

INNOZEN, INC.
-------------
On January 31, 2007, HealthSport entered into a Merger Agreement with InnoZen and InnoZen Acquisition Sub, Inc. ("Acquisition Sub"), the Company's wholly owned subsidiary, all Delaware corporations. At the effective time and upon the terms and conditions of the Merger Agreement and in accordance with Delaware General Corporate Law, in exchange for 17,500,000 shares of the Company's common stock, Acquisition Sub will be merged with and into InnoZen, after which, InnoZen will become our wholly owned subsidiary and will continue as the surviving corporation and the separate existence of Acquisition Sub will cease.

Conditions precedent to effect the Merger include that we shall have consummated the private placement of at least $6 million but not more than $12 million of our common shares at a price not less than $1.50 per share on the following timetable: (a) execution and delivery by the investors of subscription agreements for the minimum amount of the private placement by no later than February 15, 2007; and (b) the closing of the private placement by no later than February 28, 2007.

On March 15, 2007, this agreement was amended to extend the closing date to as late as April 30, 2007 and would require increasing the number of shares issued to InnoZen in 250,000 share increments up to 18,250,000 depending upon the ultimate closing date of the private placement.

ITEM 8: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 8A: CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports that are filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports that are filed under the Exchange Act is accumulated and communicated to management, including the principal executive officer, as appropriate to allow timely decisions regarding required disclosure. Under the supervision of and with the participation of management, including the principal executive officer and principal financial officer, the Company has evaluated the effectiveness of the design and operation of its disclosure controls and procedures as of December 31, 2006, and, based on its evaluation, our principal executive officer and our principal financial officer have concluded that these controls and procedures are effective.

(b)  Changes in Internal Controls

There have been no significant changes in internal controls or in other factors that could significantly affect these controls subsequent to the date of the evaluation described above, including any corrective actions with regard to significant deficiencies and material weaknesses.

ITEM 8B: OTHER INFORMATION

Pursuant to General Instruction B of Form 8-K, any reports previously or in the future submitted under Item 2.02 (Results of Operations and Financial Condition) are not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 and the Company is not subject to the liabilities of that section, unless the Company specifically states that the information is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Securities Act or Exchange Act. If a report on Form 8-K contains disclosures under Item 2.02, whether or not the report contains disclosures regarding other items, all exhibits to such report relating to Item
2.02 will be deemed furnished, and not filed, unless the registrant specifies, under Item 9.01 (Financial Statements and Exhibits), which exhibits, or portions of exhibits, are intended to be deemed filed rather than furnished pursuant to this instruction. The Company is not incorporating, and will not incorporate, by reference these reports into a filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

                                    PART III

ITEM 9: DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND CORPORATE GOVERNANCE; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

EXECUTIVE OFFICERS AND DIRECTORS

The following section sets forth the names, ages and current positions with the Company held by the Directors, Executive Officers and Significant Employees; together with the year such positions were assumed. There is no immediate family relationship between or among any of the Directors, Executive Officers or Significant Employees, and we are not aware of any arrangement or understanding between any Director or Executive Officer and any other person pursuant to which he was elected to his current position. Each Executive Officer will serve until he or she resigns or is removed or otherwise disqualified to serve, or until his or her successor is elected and qualified. We currently have three Directors.

     NAME            AGE                   POSITION AND TERM
     ----            ---                   -----------------

Daniel J. Kelly       45      CEO and President starting January 1, 2007

Ross E. Silvey        78      Director since March 25, 2006; CEO and President
                                from September 11, 2006 to January 1, 2007;
                                Acting CFO since September 11, 2006

Terry Washburn        54      Director from May 15, 2001 to September 11, 2006;
                                CEO and President from March 30, 2006 to
                                September 11, 2006

Charles W. Clark      58      CEO and President from July 1, 2005 until
                                March 30, 2006

Jason Freeman         32      Director since March 25, 2006

Hank Durschlag        43      Director since September 11, 2006


DANIEL J. KELLY - Became CEO and President on January 1, 2007. Mr. Kelly began his business career approximately 20 years ago managing and advising Jim Kelly, his brother and Pro Football Hall of Fame Quarterback. Mr. Kelly also owns and serves as the President of Jim Kelly Enterprises, Inc., a company started over 15 years ago. In 1988 Mr. Kelly negotiated the most lucrative player contract in NFL history (at that time) for Jim. Mr. Kelly has 20 years experience in marketing, promotions and celebrity endorsements and continues to work with such companies as Coors, Miller Lite, LA Weightloss and Ameriquest. Mr. Kelly received his bachelor's degree from the University of Houston and was a prominent member of the NFL Quarterback Club, serving on the Sponsorship and Marketing Committees that negotiated comprehensive, multi-year deals with major US companies such as McDonalds, VISA, Footlocker and MBNA Bank. He is the vice chairman of the Kelly for Kids Foundation.

ROSS E. SILVEY - was appointed as an outside Director of the Company on March 25, 2006. Upon the resignation of Dr. Washburn on September 11, 2006, Dr. Silvey assumed the additional roles of President and CEO on an interim basis until January 1, 2007, when Mr. Kelly assumed those duties. In addition, Dr. Silvey assumed the role of acting CFO on September 11, 2006, and continues to hold that position. Dr. Silvey has owned and operated franchised automobile businesses, finance companies and insurance companies for over thirty years. Dr. Silvey has taught as an adjunct or full-time professor most of the courses in the upper division and MBA programs at the University of Tulsa, Oral Roberts University, Langston University and Southern Nazarene University. His formal education is an MBA from the Harvard Business School. He has also been awarded the Ph.D. degree from the Walden Institute of Advance Studies. Dr. Silvey serves as a Director for Global Beverage Solutions, Inc. Additionally, Dr. Silvey was Chairman of our Audit Committee until he became interim President and CEO on September 11, 2006.

TERRY WASHBURN - Director from May 2001 until September 11, 2006; Chief Executive Officer from April 2001 to August 2001 and from March 30, 2006 until September 11, 2006. Dr. Washburn is the President of Eurovest, Inc., a private venture capital firm, which specializes in private placement of capital as well as providing consulting services in strategic planning, business development and organizational management. Dr. Washburn earned a Bachelor of Business Administration from the University of Oklahoma, a Master of Divinity from the Southwestern Baptist Theological Seminary in Ft. Worth, Texas and a Doctor of Ministry from the Fuller Theological Seminary in Pasadena, California.

CHARLES W. CLARK - was appointed Chief Executive Officer of the Company effective July 1, 2005, and resigned on March 30, 2006. Mr. Clark owns and manages Exit 98 Properties whose holdings include several lodging facilities, Santee National Golf Club, and various other real estate properties. Mr. Clark created and operates Golf Santee, LLC, which in ten years became the largest golf packager in South Carolina outside the Myrtle Beach area. Mr. Clark is a director of South Carolina Bank and Trust, the third largest bank in South Carolina.

JASON FREEMAN - was appointed as an outside Director of the Company on March 25, 2006. Mr. Freeman is the owner and president of Routh Stock Transfer, Inc. Mr. Freeman has been instrumental in assisting with investor relations development, business plan/marketing plan development, and strategic business planning for private and public companies. He also has 7 years experience with marketing and management in the retail industry. Mr. Freeman has also consulted with various companies, both public and private, on ways to be more efficient in their use of capital and manpower, assisting management and sales staff in mapping out plans and strategies for companies to reach specific goals and thresholds. Mr. Freeman graduated from Texas A&M University at Commerce in 1998 and is president and a director of Sagauro Holdings, Inc. and a director of Interim Capital Corporation.

HANK DURSCHLAG - was appointed a Director of the Company on September 11, 2006. Mr. Durschlag is the co-developer of the Enlyten electrolyte sports strips and co-authored the patent, "Edible Film for Transmucosal Delivery of Nutritional Supplements". Mr. Durschlag has extensive experience in the fields of healthcare and sports medicine, with specific emphasis on novel drug delivery systems. In addition, Mr. Durschlag is a partner in Greenville, South Carolina based GlucoTec, Inc., a developer and manufacturer of an FDA Class II Medical Device designed to regulate blood glucose levels in an acute care setting via both intravenous and subcutaneous delivery of insulin and other fluids. Mr. Durschlag has also co-authored patents in this area. Previously, Mr. Durschlag served as Vice President of Sales and Marketing for Diabetes Management Services, Inc., a durable medical equipment distributor with specific treatment modules in women's health and pregnancy. Mr. Durschlag holds a bachelors degree from California University of Pennsylvania and an MBA from Clemson University.

AUDIT COMMITTEE

The Board of Directors had determined that Terry Washburn met the requirements of a financial expert and served as Chairman of the Audit Committee until his appointment as CEO on March 30, 2006. Ross Silvey was appointed to the Board of Directors on March 25, 2006, and became Chairman of the Audit Committee on March 30, 2006. On September 11, 2006, Dr. Silvey replaced Dr. Washburn as interim CEO and President and simultaneously resigned his position as Chairman of the Audit Committee. Mr. Freeman assumed the duties as Audit Committee Chairman on September 11, 2006. Mr. Freeman is independent as specified in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and meets the requirements of a financial expert.

The small business issuer has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which was made up of Dr. Washburn until March 30, 2006; by Dr. Silvey from March 30, 2006 to September 11, 2006; and by Mr. Freeman since September 11, 2006.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of the Company's common stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on a review of reports furnished to it, the Directors were late filing their Form 5's to report their Form 3 obligations.

CODE OF ETHICS

The Company had intended to adopt a code of ethics to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions; however, the Company discontinued its race operations in August 2003 and has determined it should wait until it made an acquisition before adopting a code of ethics. The Company has completed a number of acquisitions since September 2004, and expects to include the adoption of a code of ethics on its agenda during 2007.

NOMINATING COMMITTEE

The Company does not currently have a standing nominating committee or committee performing similar functions. The full Board of Directors participates in the consideration of director nominees.

ITEM 10:  EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors deliberates executive compensation matters to the extent they are not delegated to the Chief Executive Officer.

The following table shows the compensation of the Company's Chief Executive Officer and each executive officer whose total cash compensation exceeded $100,000 for the three years ended December 31, 2006.


                                        SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------

                                                            Stock        Option     All other
      Name and principal                        Salary      awards       awards   compensation     Total
           position                  Year         ($)        ($)          ($)          ($)          ($)
------------------------------------------------------------------------------------------------------------

Daniel J. Kelly (CEO                 2006      N/A         $  5,500     $ 5,910     $ 32,500     $ 43,910
  since January 1, 2007) (a)         2005      N/A         N/A          N/A         N/A          N/A
                                     2004      N/A         N/A          N/A         N/A          N/A

Ross E. Silvey (CEO from             2006      $  5,500    $      -     $     -     $      -     $  5,500
  September 11, 2006 until           2005      N/A         N/A          N/A         N/A          N/A
  January 1, 2007)                   2004      N/A         N/A          N/A         N/A          N/A

Terry Washburn (CEO from             2006      $ 10,500    $      -     $     -     $      -     $ 10,500
  March 30, 2006 until               2005      N/A         N/A          N/A         N/A          N/A
  September 11, 2006)                2004      N/A         N/A          N/A         N/A          N/A

Charles W. Clark (CEO from           2006      $      -    $      -     $     -     $      -     $      -
  July 1, 2005 until                 2005      $      -    $      -     $     -     $      -     $      -
  March 30, 2006                     2004      N/A         N/A          N/A         N/A          N/A

William C. Morris (CEO from          2006      N/A         N/A          N/A         N/A          N/A
  August 2004 until                  2005      $ 45,000    $      -     $     -     $291,913     $336,913
  June 30, 2005) (b)                 2004      $ 45,000    $      -     $     -     $ 49,000     $ 94,000

Terry Hanson (CEO from               2006      N/A         N/A          N/A         N/A          N/A
  September 2003 until               2005      N/A         N/A          N/A         N/A          N/A
  August 2004 and COO and            2004      $ 24,000    $      -     $     -     $      -     $ 24,000
  President from August 2002
  until August 2004)

     (a) The amount for the stock award represents the amortization of Mr. Kelly's 10% share of the stock granted to Jim Kelly for his appearance fees. The option award represents the amortization of the option granted to Mr. Kelly. All other compensation represents the amount paid to Jim Kelly Enterprises, Inc. Mr. Kelly is owner and President of Jim Kelly Enterprises, Inc. and was acting as a consultant to the Company during 2006.
     (b) Godley Morris Group ("GMG") is 50% owned by Mr. Morris and he is the managing general partner. In 2005, GMG claimed reimbursement for expenses in the amount of $291,913, which was included in amounts due related parties at December 31, 2005. This liability was transferred to Mr. Morris in 2006 when we issued 65,000 shares of our common stock to Mr. Morris. In addition, we transferred ownership of IMGI to Mr. Morris as a part of the transaction. In 2004, GMG was paid $15,000 for reimbursement of office expenses and $9,000 for office rent. In addition, $25,000 for additional office expense reimbursement was included in accounts payable at December 31, 2004 and paid in 2005.

Columns for bonus, nonequity incentive plan compensation and nonqualified deferred compensation earnings have been omitted from the table above as all amounts are zero.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Mr. Kelly became President and Chief Executive Officer of the Company on January 1, 2007. Mr. Kelly's compensation for 2007 is $212,500 and he is to receive a $1,000 per month insurance reimbursement until health insurance is available for employees. Mr. Kelly's compensation is to increase to $262,500 in 2008. In addition, Mr. Kelly was granted a stock option for 400,000 shares exercisable at $2.25 per share in January 2007. Mr. Kelly will also be reimbursed for all reasonable out of pocket expenses.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
------------------------------------------------------------------------------------------
                                 Number of securities
                                underlying unexercised
                                      options (#)             Option         Option
                             -----------------------------   exercise      expiration
Name                          Exercisable   Unexercisable    price ($)        date
------------------------------------------------------------------------------------------

Daniel J. Kelly                  100,000              -      $  1.10   September 12, 2009
William C. Morris                 25,000              -      $ 20.00     August 31, 2007
Ross E. Silvey                    50,000              -      $  2.25    November 15, 2009

The columns for option awards - equity incentive plan awards: number of securities underlying unexercised unearned options and all four stock award columns are omitted from the table as there amounts were zero.

ADDITIONAL NARRATIVE DISCLOSURE

Mr. Kelly's option was granted while he was a consultant and before he became CEO on January 1, 2007. Mr. Kelly, Dr. Silvey and Mr. Morris are the only named individuals with an outstanding equity award at fiscal-year end.

                      COMPENSATION OF DIRECTORS TABLE
------------------------------------------------------------------------------
                                        Fees
                                       earned
                                      or paid          Option
                                      in cash          awards          Total
              Name                       ($)            ($)             ($)
------------------------------------------------------------------------------

Ross Silvey                           $       -     $    4,426      $   4,426
Jason Freeman                                 -          4,426          4,426
Hank Durschlag                           72,000              -         72,000
                                  --------------------------------------------
                                      $  72,000     $    8,852      $  80,852
                                  ============================================

Other columns for stock awards, non-entity incentive plan compensation, nonqualified deferred compensation earnings and all other compensation are omitted from the table as the amounts are all zero.

ADDITIONAL NARRATIVE DISCLOSURE

Directors do not currently receive cash compensation for the meetings they attend. It is anticipated that a formal plan for compensation of Directors will be instituted during 2007.

Mr. Durschlag's fees earned or paid in cash represents his compensation as an employee for 10 months of 2006.

ITEM 11: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table indicates all persons who, as of February 28, 2007, the most recent practicable date, are known by us to own beneficially more than 5% of any class of our outstanding voting securities. As of February 28, 2007, there were 20,227,279 shares of our common stock outstanding. Except as otherwise indicated below, to the best of our knowledge, each person named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                     NAME AND ADDRESS OF       AMOUNT AND NATURE OF
TITLE OF CLASS        BENEFICIAL OWNER           BENEFICIAL OWNER     % OF CLASS
--------------        ----------------           ----------------     ----------

Common           Clay Cooley, Trustee                1,307,550           6.46%
                 HSPO Trust
                 7633 E 63rd Place, Suite 220
                 Tulsa, OK  74133

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table indicates the beneficial ownership of the Company's voting securities of all Directors of the Company and all Executive Officers who are not Directors of the Company, and all officers and directors as a group, as of February 28, 2007, the most recent practicable date. As of February 28, 2007, there were 20,227,279 shares of the Company's common stock outstanding. Except as otherwise indicated below, to the best of the Company's knowledge, each person named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name. All options are currently exercisable, unless otherwise indicated.

                  Name and Address of                           Amount and Nature of       % Of
Title of Class      Beneficial Owner                              Beneficial Owner         Class
--------------      ----------------                              ----------------         -----

Common          Daniel J. Kelly                           a             615,000            2.97%
                495 Commerce Drive, Suite 1
                Amherst, New York

Common          Ross E. Silvey                            c              50,004            < 1%
                11005 Anderson Mill Road
                Austin, Texas  78750

Common          Terry Washburn                            b                   -            < 1%
                3407 Langley Hill
                Colleyville, Texas  76034

Common          Charles W. Clark                          b             885,300            4.38%
                P.O. Box 26
                Santee, SC  29142

Common          Hank Durschlag                                          575,000            2.84%
                5403 McChesney Dr
                Charlotte, NC  28269

Common          Jason Freeman                             c              50,000            < 1%
                5700 W. Plano Pkwy, Ste 1000
                Plano, Texas  75093

Common          All current officers and directors as a
                  Group (4 persons)                                   1,290,004            6.19%

     a. Includes option granted in September 2006 for 100,000 shares exercisable at $1.10 per share and option granted January 1, 2007 for 400,000 shares exercisable at $2.25 per share.

     b.   Former officers, not included in total.

     c. Includes option granted on November 2, 2006, for 50,000 shares each, exercisable at $2.25 per share.

                      EQUITY COMPENSATION PLAN INFORMATION

This table provides certain information as of December 31, 2006, with respect to our equity compensation plans:

                                            NUMBER OF
                                           SECURITIES
                                          AWARDED PLUS
                                            NUMBER OF
                                           SECURITIES
                                          TO BE ISSUED        NUMBER OF
                                          UPON EXERCISE      SECURITIES
                            NUMBER OF      OF OPTIONS,      TO BE ISSUED        NUMBER OF
                           SECURITIES      WARRANTS OR      UPON EXERCISE      SECURITIES
                           AUTHORIZED        RIGHTS        OF OUTSTANDING       REMAINING
                          FOR ISSUANCE       GRANTED          OPTIONS,          AVAILABLE
                            UNDER THE      DURING LAST       WARRANTS OR       FOR FUTURE
NAME OF PLAN                  PLAN         FISCAL YEAR         RIGHTS           ISSUANCE
------------                  ----         -----------         ------           --------
Logisoft Corp. 2000
 Stock Option Plan              15,000               -                 -            15,000

HealthSport 2006
  Stock Option Plan          5,000,000          100,000           100,000        4,900,000
                        --------------    -------------     -------------    -------------

                             5,015,000          100,000           100,000        4,915,000
                        ==============    ==============    ==============   =============

In addition, at December 31, 2006, there are options outstanding for 325,000 shares at an average exercise price of $1.86 which expire in 2009. These options were not granted pursuant to the Stock Option Plans. Also, at December 31, 2006, there are warrants outstanding for 78,750 shares with an exercise price of $20.00 per share. The warrants expire in 2007.

ITEM 12:  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
          INDEPENDENCE

2006 TRANSACTIONS
-----------------

Effective August 20, 2006, we issued 65,000 shares of our common stock to a former CEO and transferred the stock of IMGI, including liabilities of $295,840 to the former CEO. The liabilities included $291,913 which the former CEO claimed was due to him and affiliates for costs advanced in the original formation of IMGI.

During the year ended December 31, 2006, we had three different part-time CEOs. In aggregate they were paid $16,000 during the year.

2005 TRANSACTIONS
-----------------
In September 2005, the courts approved the settlement of the litigation with our former CEO, William G. Miller, as discussed in note 10 to the consolidated financial statements. As a result of this settlement, we recognized a loss from discontinued operations in 2005 of $28,960, which is net of $247,055 in accrued amounts previously due related parties which were forgiven.

Our CEO until June 30, 2005, received compensation of $45,000 during 2005. In addition, during 2005, Godley Morris Group LLC ("GMG"), a company 50% owned and managed by this former CEO, received rent of $9,000 and $291,913 was recorded in amounts due related parties for additional reimbursements claimed by GMG.


ITEM 13. EXHIBITS

See Exhibit Index on Page 58.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees - The aggregate fees billed as of March 31, 2007 for professional services rendered by the Company's accountant was $39,000 and $30,035 for the audit of the Company's annual financial statements and quarterly reviews for the fiscal years ended December 31, 2006 and 2005, respectively.

Audit-Related Fees - None.

Tax Fees - None for 2006 or 2005.

All Other Fees - Other than the services described above, no other fees were billed for services rendered by the principal accountant during fiscal 2006 or fiscal 2005.

Audit Committee Policies and Procedures - The audit committee pre-approves audit and review services.

If greater than 50 percent, disclose the percentage of hours expended on the principal accountant's engagement to audit the registrant's financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees - Not applicable.

                                   SIGNATURES

In accordance with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     HEALTHSPORT, INC.


April 12, 2007                       /s/ Daniel J. Kelly
                                     ------------------------------------------
                                     Daniel J. Kelly, President and CEO
                                     (Principal executive officer)


April 12, 2007                       /s/ Ross E. Silvey
                                     ------------------------------------------
                                     Ross E. Silvey, Director and Acting CFO
                                     (Principal accounting officer)



In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


April 12, 2007                        /s/ Daniel J. Kelly
                                      -----------------------------------------
                                      Daniel J. Kelly, President and CEO


April 12, 2007                        /s/ Ross E. Silvey
                                      -----------------------------------------
                                      Ross E. Silvey, Director and Acting CFO


April 12, 2007                        /s/ Jason Freeman
                                      -----------------------------------------
                                      Jason Freeman, Director


April 12, 2007                        /s/ Hank Durschlag
                                      -----------------------------------------
                                      Hank Durschlag, Director

EXHIBITS HAVE BEEN OMITTED FROM THIS COPY. COPIES OF EXHIBITS MAY BE OBTAINED FROM HEALTHSPORT, INC. (THE "COMPANY") UPON REQUEST AND PAYMENT OF THE COMPANY'S COSTS IN FURNISHING SUCH COPIES. COPIES MAY ALSO BE OBTAINED FROM THE SECURITIES AND EXCHANGE COMMISSION FOR A SLIGHT CHARGE. (The foregoing is not applicable to the original(s) hereof.)

                                  EXHIBIT INDEX

Securities and
Exchange
Commission                                                                            Page
Exhibit No.     Type of Exhibit                                                      Number
2               Plan of acquisition, reorganization, arrangement,                      N/A
                liquidation, or succession

3(i)            Articles of incorporation                                              N/A

3(ii)           By-laws                                                                N/A

4               Instruments defining the rights of holders, incl. Indentures           N/A

9               Voting trust agreement                                                 N/A

10              Material contracts                                                     N/A

11              Statement re: computation of per share earnings                      Item 7

16              Letter on change in certifying accountant                              N/A

18              Letter on change in accounting principles                              N/A

21              Subsidiaries of the Registrant                                       Item 1

22              Published report regarding matters submitted to vote                   N/A

23              Consent of experts and counsel                                         N/A

24              Power of Attorney                                                      N/A

31              Certification pursuant to 18 U.S.C. Section 1350
                Section 302 of the Sarbanes-Oxley Act of 2002                         60-61

32              Certification pursuant to 18 U.S.C. Section 1350
                Section 906 of the Sarbanes-Oxley Act of 2002                         62-63

EXHIBIT 31.1

    HEALTHSPORT, INC. FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006
                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel J. Kelly, certify that:

1. I have reviewed this annual report on Form 10-KSB of HealthSport, Inc. (the registrant);
2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;
3. Based on my knowledge, the consolidated financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;
4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have;
         a. designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, is made known to me by others, particularly during the period in which this report is being prepared;
         b. designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
         c. evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
         d. disclosed in this report any change in the registrant's internal controls over financial reporting that occurred during the registrant's current fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and;
5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions);
       a All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditor any material weaknesses in internal controls; and
       b Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and
6. The registrant's other certifying officer and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

April 12, 2007                             /s/ Daniel J. Kelly
                                           --------------------------------
                                           Daniel J. Kelly
                                           President and CEO
                                           (principal executive officer)

EXHIBIT 31.2

    HEALTHSPORT, INC. FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006
                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Ross E. Silvey, certify that:

1. I have reviewed this annual report on Form 10-KSB of HealthSport, Inc. (the registrant);
2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;
3. Based on my knowledge, the consolidated financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;
4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have;
          a. designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, is made known to me by others, particularly during the period in which this report is being prepared;
          b. designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
          c. evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
          d. disclosed in this report any change in the registrant's internal controls over financial reporting that occurred during the registrant's current fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and;
5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions);
          a All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditor any material weaknesses in internal controls; and
          b Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and
6. The registrant's other certifying officer and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

April 12, 2007                              /s/ Ross E. Silvey
                                            -------------------------------
                                            Ross E. Silvey
                                            Acting CFO
                                            (principal financial officer)

EXHIBIT 32.1

    HEALTHSPORT, INC. FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006
                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel J. Kelly, certify that

     1.  I am the President and Chief Executive Officer of HealthSport, Inc.
     2. Attached to this certification is Form 10-KSB for the fiscal year ended December 31, 2006, a periodic report (the "periodic report") filed by the issuer with the Securities Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), which contains consolidated financial statements.
     3. I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that
              o The periodic report containing the consolidated financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and
              o The information in the periodic report fairly presents, in all material respects, the consolidated financial condition and results of operations of the issuer for the periods presented.


April 12, 2007                                  /s/ Daniel J. Kelly
                                                --------------------------
                                                Daniel J. Kelly
                                                President and CEO
                                                (principal executive officer)


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by HealthSport, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 even if the document with which it is submitted to the Securities and Exchange Commission is so incorporated by reference.

EXHIBIT 32.2

    HEALTHSPORT, INC. FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006
                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ross E. Silvey, certify that

     1.  I am Acting Chief Financial Officer of HealthSport, Inc.
     2. Attached to this certification is Form 10-KSB for the fiscal year ended December 31, 2006, a periodic report (the "periodic report") filed by the issuer with the Securities Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), which contains consolidated financial statements.
     3. I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that
              o The periodic report containing the consolidated financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and
              o The information in the periodic report fairly presents, in all material respects, the consolidated financial condition and results of operations of the issuer for the periods presented.


April 12, 2007                                 /s/ Ross E. Silvey
                                               --------------------------
                                               Ross E. Silvey
                                               Acting CFO
                                               (principal financial officer)


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by HealthSport, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 even if the document with which it is submitted to the Securities and Exchange Commission is so incorporated by reference.

ITEM 23: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Creason & Associates, P.L.L.C. has been the only accounting firm engaged by the Company and there are no disagreements with the findings of said accountants.


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24: INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Eighth Article of the Company's Certificate of Incorporation and Article XI of the Company By-laws limit the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty.

The Certificate of Incorporation provides that each person who serves or who has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under
Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 25: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all costs and expenses of this offering. Selling security holders pay no offering expenses.

Item                                                                 Amount

SEC Registration fee *                                   $            1,503
Legal fees and expenses*                                             30,000
Accounting fees and expenses *                                        5,000
Miscellaneous *                                                       5,000
                                                         -------------------
Total *                                                  $           41,503
                                                         ===================

* Estimated figure

ITEM 26: RECENT SALES OF UNREGISTERED SECURITIES

The Company recently completed a $6,000,000 private placement of its common stock in May 2007 with the sale of 4,000,000 shares for $6,000,000 in cash.

All of the shares issued were sold pursuant to an exemption from registration under Section 4(2) promulgated under the Securities Act of 1933, as amended.


ITEM 27: EXHIBITS

Item No.   Description                                                  Page No.

3.1        Articles of Incorporation of HealthSport, Inc.                 159
3.2        Bylaws of HealthSport, Inc.                                    164
5.1        Legal Opinion of G. David Gordon & Associates.                 188
10.1       Acquisition of InnoZen, Inc. by merger with
              wholly-owned subsidiary                                      **
23.1       Consent of Creason & Associates, P.L.L.C.                      190
23.2       Consent of G. David Gordon & Associates (included in 5.1)

** Previously filed

ITEM 28: UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and
            (iii) Include any additional or changed material information of the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tulsa, State of Oklahoma, on May 31, 2007.

                                        HEALTHSPORT, INC.


                                        By: /s/ Daniel J Kelly
                                            -------------------------------
                                            Daniel J. Kelly, Principal Executive
                                            Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


May 31, 2007                            By: /s/ Daniel J Kelly
                                            ------------------------------------
                                            Daniel J. Kelly, Principal Executive
                                            Officer

May 31, 2007                            By: /s/ Michael D. Pruitt
                                            ------------------------------------
                                            Michael D. Pruitt, Director

May 31, 2007                            By: /s/ M.E. Durschlag
                                            ------------------------------------
                                            M.E. Durschlag, Director

May 31, 2007                            By: /s/ Jason Freeman
                                            ------------------------------------
                                            Jason Freeman, Director

May 31, 2007                            By: /s/ R. Steven Davidson
                                            ------------------------------------
                                            R. Steven Davidson, Director

May 31, 2007                            By: /s/ Matthew Burns
                                            ------------------------------------
                                            Matthew Burns, Director